UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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VERALTO CORPORATION
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Veralto™

Safeguarding the World's Most Vital Resources™

2024 Notice of Annual Meeting and Proxy Statement

Notice of 2024 Annual Meeting of Shareholders
Items of Business

1	To elect the three Class I directors named in the attached Proxy Statement to hold office until the 2027 annual meeting of shareholders and until their successors are elected and qualified.
2	To ratify the selection of Ernst & Young LLP as Veralto’s independent registered public accounting firm for the year ending December 31, 2024.
3	To approve on an advisory basis the Company’s named executive officer compensation.
4	To hold an advisory vote relating to the frequency of future shareholder advisory votes on the Company’s named executive officer compensation.
5	To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Who Can Vote
Shareholders of Veralto common stock at the close of business on March 25, 2024 can vote at Veralto’s 2024 Annual Meeting. YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Date of Mailing
We intend to mail the Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”), or the Proxy Statement and proxy card as applicable, to our shareholders on or about March 29, 2024.
By order of the Board of Directors,

JAMES A. TANAKA
Vice President, Securities & Governance and Secretary

May 21, 2024 9:00 a.m. Eastern Time Locations: Conference Center 225 Wyman Street Waltham, MA 02451 and Webcast in a virtual format at virtualshareholdermeeting.com/VLTO2024

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THE FOLLOWING WAYS:

VIA THE INTERNET Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form
BY TELEPHONE Call the telephone number on your proxy card or voting instruction form
BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope
DURING THE ANNUAL MEETING While we encourage you to vote before the meeting, shareholders may vote in person or online during the meeting by following the instructions on p. XX
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.
Attending the Meeting
The hybrid meeting will be held in person and online. Shareholders who wish to attend the meeting in person should review the instructions set forth in the attached Proxy Statement under “General Information About the Annual Meeting – Attending the Meeting.” To attend the virtual meeting, you will need to enter the 16-digit control number included on your proxy card, Notice of Internet Availability or voting instruction form.

2024 PROXY STATEMENT	i

IMPORTANT NOTICE
Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 21, 2024. This Proxy Statement and the accompanying Annual Report are available free of charge at: materials.proxyvote.com/92338C or investors.veralto.com/annual-report-and-proxy.

Proxy Statement Summary
To assist you in reviewing the proposals to be acted upon at our 2024 Annual Meeting, below is summary information regarding the meeting, each proposal to be voted upon at the meeting and Veralto Corporation’s business performance, corporate governance, sustainability program and executive compensation. The following description is only a summary and does not contain all of the information you should consider before voting. For more information about these topics, please review Veralto’s Annual Report on Form 10-K for the year ended December 31, 2023 and the complete Proxy Statement. In this Proxy Statement, the terms “Veralto” or the “Company” refer to Veralto Corporation, Veralto Corporation and its consolidated subsidiaries or the consolidated subsidiaries of Veralto Corporation, as the context requires. All financial data in this Proxy Statement refers to continuing operations unless otherwise indicated.
2024 Annual Meeting of Shareholders

TIME AND DATE	LOCATION	RECORD DATE
9:00 a.m. Eastern time Tuesday, May 21, 2024	Conference Center 225 Wyman Street, Waltham, MA 02451 and Webcast in a virtual format at virtualshareholdermeeting.com/VLTO2024	March 25, 2024
Voting Matters

Proposal	Description	Board Recommendation
PROPOSAL 1 – ELECTION OF CLASS I DIRECTORS (PAGE 8)	We are asking our shareholders to elect each of the three Class I directors identified below to serve until the 2027 Annual Meeting of shareholders.	FOR each nominee
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 35)	We are asking our shareholders to ratify our Audit Committee’s selection of Ernst & Young LLP (“E&Y”) to act as the independent registered public accounting firm for Veralto for 2024. Although our shareholders are not required to approve the selection of E&Y, our Board believes that it is advisable to give our shareholders an opportunity to ratify this selection.	FOR
PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (PAGE 82)	We are asking our shareholders to cast a non-binding, advisory vote on the compensation of the executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”). In evaluating this year’s “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2023.	FOR
PROPOSAL 4 – ADVISORY VOTE RELATING TO FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (PAGE 84)	We are asking our shareholders to cast a non-binding, advisory vote on the frequency of future shareholder advisory votes on the Company’s named executive officer compensation. The voting choices are every one, every two or every three years, or abstain.	FOR Every ONE Year
Please see the sections titled “General Information About the Meeting” and “Other Information” beginning on page 84 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominations for next year’s annual meeting of shareholders.

2024 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY
Company Overview and Separation
Veralto’s unifying purpose is Safeguarding the World’s Most Vital ResourcesTM. Our diverse group of leading operating companies provide essential technology solutions that monitor, enhance and protect key resources around the globe. We are committed to the advancement of public health and safety and believe we are positioned to support our customers as they address large global challenges including environmental resource sustainability, water scarcity, management of severe weather events, food and pharmaceutical security, and the impact of an aging workforce. For decades, we have used our scientific expertise and innovative technologies to address complex challenges our customers face across regulated industries – including municipal utilities, food and beverage, pharmaceutical and industrials – where the consequence of failure is high. Through our core offerings in water analytics, water treatment, marking and coding, and packaging and color, customers look to our solutions to help ensure the safety, quality, efficiency and reliability of their products, processes and people globally. Veralto is headquartered in Waltham, Massachusetts with a workforce of approximately 16,000 associates strategically located in more than 45 countries.
On August 24, 2023, the board of directors of Danaher Corporation (“Danaher”) approved the separation of Danaher’s Environmental & Applied Solutions segment through the pro rata distribution of all of the issued and outstanding common stock of Veralto to Danaher's shareholders (the “Separation”). Veralto completed its separation from Danaher on September 30, 2023, the first day of our fiscal fourth quarter, in the form of a pro rata distribution to Danaher shareholders of record on September 13, 2023 of all of the issued and outstanding shares of Veralto common stock held by Danaher. Each Danaher shareholder of record received one share of Veralto common stock for every three shares of Danaher common stock held. Because September 30, 2023 was a Saturday, and not a business day, the shares were credited to “street name” shareholders through the Depository Trust Company on the first trading day thereafter, October 2, 2023. Veralto common stock began “regular way” trading on the New York Stock Exchange under the ticker symbol “VLTO” on October 2, 2023. We are now a fully independent public company.
Corporate Governance Highlights
Our Board of Directors recognizes that Veralto’s success over the long term requires a robust framework of corporate governance that serves the best interests of all our shareholders and promotes robust risk oversight.
Below are highlights of our corporate governance framework:

Our Chair and CEO positions are separate, with an independent Chair.
Independent directors meet regularly without management.
Recommendation to our shareholders pursuant to Proposal 4 to hold a say-on-pay advisory vote every year.
We have robust stock ownership requirements for our directors and executive officers.
Director orientation and continuing education programs for directors.
We have no shareholder rights plan.
Our corporate governance guidelines limit the number of boards of other public companies on which our directors may serve to four.
We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.
All members of the Audit Committee are audit committee financial experts.
All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable SEC rules.

2	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Shareholder Engagement
We actively seek and highly value feedback from our shareholders. During 2023, our Investor Relations outreach efforts focused on engaging investors and shareholders in connection with our Separation from Danaher on topics including our business strategy and financial performance, governance and sustainability initiatives. Attendees included members of our senior management and, in some cases, members of our Board. We shared feedback received during these meetings with our Board, informing their decision-making.
Board of Directors
Below is an overview of each of the Class I director nominees you are being asked to elect at the Annual Meeting and of each of our continuing directors.

					Committee Memberships
Name and Principal Occupation	Independent	Age	Director Class	Director Since	A	C	N
Jennifer L. Honeycutt President and Chief Executive Officer Veralto Corporation		54	III	2023
Linda H. Filler Chair of the Board Former President of Retail Products, Chief Marketing Officer, and Chief Merchandising Officer, Walgreen Co.		64	III	2023
Françoise Colpron Retired Group President, North America Valeo SA		53	I	2023
Daniel L. Comas Retired Executive Vice President Danaher Corporation		60	II	2023
Shyam P. Kambeyanda President and Chief Executive Officer and Director ESAB Corporation		53	I	2023
William H. King Senior Vice President—Strategic Development Danaher Corporation		56	I	2023
Walter G. Lohr, Jr. Retired partner Hogan Lovells		80	II	2023			C
Heath A. Mitts Executive Vice President and Chief Financial Officer TE Connectivity		53	III	2023
John T. Schwieters Former Principal Perseus TDC		84	II	2023	C
Cindy L. Wallis-Lage Retired Executive Director, Sustainability and Resilience Black & Veatch Holding Company		61	II	2023
Thomas L. Williams Retired Executive Chairman Parker Hannifin Corporation		65	III	2023		C

C	Chair	Member

A = Audit Committee C = Compensation Committee N = Nominating and Governance Committee

2024 PROXY STATEMENT	3

PROXY STATEMENT SUMMARY
Director Diversity
Skills and Experience

Global/International	10	Product Innovation	5	Accounting	5
● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●

Water Quality (Segment)	5	Digital	2	Finance	6
● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●

Sustainability	5	Corporate Strategy, Capital Allocation, M&A	11	Branding/Marketing	4
● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●

Product Quality & Innovation (Segment)	5	Public Company CEO and/or President	5	Government or Regulatory	3
● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ●
2023 Meeting Attendance

98% Overall attendance at Board and Committee Meetings	80% 11 Directors attended at least 80% of Board and Committee Meetings (and 10 Directors attended 100%)	2 There were 2 Board Meetings in 2023

4	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Sustainability at Veralto

Products
Our products monitor, enhance and protect vital resources.
•Helping to ensure safe water for more than 3.4 billion people every day in 2022 – approximately 40% of the global population.
•Helping to ensure transparency, safety, authenticity, tracking and traceability of an estimated more than 10 billion codes printed around the world daily in 2022.

Planet
We mitigate our impact on the planet by continually improving how we work.
•72% of waste diverted from landfill or incineration in 2022, +10% vs. 2021
•5.4% reduction in total water use in 2022 vs. 2021
•We have reduced our Scope 1+2 GHG emissions 0.6% in 2022 from 2021 and are working towards further reductions as we determine our future climate targets as a newly-formed independent company.

People
Our people create innovative solutions, breakthrough thinking, and a strong company community.
•32% of 2022 global workforce was women
•27% of 2022 US workforce was people of color (POC)
•65% of 2022 US new hires were diverse (women and/or POC)
•100% pay equity maintained in the US (gender/race) and achieved globally for women

Veralto Enterprise System and Corporate Governance
The Veralto Enterprise System (VES) and strong corporate governance help us to accomplish our goals according to our values.
•VES is a business management system that applies our culture of continuous improvement, along with transparency and accountability, to create enduring impact. These principles underpin who we are and how we act as an organization.
•To learn more about Veralto’s sustainability journey and access important sustainability-related policies, visit us at Veralto.com/Sustainability.

2024 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Overview of Executive Compensation Program
As discussed in detail under “Compensation Discussion and Analysis,” with the goal of building long-term value for our shareholders, we have developed an executive compensation program designed to:
•attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Veralto’s size, diversity and global footprint;
•motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long term and through a range of economic cycles; and
•link compensation to the achievement of corporate goals that we believe best correlate with the creation of long-term shareholder value.
To achieve these objectives, in particular, beginning in 2024, our first full fiscal year as an independent public company, our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term, performance-based equity awards tied closely to shareholder returns and subject to significant vesting periods. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals and build long-term careers with Veralto.
Compensation Governance
Our Compensation Committee also recognizes that the success of our executive compensation program over the long term requires a robust framework of compensation governance. As a result, the Compensation Committee has established a process to regularly review external executive compensation practices and trends. The Compensation Committee has incorporated Danaher’s best practices into the Veralto executive compensation program:

WHAT WE DO	WHAT WE DON’T DO
Four-year vesting requirement for stock options and RSUs; three-year performance period for PSUs in 2024	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No “single trigger” change of control benefits
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies in 2024	No U.S. defined benefit pension programs
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing	No hedging of Veralto securities permitted
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No long-term incentive compensation is denominated or paid in cash
Stock ownership requirements for all executive officers	No above-market returns on deferred compensation plans
Limited perquisites	No overlapping performance metrics between short-term and long-term incentive compensation program
Independent compensation consultant that performs no other services for the Company

6	2024 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Named Executive Officers’ 2023 Compensation
The Company believes in pay for performance and aligning pay with shareholder interests and the Company’s business objectives. Prior to separation, Ms. Honeycutt served as an executive officer of Danaher and, as such, her pre-Separation compensation was determined and approved by Danaher’ compensation committee (the “Danaher Compensation Committee”). Each of the other Veralto named executive officers (“NEOs”) was employed or hired by Danaher before Separation, but none were executive officers of Danaher. The pre-Separation target compensation for our NEOs hired or re-hired during 2023, including any sign-on bonuses or equity grants negotiated to offset any foregone compensation or other incentive compensation at their respective prior employers, was determined by the Danaher Compensation Committee. The pre-Separation target compensation of each of the remaining NEOs other than Ms. Honeycutt was generally determined by the officer’s manager with input from Danaher’s chief executive officer in certain cases, except that their equity awards were ultimately subject to approval by the Danaher Compensation Committee.
In anticipation of the Separation, the portion of target compensation that would customarily be provided as long-term incentives subject to performance goals, was awarded in the form of RSUs. Beginning in 2024, the majority of executive compensation will be tied to performance in the form of annual incentives and performance stock units. As displayed in the charts below, in 2023, 87.3% of the target compensation for Ms. Honeycutt was in the form of performance-based and/or equity based compensation, with the remaining 12.7% set as fixed pay or other compensation. For our other NEOs, 79.2% of their target compensation was performance-based and/or equity based compensation with the remaining 20.8% set as fixed pay or other compensation.
We encourage you to read our Compensation Discussion and Analysis (“CD&A”), which begins on page 38 and describes our pay for performance philosophy and each element of compensation. Our Board of Directors recommends approval, on an advisory basis, of the compensation of our NEOs, as further described in the CD&A and “Proposal 3 – Advisory Vote on Executive Compensation” beginning on page 82.
The graphics below illustrate, for Ms. Honeycutt and separately for the other NEOs in aggregate, the percentage of 2023 compensation that each element of compensation accounted for (based on the amounts reported in the 2023 Summary Compensation Table):
Amounts may not total 100% due to rounding

2024 PROXY STATEMENT	7

PROPOSAL 1
Election of Directors
All of our current directors were originally identified, nominated and elected by Danaher, as Veralto’s then sole shareholder, prior to the Separation. Our board consists of 11 members.
Pursuant to Veralto’s amended and restated certificate of incorporation adopted prior to the Separation and prior to the appointment of any of the current directors other than Ms. Honeycutt, the Board is constituted into three classes as follows:
Class I: Françoise Colpron, Shyam P. Kambeyanda and William H. King, whose terms expire at the Annual Meeting
Class II: Daniel L. Comas, Walter G. Lohr, Jr., John T. Schwieters and Cindy L. Wallis-Lage, whose terms expire at the 2025 Annual Meeting of Shareholders; and
Class III: Jennifer L. Honeycutt, Linda H. Filler, Heath A. Mitts and Thomas L. Williams, whose terms expire at the 2026 Annual Meeting of Shareholders.
At the Annual Meeting, shareholders will be asked to elect each of the current Class I director nominees identified below (who have been recommended by the Nominating and Governance Committee and nominated by the Board and currently serve as Class I directors of Veralto) to serve until the 2027 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.
We have set forth below information as of March 15, 2024 relating to each nominee for election as director and each director continuing in office, including: his or her principal occupation and any board memberships at other public companies during the past five years; the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Veralto; the year in which he or she became a director; and age. Please see “Corporate Governance – Board Selection” for a further discussion of the Board’s process for nominating Board candidates. In the unlikely event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected.
Class I Director Nominees

FRANÇOISE COLPRON		Age 53	INDEPENDENT
Class I Director since 2023 Committees: • Compensation • Nominating and Governance Other Public Directorships: • Celestica Inc. • Sealed Air Corporation
Ms. Colpron served as Group President, North America of Valeo SA, a global automotive supplier enabling smart mobility, from March 2008 to July 2022, and was responsible for Valeo’s activities in the United States, Mexico and Canada. She joined Valeo in 1998 in the legal department and held several positions, first as Legal Director for the Climate Control branch in Paris, and then as General Counsel for North and South America, from 2005 to 2015. Before joining Valeo, Ms. Colpron began her career as a lawyer at Ogilvy Renault in Montreal, Canada (now part of the Norton Rose Group). Ms. Colpron’s global business experience includes prior work assignments in Europe, Asia and North America. Since October 2022, Ms. Colpron has served as a director of Celestica Inc., a global leader in high reliability design, manufacturing and supply chain solutions, where she currently serves as the chair of its governance committee. Since May 2019, Ms. Colpron has served as a director of Sealed Air Corporation, a global packaging solutions company, where she has served on various committees including as chair of its compensation committee since May 2021. Ms. Colpron previously served as a director of Alstom, a rail transportation manufacturing company, from July 2017 to September 2019, as well as on the boards of directors of other industry associations. Ms. Colpron has received recognition by various automotive industry and business organizations, and was inducted into the French Légion d’Honneur in 2015.
A corporate director and strategic leader with over 30 years of global business and legal experience, Ms. Colpron provides international expertise coupled with extensive board experience.

SKILLS AND QUALIFICATIONS:
	•Product Quality & Innovation (Segment) •Corporate Strategy/Capital Allocation/M&A •Government, Legal or Regulatory	•Finance •Global/International •Sustainability	•Public company CEO and/or President

8	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

SHYAM P. KAMBEYANDA		Age 53	INDEPENDENT
Class I Director since 2023 Committees: • Audit Other Public Directorships: • ESAB Corporation
Mr. Kambeyanda has served as President and Chief Executive Officer and a director of ESAB Corporation, an American-Swedish diversified industrial company and manufacturer of equipment and consumables and automation solutions for use in cutting, welding and gas control applications, since April 2022. From May 2016 to April 2022, he served in a series of progressively responsible executive roles at Colfax Corporation, from which ESAB was spun-off. Mr. Kambeyanda oversaw the growth of ESAB’s fabrication technology business, expanding ESAB’s global operations, improving financial performance and driving ESAB Business Excellence (EBX) throughout the business. Prior to joining Colfax and ESAB, Mr. Kambeyanda served in executive roles at Eaton Corporation from 1995 to 2016, with a strong supply chain, strategy and operations focus.
Mr. Kambeyanda maintains a keen international perspective on driving growth and business development in emerging markets. He brings extensive senior executive and leadership experience, in particular for global businesses, which we believe is of key importance for Veralto.

SKILLS AND QUALIFICATIONS:
	•Global/International •Product Innovation •Corporate Strategy, Capital Allocation, M&A	•Public Company CEO and/or President •Accounting •Branding/Marketing

WILLIAM H. KING		Age 56
Class I Director since 2023 Committees: • None Other Public Directorships: • None
Mr. King has served as Senior Vice President - Strategic Development of Danaher since 2014, after serving as Vice President – Strategic Development from 2005 to 2014. From the time he joined Danaher in 1998 until his appointment as Vice President - Strategic Development, Mr. King served in various general management and functional roles with responsibilities over sales, marketing and business development.
Mr. King’s long-standing experience leading Danaher’s strategy function gives him keen insights into Veralto’s strategy, served industries and opportunities for future growth. His role in Danaher’s mergers and acquisition program is a domain expertise that is particularly valuable to Veralto given the importance of its acquisition program. In addition, through his extensive leadership experience at Danaher, he has direct understanding of the principles of VES and its culture of continuous improvement.

SKILLS AND QUALIFICATIONS:
	•Product Quality & Innovation (Segment) •Water Quality (Segment) •Product Innovation	•Corporate Strategy, Capital Allocation, M&A •Global/International •Public Company CEO and/or President

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOREGOING CLASS I DIRECTOR NOMINEES.

2024 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS
Continuing Directors

JENNIFER L. HONEYCUTT		Age 54	CHIEF EXECUTIVE OFFICER
Class III Director since 2023 Committees: • None Other Public Directorships: • None
Ms. Honeycutt serves as Veralto’s President and Chief Executive Officer and a member of the Board, and served as Executive Vice President with responsibility for Danaher’s Environmental & Applied Solutions segment from July 2022 through September 2023. Prior to that, Ms. Honeycutt served in leadership positions in a variety of different functions and businesses since joining Danaher in 1999, including most recently as Executive Vice President for Danaher’s Life Sciences Tools Platform and Global High Growth Markets from January 2021 through September 2022, Vice President & Group Executive within Danaher’s Life Sciences Platform from May 2019 through January 2021, and as President of Pall Corporation from January 2017 through January 2021.

SKILLS AND QUALIFICATIONS:
	•Global/International •Corporate Strategy, Capital Allocation, M&A •Public Company CEO and/or President	•Water Quality (Segment) •Product Quality & Innovation (Segment)	•Product Innovation •Branding/Marketing

LINDA H. FILLER		Age 64	INDEPENDENT
Board Chair and Class III Director since 2023 Committees: • Compensation Other Public Directorships: • Danaher Corporation • The Carlyle Group
Ms. Filler retired as President of Retail Products, Chief Marketing Officer and Chief Merchandising Officer at Walgreen Co., a retail pharmacy company, in April 2017. Prior to Ms. Filler’s role at Walgreen, she served in executive roles for leading consumer products and retail organizations, including President, North America for Claire’s, Executive Vice President-Merchandising at Walmart, Inc., Executive Vice President-Global Strategy at Kraft Foods, and CEO of the largest branded apparel unit of Hanesbrands/Sara Lee. Her responsibilities have straddled U.S. and international general management roles, corporate strategy, product innovation, marketing and merchandising responsibilities, manufacturing and logistics operations, retail logistics and operations, and corporate social responsibility.
Understanding and responding to the needs of our customers is fundamental to Veralto’s business strategy, and Ms. Filler’s expertise with customers, brand management and portfolio strategy benefited Danaher and is a valuable resource to Veralto’s Board. Her prior leadership experiences with large global public companies, and in particular her focus on global portfolio strategy, capital allocation and strategic brand development, is a key asset to Veralto.
Ms. Filler serves as Lead Independent Director for Danaher and also serves on The Carlyle Group Inc. board of directors. Ms. Filler also serves or has served on private and philanthropic boards.

SKILLS AND QUALIFICATIONS:
	•Global/International •Corporate Strategy, Capital Allocation, M&A •Public Company CEO and/or President	•Product Quality & Innovation (Segment) •Branding/Marketing	•Product Innovation •Sustainability

DANIEL L. COMAS		Age 60
Class II Director since 2023 Committees: • None Other Public Directorships: • Fortive Corporation
Mr. Comas served as Executive Vice President of Danaher from April 2005 through December 2020, including as Chief Financial Officer from April 2005 through December 2018, and currently serves as an advisor to Danaher. From the time he joined Danaher in 1991 until his appointment as Executive Vice President, Mr. Comas served in various roles with responsibilities over corporate development, treasury, finance and risk management. Mr. Comas also serves on the board of directors of Fortive Corporation.
Mr. Comas has deep expertise in finance, strategy, corporate development, capital allocation, accounting, human capital management, and risk management. His role in Danaher’s mergers and acquisition program is a domain expertise that is particularly valuable to Veralto given the importance of its acquisition program. In addition, through his extensive leadership experience at Danaher, he has direct understanding of the principles of VES and its culture of continuous improvement.

SKILLS AND QUALIFICATIONS:
	•Water Quality (Segment) •Product Quality & Innovation (Segment) •Corporate Strategy, Capital Allocation, M&A	•Accounting •Finance •Global/International	•Branding/Marketing

10	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

WALTER G. LOHR, JR.		Age 80	INDEPENDENT
Class II Director since 2023 Committees: • Nominating and Governance (Chair) Other Public Directorships: • Danaher Corporation
Mr. Lohr was a partner of Hogan Lovells, a global law firm, until retiring in 2012, and has also served on the boards of private and non-profit organizations. Prior to his tenure at Hogan Lovells, Mr. Lohr served as assistant attorney general for the State of Maryland. Mr. Lohr also serves on the board of directors of Danaher and has advised Danaher that he will not stand for re-election at its 2024 annual shareholders meeting.
Mr. Lohr has extensive experience advising companies in a broad range of transactional matters, including mergers and acquisitions, contests for corporate control and securities offerings. His extensive knowledge of the legal strategies, issues and dynamics that pertain to mergers and acquisitions and capital raising is a critical resource for Veralto given the importance of its acquisition program.

SKILLS AND QUALIFICATIONS:
	•Corporate Strategy, Capital Allocation, M&A	•Government, Legal or Regulatory	•Accounting

HEATH A. MITTS		Age 53	INDEPENDENT
Class III Director since 2023 Committees: • Audit Other Public Directorships: • TE Connectivity
Mr. Mitts has served since September 2016 as Executive Vice President, Chief Financial Officer of TE Connectivity, a technology company that designs and manufactures connectors and sensors for several industries, where he is responsible for developing and implementing financial strategy. Mr. Mitts has also served as a director of TE Connectivity since March 2021. Prior to that, Mr. Mitts served as Senior Vice President and Chief Financial Officer and in other executive financial roles for IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products, from 2005 to September 2016, and as Chief Financial Officer PerkinElmer, Asia, based in Singapore, from 2001 to 2005. Prior to his service with PerkinElmer, Mr. Mitts held various senior financial leadership positions during his tenure at Honeywell International from 1996 to 2001. Mr. Mitts also served as a director of Columbus McKinnon Corporation, a material handling and motion control manufacturer, from May 2015 to January 2024, where he served on the audit and compensation committees.
Mr. Mitts’ extensive senior financial leadership experience at decentralized, business-system driven publicly traded companies, including expertise leading acquisitions and water sector knowledge, as well as his public board expertise, make him a valuable addition to the Veralto Board.

SKILLS AND QUALIFICATIONS:
	•Global/International •Corporate Strategy, Capital Allocation, M&A	•Finance •Water Quality (Segment)	•Accounting

JOHN T. SCHWIETERS		Age 84	INDEPENDENT
Class II Director since 2023 Committees: • Audit (Chair) Other Public Directorships: • Danaher Corporation
Mr. Schwieters served as Principal of Perseus TDC, a real estate investment and development firm, from 2013 until May 2023. He also served as a Senior Executive of Perseus, LLC, a merchant bank and private equity fund management company, from 2012 to 2016, and as Senior Advisor from 2009 to 2012. Mr. Schwieters also serves on the board of directors of Danaher.
In addition to his roles with Perseus, Mr. Schwieters led the Mid-Atlantic region of one of the world’s largest accounting firms after previously leading that firm’s tax practice in the Mid-Atlantic region, and has served on the boards and chaired the audit committees of several NYSE-listed public companies. He brings to Veralto extensive knowledge and experience in the areas of public accounting, tax accounting and finance, which are areas of critical importance to Veralto as a large, global and complex public company.

SKILLS AND QUALIFICATIONS:
	•Global/International •Corporate Strategy, Capital Allocation, M&A	•Finance •Sustainability	•Accounting

2024 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

CINDY L. WALLIS-LAGE		Age 61	INDEPENDENT
Class II Director since 2023 Committees: • Nominating and Governance Other Public Directorships: • Comfort Systems USA
Ms. Wallis-Lage served as Executive Director, Sustainability and Resilience of Black & Veatch Holding Company, a private engineering, consulting and construction company with a more than 100-year track history of innovation in sustainable infrastructure, from January 2022 to September 2022. In this role, Ms. Wallis-Lage focused on driving a sustainability brand and establishing and integrating environmental, social and governance policies and practices. Prior to that, she served as President, Global Water Business of Black & Veatch from January 2012 to December 2021. Ms. Wallis-Lage also served as a board director for Black & Veatch from March 2012 to September 2022. A 35-year veteran of Black & Veatch, Ms. Wallis-Lage was an active champion of water's true value and its impact on sustainable communities. In addition, Ms. Wallis-Lage has served on the Comfort Systems USA board of directors since May 2021, where she currently serves on the nominating, governance and sustainability committee.
Ms. Wallis-Lage is well-known in the industry for her expertise in the treatment and reuse of water and wastewater resources. Her extensive senior executive experience leading strategies, development and operations of a global water-related business, including the development of sustainability practices and digital platforms, is a key asset to Veralto in light of its portfolio and strategic priorities. Ms. Wallis-Lage also provides valuable insight from her public board experience.

SKILLS AND QUALIFICATIONS:
	•Global/International •Water Quality (Segment) •Corporate Strategy, Capital Allocation, M&A	•Finance •Branding/Marketing	•Digital •Sustainability

THOMAS L. WILLIAMS		Age 65	INDEPENDENT
Class III Director since 2023 Committees: • Compensation (Chair) Other Public Directorships: • Goodyear Tire & Rubber Company • Sherwin-Williams
Mr. Williams served as Executive Chairman of Parker Hannifin Corporation, which manufactures and sells motion and control technologies and systems for mobile, industrial and aerospace markets, from since January 2023 until December 2023. From the time he joined Parker Hannifin in 2003, Mr. Williams served as Chief Executive Officer and director of Parker Hannifin from February 2015 to December 2022, as Chairman of the board of directors of Parker Hannifin from January 2016 to December 2022. Previously, he was Executive Vice President and Operating Officer of Parker Hannifin with responsibility for Parker’s Aerospace, Engineered Materials, Filtration, Instrumentation and Asia Pacific groups and its Strategic Pricing department from 2003 to January 2015. Prior to joining Parker Hannifin, Mr. Williams held a number of key management positions at General Electric Company, a diversified manufacturing company. Mr. Williams has served as a director at the Goodyear Tire & Rubber Company since February 2019 and chairs its governance committee, and a director of Sherwin- Williams, a paint and coatings company, since July 2023 and serves on its compensation committee. Previously, he served as a director at Chart Industries, Inc., a global manufacturer of highly-engineered equipment serving the clean energy and industrial gas markets, from 2008 to 2019.
Mr. Williams’ significant chief executive officer experience and operational leadership at public companies, including his deep knowledge of executive compensation and governance expertise from his service on the boards of multiple public companies, are a valuable resource to the Veralto Board.

SKILLS AND QUALIFICATIONS:
	•Global/International •Public Company CEO and/or President •Corporate Strategy, Capital Allocation, M&A	•Product Quality & Innovation •Sustainability •Branding/Marketing	•Digital •Product Innovation

12	2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Board Selection
Director Selection
The Board and our Nominating and Governance Committee believe that it is important that our directors demonstrate the standards and qualifications set out in our Corporate Governance Guidelines, including:
•personal and professional integrity and character;
•prominence and reputation in his or her profession;
•skills, knowledge and expertise (including business or other relevant experience) that in aggregate are useful and appropriate to the effective oversight of Veralto’s business,
•the extent to which the interplay of his or her skills, knowledge expertise and background with that of the other Board members will help build a Board that is effective in collectively meeting Veralto’s strategic needs and serving the long-term interests of Veralto’s shareholders;
•the capacity and desire to represent the interests of the shareholders as a whole; and
•availability to devote sufficient time to the affairs of Veralto.
The Nominating and Governance Committee is responsible for identifying and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party search firm engaged by the Committee. The Nominating and Governance Committee considers a wide range of factors when assessing potential director nominees. This includes consideration of the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for committee-specific expertise, the evaluations of other prospective nominees and the qualifications of each potential nominee relative to the attributes, skills and experience described above.
When Veralto recruits a director candidate, either a search firm engaged by the Nominating and Governance Committee or a member of the Board contacts the prospect to assess interest and availability. The candidate will then meet with members of the Board and at the same time, the Nominating and Governance Committee with the support of the search firm will conduct such further inquiries as the Committee deems appropriate. A background check is completed before a final recommendation is made to appoint a candidate to the Board.
A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “Other Information – Communications with the Board of Directors” with supporting materials the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation will be based primarily on the Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, the likelihood that the prospective nominee can satisfy the evaluation factors described above and any other factors as the Committee may deem appropriate. The Nominating and Governance Committee will take into account information provided to the Committee with the recommendation of the prospective candidate and any additional inquiries the Committee may in its discretion conduct or have conducted with respect to such prospective nominee.
Director Skills, Expertise, and Diversity
Diversity is an important consideration in the Board’s decision-making with respect to Board composition. The Board does not have a formal or informal policy with respect to diversity but believes that the Board, taken as a whole, should embody a diverse set of skills, knowledge, experiences and backgrounds appropriate in light of Veralto’s needs, and in this regard also subjectively takes into consideration the diversity (including with respect to race, ethnicity, gender and national origin) of the Board when considering director nominees. Furthermore, the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

2024 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS
As of the date of this Proxy Statement, 45% of our Board members are diverse from a gender and/or race/ethnicity perspective and our Board includes a broad range of ages and national origins.
The chart that follows illustrates the diverse set of skills, expertise and backgrounds represented on our Board.

SKILLS AND EXPERTISE	Colpron	Comas	Filler	Honeycutt	Kambeyanda	King	Lohr	Mitts	Schwieters	Wallis-Lage	Williams
Global/International
Water Quality (segment)
Product Quality & Innovation (segment)
Digital
Product Innovation
Sustainability
Corporate Strategy, Capital Allocation, M&A
Public company CEO and/or President
Accounting
Finance
Branding/Marketing
Government, legal or regulatory
DEMOGRAPHICS
Age	53	60	64	54	53	56	80	53	84	61	65
Gender	F	M	F	F	M	M	M	M	M	F	M
Race/Ethnicity*	C	C	C	C	A	C	C	C	C	C	C
Born outside U.S.
"A" refers to Indian/South Asian. "C" refers to Caucasian (other than Middle Eastern or North African descent). “H” refers to Hispanic/Latin American.
Board Orientation
Our new director orientation program includes extensive meetings with Veralto management and familiarizes new directors with Veralto’s businesses, strategies, policies and the Veralto Enterprise System; assists them in developing company and industry knowledge to optimize their Board service; and educates them with respect to their fiduciary duties and legal responsibilities and Veralto’s sustainability framework.

14	2024 PROXY STATEMENT

Corporate Governance
Corporate Governance Overview

Our Board of Directors recognizes that Veralto’s success over the long term requires a robust framework of corporate governance that serves the best interests of all our shareholders and promotes robust risk oversight. Below are highlights of our corporate governance framework, and additional details follow in the sections below.
Our Chair and CEO positions are separate, with an independent Chair.
Independent directors meet regularly without management.
Recommendation to our shareholders pursuant to Proposal 4 to hold a say-on-pay advisory vote every year.
We have robust stock ownership requirements for our directors and executive officers.
Director orientation and continuing education programs for directors.
We have no shareholder rights plan.
Our corporate governance guidelines limit the number of boards of other public companies on which our directors may serve to four.
We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.
All members of the Audit Committee are audit committee financial experts.
All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable SEC rules.
Board Leadership Structure and Oversight
Board Leadership Structure
The Board has separated the positions of Chair and CEO because it believes that the separation of the positions best enables the Board to ensure that Veralto’s business, risks, opportunities and affairs are managed effectively and in the best interests of shareholders.
The entire Board selects the Chair, and our Board has selected Linda H. Filler, an independent director, as its Chair, in light of Ms. Filler’s independence and her extensive experience with corporate governance, board management, shareholder engagement, risk management and corporate strategy. Ms. Filler’s prior leadership experiences with large global public companies, and in particular her focus on global portfolio strategy, capital allocation and strategic brand development, are a key asset to Veralto.
Moreover, Ms. Filler uses her management and director experience and prior Danaher board tenure and leadership to help ensure that the non-management directors have a keen understanding of Veralto’s business as well as the strategic and other risks and opportunities that the Company may face. This enables the Board to more effectively provide insight and direction to, and exercise oversight of, Veralto’s President and Chief Executive Officer (“CEO”) and the rest of the management team responsible for the Company’s day-to-day business (including with respect to risk management).
As the independent Chair, Ms. Filler leads the activities of the Board, including:
•calling and presiding at all meetings of the Board;
•together with the CEO and the Corporate Secretary, setting the agenda for the Board;

2024 PROXY STATEMENT	15

CORPORATE GOVERNANCE
•calling and presiding at the executive sessions of non-management directors and of the independent directors;
•advising the CEO on strategic aspects of Veralto’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;
•acting as a liaison as necessary between the non-management directors and the management of the Company; and
•acting as a liaison as necessary between the Board and the committees of the Board.
In the event that the Chair is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:
•preside at all meetings of the Board at which the Chairman is not present, including the executive sessions;
•call meetings of the independent directors;
•act as a liaison as necessary between the independent directors and the CEO; and
•advise with respect to the Board’s agenda.
The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chair. In addition, the independent directors meet as a group in executive session at least once a year.
Board Oversight
Strategy
One of the Board’s primary responsibilities is overseeing management’s development and execution of the Company’s strategy.
At least quarterly, the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board. The Board annually conducts an in-depth review of the Company’s overall strategy. At these reviews, the Board engages with our executive leadership team and other business leaders regarding business objectives and the application of VES, the competitive landscape, economic trends and other developments. On an annual basis the Board also reviews the Company’s human capital, risk assessment/risk management, compliance and sustainability programs as well as the Company’s operating budget, and at meetings occurring throughout the year the Board reviews acquisitions, strategic investments and other capital allocation topics as well as the Company’s operating and financial performance, among other matters. The Board also looks to the expertise of its committees to inform strategic oversight in their areas of focus.
OVERSIGHT OF STRATEGIC ACQUISITIONS
The Board oversees Veralto’s strategic acquisition and integration process. Veralto views acquisitions as an important element of our strategy to deliver long-term shareholder value. Our Board includes 11 members with extensive business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy, culture and financial goals. Management is charged with identifying potential acquisition targets, executing transactions and managing integration, and our Board’s oversight extends to each of these elements. Management and the Board regularly discuss potential acquisitions and their role in the Company’s overall business strategy. These discussions address acquisitions in process and potential future acquisitions, and cover a broad range of matters which may include valuation, due diligence, risk and anticipated synergies with Veralto’s businesses and strategy. With respect to more significant acquisitions, the Board anticipates to discuss and evaluate a proposed opportunity over multiple meetings. The Board’s acquisition oversight also extends across transactions and over time; at least annually the Board will review and provide feedback regarding the operational and financial performance of our acquisitions.

16	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
OVERSIGHT OF HUMAN CAPITAL MANAGEMENT AND CEO SUCCESSION PLANNING
The Board and Compensation Committee engage with our senior leadership team and human resources executives on a regular basis across a range of human capital management topics. As discussed above, Veralto is committed to attracting, developing, engaging and retaining the best people from around the world to sustain and grow our science and technology leadership. Working with management, the Board and Compensation Committee oversee matters including culture, succession planning and development, compensation, benefits, talent recruiting and retention, associate engagement and diversity, equity and inclusion. The Board reviews the Company’s human capital strategy annually and at other times during the year in connection with significant initiatives and acquisitions, supported by the Compensation Committee’s oversight of our executive and equity compensation programs.
With the support of our Nominating and Governance Committee, our Board also maintains and will annually review both a long-term succession plan and emergency succession plan for the CEO position. The foundation of the long-term CEO succession planning process is a CEO development model consisting of three dimensions: critical experiences, leadership capabilities and personal characteristics/traits. The Board uses the development model as a guide in preparing candidates, and also in evaluating candidates for the CEO and other executive positions at the Board’s annual talent review and succession planning session. At the annual session, the Board will evaluate and compare candidates using the development model, and review each candidate’s development actions, progress and performance over time. The candidate evaluations are supplemented with periodic 360-degree performance appraisals, and the Board also regularly interacts with candidates through Board meeting presentations and at the Company’s annual leadership conferences.
Risk
The Board’s role in risk oversight at the Company is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company. Each of the Audit, Compensation and Nominating and Governance Committees reports to the full Board on a regular basis, including as appropriate with respect to each committee’s risk oversight activities. Since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.
The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to its committees, with oversight responsibility delegated to its committees where it believes each committee’s focused domain expertise will support efficient and effective oversight, and each committee typically has responsibility with respect to risks that are associated with the purpose of, and responsibilities delegated to, that committee. The timeframe over which the Board and its committees evaluate risk typically varies depending on the nature of the risk. From time to time, the Board and/or its committees may consider inputs from outside advisors with respect to certain risks and risk trends. With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above, our Board believes that Ms. Filler’s management and director experience and prior tenure at Danaher help the Board to more effectively exercise its risk oversight function.
In determining to separate the position of the CEO and the Chair, and in determining the appointment of the Chair of the Board and the chairs of the committees, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable the Company to efficiently and effectively assess and oversee its risks.

2024 PROXY STATEMENT	17

CORPORATE GOVERNANCE
The graphic below summarizes the primary areas of risk overseen by the Board and by each of its committees.

Board
Risks associated with Veralto's strategic plan, acquisition and capital allocation program, capital structure, liquidity, organizational structure and other significant risks, and overall risk assessment and risk management policies.

Audit Committee Major financial risk exposures, significant legal, compliance, reputational, cybersecurity, privacy risks and climate change and overall risk assessment and risk management policies.	Compensation Committee Risks associated with compensation policies and practices, including incentive compensation.
Nominating and Governance Committee
Risks related to corporate governance, effectiveness of Board and committee oversight and review of director candidates, conflicts of interest, director independence and sustainability (including climate).

Management Responsibility for assessing and managing Veralto's risk exposure.
OVERSIGHT OF ENTERPRISE RISK
The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies. In addition, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board will review with senior leaders of the Company, the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board will review our insurance policies, including our D&O insurance policy, general liability policy, and our cyber liability insurance policy.
OVERSIGHT OF PORTFOLIO AND OPERATING SEGMENT RISK
At each Board meeting, the Board oversees the Company’s performance and execution against the strategic goals for the Company’s operating segments, overall portfolio, and innovation, including overseeing the corresponding management of risks and opportunities.
OVERSIGHT OF CYBERSECURITY RISK
The Board oversees the Company’s risk management process, including cybersecurity risks, directly and through its committees. The Audit Committee provides compliance oversight to the Company’s risk assessment and risk management policies, which includes cybersecurity, and the steps management has taken to monitor and mitigate such exposures and risks.
The Company takes a risk-based approach to cybersecurity and has implemented cybersecurity policies throughout its operations that are designed to address cybersecurity threats and incidents.
The Company’s cybersecurity program and policies articulate the expectations and requirements with respect to acceptable use, risk management, data privacy, education and awareness, security incident management and reporting, identity and access management, vendor due diligence, security (with respect to physical assets, products, networks, and systems), security monitoring and vulnerability identification. The cybersecurity program and policies are operated by a dedicated cybersecurity operations team. The program and policies are aligned with the Company’s enterprise risk management program.

18	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
The Company’s cyber risk management program identifies, tracks, escalates, remediates, and reports risks at the corporate level and across each operating company. These risk areas include internal, product, vendor, supply chain, and external services leveraged across the Company. These risks are assessed, prioritized, and both tactically and strategically addressed via process, technology, and personnel improvements to ensure ongoing mitigation and tracking.
The Company’s cybersecurity strategy is guided by prioritized risk, identified areas for improvement based on the National Institute for Standards and Technology (NIST) Cybersecurity Framework, and emerging business needs. This strategy is shared with the executive leadership at least annually. The Company maintains a global incident response plan, coupled with a global continuous monitoring program.
The Company’s cybersecurity operations team manages all facets of the security monitoring and global incident program, coordinating with a sourced managed services security provider and internal analysts across our operating companies. All company employees are provided cybersecurity awareness training, which includes topics on the Company’s policies and procedures for reporting potential incidents. The Company’s cybersecurity team is continuously evaluating emerging risks, regulations, and compliance matters and updating the policies and procedures accordingly.
Cybersecurity threats, including as a result of any previous cybersecurity incidents, have not materially affected the Company, including its business strategy, results of operations or financial condition. The Company does not believe that cybersecurity threats resulting from any previous cybersecurity incidents of which it is aware are reasonably likely to materially affect the Company.
The Company’s Chief Information Security Officer (“CISO”), in coordination with Chief Information Officer, is responsible for leading the assessment and management of cybersecurity risks. The current CISO has over 25 years of experience in information security and is a Certified Information Systems Security Professional (CISSP). The CISO reports to the Board, the Audit Committee and management on cybersecurity risk assessment, policies, incident prevention, detection, mitigation, and remediation of cybersecurity incidents on a quarterly or as needed basis.
OVERSIGHT OF COMPLIANCE RISK
The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s compliance program and Code of Conduct. Consistent with such delegation, our Chief Legal Officer and Chief Compliance Officer provide periodic reports to the Audit Committee regarding the Company’s compliance program, including updates on complaints and questions received through the Company’s Speak Up! hotline and progress on the Company’s annual compliance training. Our Chief Compliance Officer reports directly to our Chief Legal Officer. In administering our Code of Conduct, our compliance team works closely with other corporate functions, including legal, human resources, internal audit and finance, to ensure and monitor compliance. We evaluate and manage risks relating to compliance as part of our enterprise risk management program.
OVERSIGHT OF SUSTAINABILITY RISK
The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the Company’s sustainability programming and strategy. Consistent with such delegation, management will provide periodic reports and updates to the Nominating and Governance Committee regarding the Company’s sustainability program and strategies, including the corresponding risks and opportunities, goals, progress, shareholder engagement and disclosure. Additionally, the Audit Committee oversees the Company’s sustainability reporting with respect to climate change risk. We evaluate and manage risks relating to sustainability issues, including climate-related risks, as part of our enterprise risk management program. See page 25 for further discussion on our Sustainability program.
ENTERPRISE RISK MANAGEMENT COMMITTEE
The Company is in the process of establishing its Enterprise Risk Management (“ERM”) Committee (consisting of members of senior management) to lead the Company’s enterprise risk management program. The ERM Committee will inventory, assess and prioritize the most significant risks facing the Company as well as related mitigation efforts. The ERM Committee will periodically update the Audit Committee on its processes and report its findings to the Board at least once a year.

2024 PROXY STATEMENT	19

CORPORATE GOVERNANCE
DISCLOSURE COMMITTEE
Our disclosure controls and procedures are part of, and therefore are uniformly aligned with, our risk oversight process. The Company’s Disclosure Committee (consisting of members of senior management) is responsible for maintaining and monitoring our disclosure controls and procedures. Each quarter our Disclosure Committee evaluates, with the participation of our principal executive officer and principal financial officer, the effectiveness of our disclosure controls and procedures as of the end of the period and facilitates disclosure in our periodic reports of management's conclusions regarding the effectiveness of our disclosure controls and procedures. Prior to such public disclosure, those evaluations and conclusions are discussed with the Audit Committee in connection with its review of our annual and quarterly reports, including our financial and risk disclosures contained in those reports, enabling the Board and its committees to provide effective risk oversight.
Veralto’s disclosure controls and procedures documentation specifically references our annual enterprise risk assessment process as an element of our disclosure controls and procedures, and requires membership overlap between the Disclosure Committee and ERM Committee.
Board of Directors and Committees of the Board
General
Our classified board structure was approved by the Danaher board prior to the Separation and prior to the appointment of any of our current directors. Our Board met two times in 2023 following the Separation in September 2023. All directors attended at least 80% (and ten of the directors attended 100%) of the total number of meetings of the Board and of the committees of the Board on which they served held during the period they served. Veralto intends to schedule a Board meeting in conjunction with each annual meeting of shareholders and as a general matter expects that the members of the Board will attend the annual meeting.
The membership of each of the Board’s committees as of March 15, 2024 is set forth below. While each of the committees is authorized to delegate its powers to sub-committees, none of the committees did so during 2023. The Audit, Compensation and Nominating and Governance Committees report to the Board on their actions and recommendations at each regularly scheduled Board meeting. Each such committee typically meets in executive session, without the presence of management, at its regularly scheduled meetings.

Name of Director	Audit	Compensation	Nominating and Governance
Jennifer L. Honeycutt
Linda H. Filler
Françoise Colpron
Daniel L. Comas
Shyam P. Kambeyanda
William H. King
Walter G. Lohr, Jr.			C
Heath A. Mitts
John T. Schwieters	C
Cindy L. Wallis-Lage
Thomas L. Williams		C
# OF MEETINGS HELD IN 2023	3	2	4

C	Chair	Member

20	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

AUDIT COMMITTEE
Members: •John T. Schwieters (Chair) •Shyam P. Kambeyanda •Heath A. Mitts Meetings in 2023: 3*
PRINCIPAL RESPONSIBILITIES:
Assist the Board in overseeing the:
•quality and integrity of Veralto’s financial statements;
•effectiveness of Veralto’s internal control over financial reporting;
•qualifications, independence and performance of Veralto’s independent auditors;
•performance of Veralto’s internal audit function;
•Veralto’s compliance with legal and regulatory requirements;
•risks described above under “Board Oversight - Risk”; and
•Veralto’s swaps and derivatives transactions and related policies and procedures.
Prepare the Audit Committee Report included in the Company’s annual Proxy Statement.

*Since our separation from Danaher in September 2023.	The Board has determined that each of the members of the Audit Committee is independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE listing standards and is financially literate within the meaning of the NYSE listing standards. In addition, the Board has determined that Messrs. Schwieters, Kambeyanda and Mitts each qualifies as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

COMPENSATION COMMITTEE
Members: •Thomas L. Williams (Chair) •Françoise Colpron •Linda H. Filler Meetings in 2023: 2*
PRINCIPAL RESPONSIBILITIES:
•discharge the Board’s responsibilities relating to the compensation of our executive officers, including setting goals and objectives for, evaluating the performance of, and approving the compensation paid to, our executive officers;
•review and make recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercise all authority of the Board (and all responsibilities assigned by such plans to the Committee) with respect to the oversight and administration of such plans
•review and consider the results of shareholder advisory votes on the Company’s executive compensation, and make recommendations to the Board regarding the frequency of such advisory votes;
•monitor compliance by directors and executive officers with the Company’s stock ownership requirements;
•assist the Board in overseeing the risks described above under “Board Oversight of Risk”;
•review and discuss with Company management the Compensation Discussion and Analysis and recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual meeting proxy statement;
•prepare the Compensation Committee report included in the annual meeting proxy statement; and
•consider factors relating to independence and conflicts of interests in connection with the engagement of the compensation consultants that provide advice to the Committee.

*Since our separation from Danaher in September 2023.	Each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and, based on the determination of the Board, independent under the NYSE listing standards and under Rule 10C-1 under the Exchange Act.

MANAGEMENT ROLE IN SUPPORTING THE COMPENSATION COMMITTEE:
Members of our senior management generally attend the Compensation Committee meetings. In addition, our CEO:
•provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy;
•participates in the Committee’s discussions regarding the performance and compensation of the other executive officers and provides recommendations to the Committee regarding all significant elements of compensation paid to such officers, their annual, personal performance objectives and his evaluation of their performance (the Committee gives considerable weight to our CEO’s evaluation of and recommendations with respect to the other executive officers because of her direct knowledge of each such officer’s performance and contributions); and
•provides feedback regarding the companies that she believes Veralto competes with in the marketplace and for executive talent.

2024 PROXY STATEMENT	21

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE (continued)

Our human resources and legal departments also assist the Committee Chair in scheduling and setting the agendas for the Committee’s meetings, preparing meeting materials and providing the Committee with data relating to executive compensation as requested by the Committee.

INDEPENDENT COMPENSATION CONSULTANT ROLE IN SUPPORTING THE COMPENSATION COMMITTEE:
Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook was previously engaged by the Danaher Compensation and Nominating and Governance Committees in connection with the Separation. Our Compensation Committee engaged FW Cook because it is considered one of the premier independent compensation consulting firms and has never provided any services to the Company other than the compensation-related services provided to or at the direction of the Compensation Committee and the Nominating and Governance Committee. FW Cook takes its direction solely from the Compensation Committee (and with respect to matters relating to the non-management director compensation program, the Nominating and Governance Committee). In addition to the director compensation advice provided to the Nominating and Governance Committee, FW Cook’s primary responsibilities in 2023 were to:
•provide advice and data to the Danaher Compensation and Nominating and Governance Committees in connection with the structuring of the executive and equity compensation programs of the Veralto business connection with the Separation, and the compensation levels for the executive officers thereof compared to their anticipated peers, as well as general advice relating to executive and equity compensation matters related to the separation of the Veralto businesses;
•provide advice and data in connection with the structuring of the executive and equity compensation programs and the compensation levels for the Company’s executive officers compared to their peers;
•assess the Company’s executive compensation program in the context of compensation governance best practices;
•update the Compensation Committee regarding legislative and regulatory initiatives as well as emerging trends and investor views in the area of executive compensation;
•provide data regarding the share dilution costs attributable to the Company’s aggregate equity compensation program; and
•assist in the review of the Company’s executive compensation public disclosures.
The Compensation Committee does not place any material limitations on the scope of the feedback provided by FW Cook. In the course of discharging its responsibilities, FW Cook may from time to time and with the Compensation Committee’s consent, request from management information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of the Company’s executive officer responsibilities and other business information. The Compensation Committee has considered whether the work performed for or at the direction of the Compensation Committee and the Nominating and Governance Committee raises any conflict of interest, taking into account the factors listed in Exchange Act Rule 10C-1(b)(4), and has concluded that such work does not create any conflict of interest.

22	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

NOMINATING AND GOVERNANCE COMMITTEE
Members: •Walter G. Lohr, Jr. (Chair) •Françoise Colpron •Cindy L. Wallis-Lage Meetings in 2023: 4*
PRINCIPAL RESPONSIBILITIES:
•assist the Board in identifying individuals qualified to become Board members, and make recommendations to the Board regarding all nominees for Board membership;
•make recommendations to the Board regarding the size and composition of the Board and its committees;
•make recommendations to the Board regarding matters of corporate governance and oversee the operation of Veralto’s Corporate Governance Guidelines and Related Person Transactions Policy;
•develop and oversee the annual self-assessment process for the Board, its committees, and our directors;
•assist the Board in our executive officer (including our CEO) succession planning;
•assist the Board in overseeing the risks described above under “Board Oversight - Risk”;
•review and make recommendations to the Board regarding non-management director compensation;
•oversee the orientation process for newly elected members of the Board and continuing director education; and
•oversee the Company’s sustainability program.

*Since our separation from Danaher in September 2023.	The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the NYSE listing standards.

Board, Committee and Individual Director Evaluations
Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Chair, the Nominating and Governance Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and individual directors.
The annual Board, committee and individual director evaluation process consists of the following components:

2024 PROXY STATEMENT	23

CORPORATE GOVERNANCE
Shareholder Engagement and Alignment
Shareholder Engagement Program
We actively seek and highly value feedback from our shareholders. During 2023, our Investor Relations outreach efforts focused on engaging investors and shareholders in connection with our Separation from Danaher on topics including our business strategy and financial performance, governance and sustainability initiatives. Attendees included members of our senior management and, in some cases, members of our Board. We shared feedback received during these meetings with our Board, informing their decision-making.
Key Policies Aligning Company and Shareholder Interests
Director and Executive Officer Stock Ownership Requirements
Our Board has adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of their initial election or appointment) is required to beneficially own Danaher shares with a market value of at least five times their annual cash retainer (excluding the additional cash retainers paid to the committee chairs and the Chair). Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if their retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs held by the director, shares in which the director or their spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. We have also adopted stock ownership requirements for our executive officers; please see “Compensation Discussion and Analysis – Stock Ownership-Related Policies.”
Recoupment (Clawback) Policy
To further discourage inappropriate or excessive risk-taking, our Board adopted a rigorous compensation recoupment (or clawback) policy at Separation applicable to our executive officers who are subject to the reporting requirements of Section 16 under the Exchange Act (“covered persons”), including our NEOs, effective October 2, 2023. The policy was adopted in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if the Company has a required accounting restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made. Pursuant to the policy, the Board will, in addition to all other remedies available to us, require reimbursement or payment to us of any erroneously paid performance-based incentive compensation awarded to any covered person within the three-year look back period. Also pursuant to the policy, the Board has the right to require reimbursement of the entire amount of any such incentive compensation payment from any covered person whose fraud or other intentional misconduct in the Board’s judgment alone or with others caused the accounting restatement. In addition, the stock plans in which our executive officers participate contain provisions for recovering awards upon certain circumstances. Under the terms of our 2023 Omnibus Incentive Plan (“Omnibus Plan”), if an employee is terminated for gross misconduct, the administrator may cause the participant’s unexercised or unvested equity awards to be partially or completely forfeited. In addition, under the terms of our Executive Deferred Incentive Program (“EDIP”), if termination of an employee’s participation in the plan resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.
Anti-Pledging/Hedging Policy
Our Corporate Governance Guidelines prohibit any director or executive officer from pledging as security under any obligation any shares of Veralto common stock that the director or officer directly or indirectly owns and controls, except for any shares that were pledged as of the date the policy was adopted.
Veralto policy also prohibits Veralto directors and employees (including executive officers) from engaging in short sales of Veralto common stock, transactions in any derivative of a Veralto security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Veralto equity compensation plan)) or any other forms of hedging transactions with respect to Veralto securities.

24	2024 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability
For an overview of Danaher’s sustainability program, please see “Proxy Statement Summary – Sustainability.”
Corporate Governance Guidelines, Committee Charters and Code of Conduct
As part of its ongoing commitment to good corporate governance, our Board has codified its corporate governance practices into a set of Corporate Governance Guidelines and has also adopted written charters for each of the committees of the Board. Veralto has also adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Conduct. The Corporate Governance Guidelines, charters of each of the Audit, Compensation and Nominating and Governance Committees and Code of Conduct are available in the “Investors – Corporate Governance” section of our website at veralto.com.

2024 PROXY STATEMENT	25

Director Compensation
Non-Management Director Compensation Program
Non-Management Director Compensation Philosophy
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board and the Nominating and Governance Committee are guided by the following principles:
•compensation should fairly pay directors for work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;
•a significant portion of the total compensation should be paid in stock-based awards to align directors’ interests with the long-term interests of our shareholders; and
•the structure of the compensation program should be simple and transparent.
Process for Setting Non-Management Director Compensation
The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding non-management director compensation (although the Board makes the final determination regarding the amounts and type of non-management director compensation). The Committee engages FW Cook, the Board’s independent compensation consultant, to prepare regular reports on market non-management director compensation practices and evaluate our program in light of the results of such reports. The Committee typically reviews, and seeks advice from FW Cook regarding, the Company’s non-management director compensation on an annual basis.
The Omnibus Plan limits the amount of cash and equity compensation that we may pay to a non-management director each year. Under the plan terms, an annual limit of $800,000 per calendar year applies to the sum of all cash and equity-based awards (calculated based on the grant date fair value of such awards for financial reporting purposes) granted to each non-management director for services as a member of the Board.
2023 Non-Management Director Compensation Structure

+	Board Chair	$150,000	*
	Audit Committee Chair	$25,000
	Compensation Committee Chair	$20,000
	Nominating and Governance Chair	$15,000

	* Equity retainer
Director cash retainers are paid quarterly in arrears. Director annual equity awards and the Board chair equity retainer are divided equally (based on target award value) between options and RSUs. The options are fully vested as of the grant date. The RSUs vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Veralto’s shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board. Veralto also reimburses directors for Veralto-related out-of-pocket expenses, including travel expenses.

26	2024 PROXY STATEMENT

DIRECTOR COMPENSATION
Director Summary Compensation Table
The table below summarizes the compensation paid by Veralto to the non-management directors for the post-Separation period between October 1, 2023 when Veralto commenced its operations as a standalone company, and December 31, 2023. Jennifer L. Honeycutt serves as a director and executive officer of Veralto but she has not received and does not receive any additional compensation for services provided as a director. In connection with the Separation that occurred on September 30, 2023, the Nominating and Governance Committee and the Board approved a prorated annual equity retainer for non-management directors to reflect the period from October 1, 2023 through May 21, 2024 (the date of our Annual Meeting). Ms. Filler received a similarly-prorated equity award for her role as the Board chair in January 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Françoise Colpron(3)	—	52,550	52,502	105,052
Daniel L. Comas(3)	—	52,550	52,502	105,052
Linda H. Filler(3)	—	52,550	52,502	105,052
Shyam P. Kambeyanda(3)	—	52,550	52,502	105,052
William H. King(3)	—	52,550	52,502	105,052
Walter G. Lohr, Jr.(3)	—	52,550	52,502	105,052
Heath A. Mitts(3)	—	52,550	52,502	105,052
John T. Schwieters(3)	—	52,550	52,502	105,052
Cindy L. Wallis-Lage(3)	—	52,550	52,502	105,052
Thomas L. Williams(3)	—	52,550	52,502	105,052
(1) The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. With respect to stock awards, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares Veralto common stock underlying the award, times the closing price of the Veralto common stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to vesting and distribution). With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): for the 2023 stock option grants to all directors above, a 7.0 year option life; a risk-free interest rate of 4.69%; a stock price volatility rate of 33.04%; and a dividend yield of 0.00% per share.
(2) The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2023. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

Name of Director(s)	Aggregate Number of Stock Options Owned as of December 31, 2023 (#)	Aggregate Number of Unvested RSUs Owned as of December 31, 2023 (#)
Françoise Colpron	1,590	711
Daniel L. Comas	1,590	711
Linda H. Filler	1,590	711
Shyam P. Kambeyanda	1,590	711
William H. King	1,590	711
Walter G. Lohr, Jr.	1,590	711
Heath A. Mitts	1,590	711
John T. Schwieters	1,590	711
Cindy L. Wallis-Lage	1,590	711
Thomas L. Williams	1590	711

2024 PROXY STATEMENT	27

DIRECTOR COMPENSATION
(3) Veralto’s directors are paid quarterly in arrears. As such, they did not receive any cash payment in 2023. Veralto does not have a Director’s Deferred Compensation Plan.

Name of Director(s)	2023 Phantom Shares Received Under Deferred Compensation Plan (#)
Françoise Colpron	0
Daniel L. Comas	0
Linda H. Filler	0
Shyam P. Kambeyanda	0
William H. King	0
Walter G. Lohr, Jr.	0
Heath A. Mitts	0
John T. Schwieters	0
Cindy L. Wallis-Lage	0
Thomas L. Williams	0

28	2024 PROXY STATEMENT

Director Independence and Related Person Transactions
Director Independence
At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that Mses. Filler, Colpron and Wallis-Lage and Messrs. Kambeyanda, Lohr, Mitts, Schwieters and Williams are independent within the meaning of the listing standards of the NYSE. Ms. Filler serves as an independent Chair of the Board. The Board concluded that none of these directors possesses any of the bright-line relationships set forth in the listing standards of the NYSE that prevent independence, or any other relationship with Veralto other than Board membership.
The Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Governance Committee, makes a determination as to which members are independent.
Veralto’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings. The sessions are chaired by the independent Chair of the Board.
Certain Relationships and Related Transactions
Policy
Under our Related Person Transactions Policy, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is promptly submitted to the Nominating and Governance Committee. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.
Relationships and Transactions
Agreements with Danaher
On September 29, 2023, Danaher entered into definitive agreements with Veralto, a wholly owned subsidiary of Danaher at that time, that, among other things, set forth the terms and conditions of the Separation and the distribution of all of Veralto’s outstanding common stock to holders of Danaher common stock (the “Distribution”). The agreements provide a framework for Danaher’s relationship with Veralto from and after the Separation, including the allocation between Veralto and Danaher of Danaher’s and Veralto’s assets, employees, services, liabilities and obligations attributable to periods prior to, at and after the Separation. In connection with the Separation, Danaher and Veralto entered into a Separation and Distribution Agreement (the “Separation Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”), a Transition Services Agreement (the “Transition Services Agreement”), an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), a DBS License Agreement (the “DBS License Agreement”) and a Framework Agreement (the “Framework Agreement”), each dated as of September 29, 2023.

2024 PROXY STATEMENT	29

DIRECTOR INDEPENDENCE AND CERTAIN RELATED TRANSACTIONS
SEPARATION AGREEMENT
The Separation Agreement governs the Separation and provides a framework for certain aspects of Veralto’s relationship with Danaher following the Separation and Distribution, including the transfer of assets and assumption of liabilities, assignment or amendment of certain shared contracts, release of claims and indemnification, legal matters, insurance and other matters.
TRANSITION SERVICES AGREEMENT
The Transition Services Agreement sets forth the terms and conditions pursuant to which we and our subsidiaries and Danaher and its subsidiaries will provide to each other various services after the Separation. The services to be provided include information technology, facilities, certain accounting and other financial functions, and administrative services. The charges for the transition services generally are expected to allow the providing company to fully recover all out-of-pocket costs and expenses it actually incurs in connection with providing the service, plus, in some cases, the allocated indirect costs of providing the services, generally without profit.
In accordance with the Transition Services Agreement, we made payments of approximately $14 million to Danaher during the year ended December 31, 2023 for various services provided. In addition, there is an outstanding payable owed to Danaher in the amount of approximately $6.6 million for transition services provided.
TAX MATTERS AGREEMENT
The Tax Matters Agreement governs the respective rights, responsibilities and obligations of both Veralto and Danaher after the Separation with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
EMPLOYEE MATTERS AGREEMENT
The Employee Matters Agreement sets forth, among other things, the allocation of assets, liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the Separation, including the treatment of outstanding equity and other incentive awards and certain retirement and welfare benefit obligations. The Employee Matters Agreement also sets forth the general principles relating to employee matters, including with respect to the assignment and transfer of employees, the assumption and retention of liabilities and related assets, workers’ compensation, payroll taxes, regulatory filings, leaves of absence, the provision of comparable benefits, employee service credit, the sharing of employee information and the duplication or acceleration of benefits.
INTELLECTUAL PROPERTY MATTERS AGREEMENT
The Intellectual Property Matters Agreement sets forth the terms and conditions pursuant to which Danaher and Veralto have mutually granted certain personal, generally irrevocable, non-exclusive, worldwide, and royalty-free rights to use certain intellectual property. Both parties are able to sublicense their rights in connection with activities relating to their businesses, but not for independent use by third parties.
DBS LICENSE AGREEMENT
The DBS License Agreement sets forth the terms and conditions pursuant to which Danaher has granted a non-exclusive, worldwide, non-transferable, perpetual license to us to use the Danaher Business System (what we call Veralto Enterprise System (“VES”)) solely in support of our businesses. We are able to sublicense such license solely to direct and indirect wholly-owned subsidiaries. In addition, both parties have licensed to each other improvements made by such party to VES during the first two years of the term of the DBS License Agreement.
FRAMEWORK AGREEMENT
The Framework Agreement was entered into between Beckman Coulter, Inc., a subsidiary of Danaher (“Beckman Coulter”), and Hach Company, a subsidiary of Veralto (“Hach”), and governs intellectual property rights and manufacturing and distribution rights and obligations relating to the businesses’ particle counting analysis product line (the “Particle Counting Product Line”). The agreement provides for an allocation of intellectual property rights between the parties relating to the Particle Counting Product Line; provides that Hach will manufacture for Beckman Coulter certain products relating to the Particle Counting Product Line, upon the terms set forth in the agreement; and provides for an allocation of distribution

30	2024 PROXY STATEMENT

DIRECTOR INDEPENDENCE AND CERTAIN RELATED TRANSACTIONS
rights between the parties relating to the Particle Counting Product Line. The aggregate annual payments under the agreement are not expected to exceed one percent of the annual revenues of either Danaher or Veralto.
Allocation of Expenses
Prior to the Separation, we operated as part of Danaher and not as a separate, publicly-traded company. Accordingly, Danaher allocated certain shared costs to us that are reflected as expenses in our audited consolidated and combined financial statements (the “Financial Statements”) in our Annual Report on Form 10-K for the year ended December 31, 2023 for the periods prior to Separation. Management considers the allocation methodologies used by Danaher to be reasonable and to appropriately reflect the related expenses attributable to us for purposes of the Financial Statements; however, the expenses reflected in the Financial Statements may not be indicative of the actual expenses that would have been incurred during the periods presented if we had operated as a separate entity. In addition, the expenses reflected in the Financial Statements may not be indicative of expenses we will incur in the future.
Corporate Expenses
Certain corporate overhead and shared expenses incurred by Danaher and its subsidiaries were allocated to us and are reflected in the Financial Statements. These amounts include, but were not limited to, items such as general management and executive oversight, costs to support Danaher information technology infrastructure, facilities, compliance, human resources and legal functions and financial management and transaction processing including public company reporting, consolidated tax filings and tax planning, Danaher benefit plan administration, risk management and consolidated treasury services, certain employee benefits and incentives and stock based compensation administration. These costs were allocated using methodologies that management believes are reasonable for the item being allocated. Allocation methodologies included our relative share of revenues, headcount or functional spend as a percentage of the total. The amount of corporate expenses allocated to us from Danaher for the year ended December 31, 2023 was $42 million.
Insurance Programs Administered by Danaher
In addition to the corporate allocations discussed above, we were allocated expenses related to certain insurance programs Danaher administered on our behalf, including workers’ compensation, property, cargo, automobile, crime, fiduciary, product, general and directors’ and officers’ liability insurance. The insurance costs of these policies were allocated by Danaher to us using various methodologies related to the respective, underlying exposure base.
For the self-insured component of the policies referenced above, Danaher allocated costs to us based on our incurred claims. An estimated liability relating to our known and incurred but not reported claims has also been allocated to us and reflected in the Financial Statements. The amount of insurance programs expenses allocated to us from Danaher for the year ended December 31, 2023 was $8 million.
Medical Insurance Programs Administered by Danaher
In addition to the corporate allocations noted above, we were allocated expenses related to the medical insurance programs Danaher administered on our behalf. These amounts were allocated using actual medical claims incurred during the period for the associated employees attributable to us. The amount of medical insurance programs expenses allocated to us from Danaher for the year ended December 31, 2023 was $88 million. In connection with the Separation, we established independent medical insurance programs similar to those previously provided by Danaher.
Deferred Compensation Program Administered by Danaher
Certain of our management employees participated in Danaher’s nonqualified deferred compensation programs that permit participants to defer a portion of their compensation, on a pretax basis prior to the Separation. All amounts deferred under this plan are unfunded, unsecured obligations of Danaher and subject to reimbursement by us.
The amount of deferred compensation program expenses allocated to us from Danaher for the year ended December 31, 2023 was $3 million. In connection with the Separation, we established a similar independent, nonqualified deferred compensation program. Accounts in Danaher’s deferred compensation programs held by Veralto employees at the time of the Separation were converted into accounts in the Veralto deferred compensation program

2024 PROXY STATEMENT	31

DIRECTOR INDEPENDENCE AND CERTAIN RELATED TRANSACTIONS
Revenue and Other Transactions Entered Into in the Ordinary Course of Business
Certain of our revenue arrangements relate to contracts entered into in the ordinary course of business with Danaher and Danaher affiliates. The amount of sales to and purchases from Danaher and its subsidiaries was $28 million and $20 million, respectively for the year ended December 31, 2023.
Separation
In connection with the Separation, Danaher incurred $145 million in fees and expenses on our behalf. These costs primarily relate to professional fees associated with preparation of regulatory filings and activities within finance, tax, legal and information technology functions as well as certain investment banking fees and tax costs incurred upon the Separation.
Each of the agreements between Veralto and Danaher and its subsidiaries that were entered into prior to the completion of the Separation, and any transactions contemplated thereby, were deemed to be approved and not subject to the terms of our Related Person Transactions Policy.
There were no other transactions between the Company and any officer, director or nominee for director, or any affiliate of or person related to any of them, since January 1, 2023, of the type or amount required to be disclosed under the applicable SEC rules.
Following the Separation, Danaher no longer owns any of our outstanding common stock. However, we may continue to consider Danaher to be a related party to us, and we may continue to consider our transactions with Danaher as related party transactions.

32	2024 PROXY STATEMENT

Beneficial Ownership of Veralto Common Stock by Directors, Officers and Principal Shareholders
The following table sets forth as of March 15, 2024 (unless otherwise indicated) the number of shares and percentage of Veralto common stock beneficially owned by (1) each person who owns of record or is known to Veralto to beneficially own more than five percent of Veralto common stock, (2) each of Veralto’s directors and named executive officers, and (3) all executive officers and directors of Veralto as a group.

Name	Number of Shares Beneficially Owned(1) (#)	Percent of Class(1) (%)	Notes
Jennifer L. Honeycutt	330,374	*	Includes options to acquire 197,865 shares, 47,016 shares attributable to her account in the Veralto deferred compensation program and 670 shares attributable to the 401(k) account.
Linda H. Filler	10,346	*	Includes options to acquire 3,150 shares and 7,196 shares held in a trust.
Françoise Colpron	1,590	*	Includes options to acquire 1,590 shares.
Daniel L. Comas	24,455	*	Includes options to acquire 1,590 shares.
Shyam. P. Kambeyanda	1,590	*	Includes options to acquire 1,590 shares.
William H. King	7,767	*	Includes options to acquire 1,590 shares.
Walter G. Lohr, Jr.	144,173	*	Includes options to acquire 1,590 shares and 130,333 shares held indirectly in a trust.
Heath A. Mitts	1,710	*	Includes options to acquire 1,590 shares.
John T. Schwieters	13,873	*	Includes options to acquire 1,590 shares and 10,283 shares held indirectly in a trust.
Cindy L. Wallis-Lage	1,590	*	Includes options to acquire 1,590 shares.
Thomas L. Williams	1,590	*	Includes options to acquire 1,590 shares.
Melissa Aquino	43,142	*	Includes options to acquire 33,691 shares, 463 shares attributable to her account in the Veralto deferred compensation program and 599 shares attributable to the 401(k) account.
Lesley Beneteau	45,003	*	Includes options to acquire 43,476 shares.
Mattias Byström	60,906	*	Includes options to acquire 54,437 shares.
Sameer Ralhan	203	*	Includes 203 shares attributable to his account in the Veralto deferred compensation program.
Sylvia Stein	64	*	Includes 64 shares attributable to her account in the Veralto deferred compensation program.
Surekha Trivedi	81,072	*	Includes options to acquire 76,604 shares and 1,715 shares attributable to her account in the Veralto deferred compensation program.

2024 PROXY STATEMENT	33

BENEFICIAL OWNERSHIP OF DANAHER COMMON STOCK BY DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

Name	Number of Shares Beneficially Owned(1) (#)	Percent of Class(1) (%)	Notes
The Vanguard Group	25,858,629	10.5%	Derived from a Schedule 13G/A filed February 13, 2024 by The Vanguard Group, which sets forth their beneficial ownership as of December 29, 2023. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 277,297 shares, sole dispositive power over 24,931,042 shares, and shared dispositive power over 927,587 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.
BlackRock, Inc.	17,490,604	7.1%	Derived from a Schedule 13G filed January 26, 2024 by BlackRock, Inc., which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G, BlackRock has sole voting power over 15,853,958 shares and sole dispositive power over 17,490,604 shares. The address of BlackRock Inc. is 150 Hudson Yards, New York, NY 10001.
TRowe Price Investment Management, Inc.	18,675,505	7.6%	Derived from a Schedule 13G filed February 14, 2024 by T. Rowe Price Investment Management, Inc., which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G, T. Rowe has sole voting power over 5,389,828 shares and sole dispositive power over 18,675,505 shares. The address of T.Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.
All current executive officers and directors as a group (17 persons)	767,858	*	Includes options to acquire 421,943 shares, 1,269 shares attributable to executive officers’ 401(k) accounts, 49,462 shares attributable to executive officers’ accounts in the Company’s deferred compensation program.

(1) Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table above has sole voting and investment power with respect to the shares beneficially owned by that person or entity.
* Represents less than 1% of the outstanding Veralto common stock.

34	2024 PROXY STATEMENT

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
The Audit Committee on behalf of Veralto has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for Veralto and its consolidated subsidiaries for the year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, Veralto’s Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by Veralto’s shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Veralto and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR VERALTO IN 2024.

Audit Fees and All Other Fees
Concurrently with the Separation, the Audit Committee selected Ernst & Young LLP to act as the independent registered public accounting firm for Veralto and its consolidated subsidiaries for the year ended December 31, 2023. Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2023 following the Separation are set forth in the table below. For the year ended December 31, 2022, we did not pay any fees for professional services to Ernst & Young LLP. Prior to the Separation, Danaher paid any audit, audit related, tax or other fees related to Veralto’s businesses.

Fiscal 2023 ($)
Audit Fees. Fees for the audit of annual financial statements, reviews of quarterly financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the annual audit or the review of quarterly financial statements and statutory audits that non-U.S. jurisdictions require.
4,825,000
Audit-Related Fees. Fees for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees” above. This category may include fees related to the performance of audits and attest services not required by statute or regulations; audits of our employee benefit plans; due diligence related to mergers, acquisitions, and investments; accounting consultations about the application of GAAP to proposed transactions; and in 2023 includes audits and audit related services in connection with the planned separation of the Company’s EAS segment.
75,000
Tax Fees. Fees for professional services related to tax compliance and return preparation, tax advice and tax planning.(1)	112,000
All Other Fees. Fees for products and services other than as reported under “Audit Fees,” “Audit- Related Fees” or “Tax Fees” above.	—

2024 PROXY STATEMENT	35

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(1) The nature of the services comprising the fees disclosed under “Tax Fees” is as follows:

Fiscal 2023 ($)
Tax Compliance. Includes tax compliance fees for tax return review and preparation services and assistance related to tax audits by regulatory authorities	79,000
Tax Consulting. Includes tax consulting services, including assistance related to tax planning.	33,000
The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining such firm’s independence and has concluded that such services do not impair such firm’s independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms of such services) to be performed for Veralto by the independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. Each year, the Audit Committee approves the independent registered public accounting firm’s retention to audit Veralto’s financial statements before the filing of the preceding year’s annual report on Form 10-K. The Audit Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has not made any such delegation as of the date of this Proxy Statement.

36	2024 PROXY STATEMENT

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Veralto under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Veralto specifically incorporates this report by reference therein.
The Audit Committee is currently composed of three independent directors and operates under a charter adopted by the Board on August 24, 2023. The SEC and the NYSE have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that each of John T. Schwieters, Shyam P. Kambeyanda and Heath A. Mitts meets the requirements of an “audit committee financial expert” as defined by the SEC.
The Audit Committee assists the Board in overseeing the quality and integrity of Veralto’s financial statements, the effectiveness of Veralto’s internal control over financial reporting, the qualifications, independence and performance of Veralto’s independent registered public accounting firm, the performance of Veralto’s internal audit function, Veralto’s compliance with legal and regulatory requirements, Veralto’s major financial risk exposures, significant legal, compliance, reputational, cybersecurity and privacy risks and overall risk assessment and risk management policies, and Veralto’s swaps and derivatives transactions and related policies and procedures.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit Veralto’s financial statements and has appointed Ernst & Young LLP as Veralto’s independent registered public accounting firm for 2024. The Audit Committee evaluates Ernst & Young’s performance at least annually. In evaluating Ernst & Young, the Audit Committee took into consideration a number of factors, including the firm’s tenure, independence, global capability and expertise and performance. Ernst & Young previously served as Veralto’s independent registered public accounting firm for 2023. The Audit Committee periodically considers the advisability and impact of rotating our independent registered public accountants. In conjunction with the mandated rotation of Ernst & Young’s lead engagement partner every five years, the Audit Committee (including its chair) are directly involved in the selection of Ernst & Young’s new lead engagement partner. The Audit Committee is also responsible for the audit fee negotiations associated with Veralto’s retention of Ernst & Young. Veralto’s Board of Directors and Audit Committee believe they have undertaken appropriate steps with respect to oversight of Ernst & Young’s independence and that the continued retention of Ernst & Young to serve as Veralto’s independent registered public accounting firm is in the best interests of Veralto and its shareholders.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Veralto’s management and Ernst & Young Veralto’s audited consolidated and combined financial statements.
The Audit Committee has discussed with Ernst & Young those matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee has concluded that Ernst & Young’s provision of non-audit services as described in the table above is compatible with Ernst & Young’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated and combined financial statements for Veralto for the fiscal year ended December 31, 2023 be included in Veralto’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee of the Board of Directors John T. Schwieters (Chair) Shyam P. Kambeyanda Heath A. Mitts

2024 PROXY STATEMENT	37

Compensation Discussion and Analysis
The following section discusses and analyzes the compensation provided to each of the executive officers set forth in the Summary Compensation Table below, also referred to as the NEOs. The content of this Compensation Discussion and Analysis (“CD&A”) is organized into six sections:
Executive Summary
Overview
We completed our Separation from Danaher and our launch as an independent, publicly traded company on September 30, 2023.
Prior to Separation, compensation arrangements for our associates, including our NEOs, were determined by Danaher in accordance with Danaher’s policies and those of the Danaher Compensation Committee. In connection with the hiring during 2023 of Mr. Ralhan, Senior Vice President and Chief Financial Officer, and Ms. Stein, Senior Vice President and Chief Legal Officer, and the re-hiring of Ms. Aquino, Senior Vice President, Water Quality, total compensation arrangements, including any sign-on bonuses or equity grants negotiated to offset any forfeited compensation or other incentive compensation at their respective prior employers, were established for such executive officers in anticipation of the Separation and the roles to be assumed by each following the Separation. The total compensation arrangements for Ms. Honeycutt and Mr. Byström in 2023 were determined in accordance with Danaher’s regular practice for such executives and adjusted as necessary in connection with the Separation.
In order to provide a view of NEO compensation for all of 2023, this CD&A and the corresponding compensation tables and narrative include information regarding compensation paid to the NEOs and decisions made by Danaher prior to the Separation.
In connection with the Separation, our Board formed its own compensation committee (the “Compensation Committee”). Following the Separation, the Compensation Committee has been responsible for determining our compensation programs and policies for our executive offers and approving the compensation levels applicable to them. In such capacity, our Compensation Committee:
•ratified increases agreed to by Danaher to Ms. Honeycutt’s compensation level to reflect her role as CEO;
•created a 2023 post-Separation Executive Officer Incentive Cash Plan;
•planned 2024 Executive Compensation Annual Incentive and Long-Term Incentive programs; and
•amended the Senior Leaders Severance Pay Plan to reflect standard market practice.

38	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Objectives
With the goal of building long-term value for our shareholders, we have an executive compensation program designed to:
•attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Veralto’s size, diversity and global footprint;
•motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long term and through a range of economic cycles; and
•link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value, including financial and strategic as well as sustainability-related objectives.
To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term equity awards tied closely to shareholder returns and subject to significant vesting periods. Our executive compensation program is designed to reward our executive officers for helping increase long-term shareholder value, achieving annual business goals and building long-term careers with Veralto.
The markets in which we operate are competitive, with demand sometimes exceeding the supply of talent, resulting in significant increases in compensation paid by the companies with whom we compete for this talent. The same conditions exist in the market for executive-level talent that can provide innovative leadership while managing at a global scale across multiple complex businesses. As a result, we will proactively assess our executive compensation program to ensure it remains competitive in light of market conditions.
Pre-Separation Compensation Decisions
Immediately prior to the Separation, Veralto was a wholly owned subsidiary of Danaher. Prior to the Separation, Ms. Honeycutt served as an executive officer of Danaher and, as such, her pre-Separation compensation, including adjustments to be made upon completion of the Separation, was determined and approved by the Danaher Compensation Committee. Each of the other Veralto named executive officers was employed by Danaher before the Separation, but none were executive officers of Danaher. The pre-Separation target compensation of each of the Named Executive Officers other than Ms. Honeycutt was generally determined by the officer’s manager with input from Danaher’s CEO in certain cases, except that their equity awards were ultimately subject to approval by the Danaher Compensation Committee. Following the Separation, our Compensation Committee has been reviewing and changing the programs, objectives and framework of the executive compensation policies of Veralto.
Post-Separation Compensation Decisions
In 2023, the Compensation Committee created a post-Separation executive compensation program tailored to our new company and designed to cover the transitional period immediately post-Separation for the three-month period between October 1, 2023 and December 31, 2023.
The Compensation Committee ratified an annual salary top-up for Ms. Honeycutt agreed to by the Danaher Compensation Committee to align her compensation to be more in line with that of the peer group CEOs.
The Compensation Committee designed a 2023 post-Separation annual compensation plan weighted 60% towards the Company Financial Factor (“CFF”). The CFF was based on two equally weighted metrics, Adjusted Operating Profit and Core Revenue Growth. The financial metrics were designed to reward our executives for performance that was within their control over the shortened performance period. The remaining 40% of the program was weighted towards each individual executive officer’s Personal Performance Factor (“PPF”). In addition, the Compensation Committee was responsible for approving the payout of annual incentive compensation for the pre-Separation period.
The Compensation Committee did not design a 2023 long-term incentive program as each of the Veralto executive officers had already received their annual equity grant while employed by Danaher in the pre-Separation portion of 2023. However, the Compensation Committee ratified a one-time equity award to Ms. Honeycutt agreed to by the Danaher Compensation Committee in recognition of the equity opportunity foregone with the Separation and due to her effort in standing up a

2024 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS
new company as its CEO. In addition, the Compensation Committee approved a new hire grant for Mr. Ralhan that had been negotiated as part of his employment arrangements with Danaher prior to the Separation.
Key Recent Changes to Executive Compensation Program for 2024
For 2024, the Compensation Committee approved changes to the executive compensation program to enhance durability and pay-for-performance alignment. The annual incentive plan is weighted 70% towards the CFF with financial metric weightings of 50% Adjusted Operating Profit, 30% Core Growth, and 20% Free Cash Flow Conversion. The segment leaders’ plans are tied more closely to their respective segment financial performance while still maintaining a significant link to enterprise-wide performance. Their plans will have 50% of their payout tied to segment financial metrics that mirror the enterprise-wide plan: 50% adjusted segment operating profit, 30% segment core growth, and 20% adjusted segment working capital turnover improvement. The two segment leaders will have 20% of their payout tied to the same enterprise wide financial metrics as the other executives: 50% Adjusted Operating Profit, 30% Core Growth, and 20% Free Cash Flow Conversion. The remaining 30% of the program is weighted towards each individual executive officer’s personal performance factor (PPF). All Veralto executives have adopted ESG performance objectives aligned with key company priorities and goals as part of their personal performance objectives aligned with Veralto’s purpose of Safeguarding the World’s Most Vital ResourcesTM.
The Compensation Committee designed a long-term compensation plan that balances stock options, restricted stock units, and performance stock units in order to motivate the executives while encouraging long-term, sustainable growth aligned with Veralto’s shareholders. The performance stock units are based on Veralto’s relative market performance and are balanced with a return on invested capital modifier.
Together, the elements of the 2024 annual and long-term executive compensation programs are designed to enforce strong linkages between (1) pay and performance, (2) the interests of our shareholders and the interests of our executive officers, and (3) Veralto’s strategic plan and executive compensation program.
The Compensation Committee has designed the executive compensation program as a baseline for continued success. The Compensation Committee expects to continue to improve the executive compensation program as appropriate, including alignment with emerging trends that satisfy a clear business rationale for Veralto, but also believes that consistent use of best-practice designs is important in effectively communicating key messages to our executives.

40	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

	2023 Post-Separation Design		2024 Design
Pay Element	Form	Performance Requirement	Form	Performance Requirement
Long-Term Incentive Compensation (Equity)	Stock options	•4-year, time-based vesting schedule •Options only have/increase in value if Veralto’s stock price increases	Stock options	•4-year, time-based vesting schedule •Options only have/increase in value if Veralto’s stock price increases
	Restricted stock units (RSUs)	•4-year, time-based vesting schedule	Restricted stock units (RSUs)	•4-year, time-based vesting schedule
Performance share units (PSUs)
•PSUs only vest pursuant to the Company’s performance over a total shareholder return (TSR) ranking relative to the S&P 500 Index and an ROIC modifier over an approximately three-year performance period

Annual Cash Incentive Compensation		•60% Company Payout Factor –50% Adjusted Operating Profit –50% Core Revenue Growth •40% Personal Performance Factor		•70% Company Payout Factor –50% Adjusted Operating Profit –30% Core Revenue Growth –20% Free Cash Flow Conversion •30% Personal Performance Factor

2024 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS
2024 Say-On-Pay and Say-On-Frequency Votes
We provide our shareholders the opportunity to cast an annual advisory vote with respect to our NEO compensation as disclosed in our annual proxy statement (the “say-on-pay proposal”), as well as an advisory vote relating to the frequency of future shareholder advisory votes on our NEO compensation as disclosed in our annual proxy statement (the “say-on-frequency proposal”). Our Annual Meeting on May 21, 2024 will be the first opportunity where shareholders can vote on our say-on-pay proposal and our say-on-frequency proposal.
2023 Executive Compensation
The chart below summarizes key information with respect to each pay element represented in Veralto’s 2023 post-Separation executive compensation program:

Pay Element	Primary Objectives	Form	Performance Requirement	Key Committee Considerations in Determining Compensation
Long-Term Incentive Compensation (Equity)	•Attract, retain and motivate skilled executives •Align the interests of management and shareholders by ensuring that realized compensation is: –Commensurate with long-term changes in share price	Stock options	•4-year, time-based vesting schedule
This pay element represented the most significant component of compensation for each NEO for 2023.
This pay element has the heaviest weighting of all our executive compensation program elements because it best supports our retention and motivation objectives and aligns the interests of our executives and shareholders.
To successfully separate Veralto, the Danaher Compensation Committee (with ratification from the Veralto Compensation Committee, as necessary) granted stock options and time-vested restricted stock units to newly hired executive officers and in connection with promotions into our executive leadership team.
The late September timing of the separation precluded Veralto from granting performance stock units (“PSUs”). However, in 2024, the Compensation Committee has designed a program that is 50% PSUs based on the company’s relative total shareholder return against the S&P 500, as well as a ROIC modifier.

		Restricted stock units (RSUs)	•4-year, time-based vesting schedule
Annual Cash Incentive Compensation
•Motivate executives to achieve near-term operational and financial goals that support our long-term business objectives and strategic priorities
•Attract, retain and motivate skilled executive
•Allow for meaningful pay differentiation tied to annual performance of individuals and groups

This pay element represented a significant component of compensation for each NEO for 2023. Its focus on near-term performance and the cash nature of the award complements the longer-term, equity- based compensation elements of our program.
The 2023 post-Separation Financial metrics of Adjusted Operating Profit and Core Revenue Growth were designed to reward our executives for performance that was within their control over the shortened performance period.
For 2024, the Compensation Committee has further weighted the design of the program towards Company performance, with a 70% Company Payout Percentage and a 30% Personal Payout Percentage. The financial metrics are designed as part of a more sustainable, regular executive compensation program.

42	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Pay Element	Primary Objectives	Form	Performance Requirement	Key Committee Considerations in Determining Compensation
Fixed Annual Compensation	•Provide sufficient fixed compensation to (1) allow a reasonable standard of living relative to peers, and (2) mitigate incentive to pursue inappropriate risk-taking to maximize variable pay	Cash	N/A
Base salary should be sufficient to avoid competitive disadvantage while facilitating a sustainable fixed cost structure.
We periodically use fixed cash bonuses for recruitment and retention purposes to attract and retain high-performing executives.

Other Compensation	•Make our total executive compensation plan competitive •Improve cost-effectiveness by delivering perceived value that exceeds our actual costs	Employee benefit plans; limited perquisites; severance benefits	N/A
We believe these elements of compensation make our total executive compensation plan competitive and are generally commensurate with the benefits offered by our peers.
We believe the limited perquisites we offer are cost-effective in that the perceived value is higher than our actual cost, and they help to maximize the amount of time that executives spend on Veralto business.

(1) Adjusted Operating Profit and Core Revenue Growth are financial measures that do not comply with generally accepted accounting principles (“GAAP”). Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable 2023 GAAP financial measures.“Adjusted Operating Profit” is defined as GAAP operating profit less the impact intangible asset amortization, separation related costs, other strategic initiative costs, and asset impairments. This also includes the impact of incremental costs expected to operate as a standalone entity.
“Core Revenue Growth” is defined as sales calculated according to GAAP but excluding (1) sales from acquired businesses or divested businesses; and (2) the impact of currency translation. Sales attributable to acquired businesses refers to sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested businesses not considered discontinued operations. The portion of revenue attributable to currency translation is calculated as the difference between (i) the period-to-period change in revenue (excluding sales from acquired businesses); and (ii) the period-to-period change in revenue (excluding sales from acquired businesses) after applying current period foreign exchange rates to the prior year period.
Compensation Governance
Our Compensation Committee recognizes that the success of our executive compensation program over the long term requires a robust framework of compensation governance. As a result, the Compensation Committee has established a process to regularly review external executive compensation practices and trends. The Compensation Committee has incorporated market best practices into the Veralto executive compensation program:

WHAT WE DO	WHAT WE DON’T DO
Four-year vesting requirement for stock options and RSUs; three-year performance period for PSUs (first grant in 2024)	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No “single trigger” change of control benefits
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies in 2024	No US defined benefit pension programs
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing	No hedging of Veralto securities permitted

2024 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO	WHAT WE DON’T DO
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No long-term incentive compensation is denominated or paid in cash
Stock ownership requirements for all executive officers	No above-market returns on deferred compensation plans
Limited perquisites	No overlapping performance metrics between short-term and long-term incentive compensation program
Independent compensation consultant that performs no other services for the Company
Risk Considerations
Risk-taking is a necessary part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee believes that Veralto’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered in particular the following risk-mitigation attributes of our executive compensation program.

ATTRIBUTE	KEY RISK MITIGATING EFFECT
•Emphasis on long-term, equity-based compensation
•Four-year vesting requirement for stock options and RSUs, and three-year performance period for PSUs starting with the first grant in 2024
•Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing

•Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value
•Helps ensure executives realize their compensation over a time horizon consistent with achieving long-term shareholder value
•Helps deter inappropriate actions and decisions that could harm Veralto and its key stakeholders

•Incentive compensation programs feature multiple, complementary performance measures aligned with business strategy	•Mitigates incentive to over-perform with respect to any particular metric at the expense of other metrics
•Cap on annual cash incentive compensation plan payments and on number of performance shares that may be earned under equity awards	•Mitigates incentive to over-perform with respect to any particular performance period at the expense of future periods
•Stock ownership requirements for all executive officers •No hedging of Veralto securities permitted	•Aligns executives’ economic interests with the long-term interests of our shareholders
•Annual cash incentive compensation awards are subject to Compensation Committee discretion
•Mitigates risks associated with a strictly formulaic program, which could unintentionally incentivize an undue focus on certain performance metrics or encourage imprudent risk taking
•Provides Compensation Committee the opportunity as appropriate to adjust awards based on how results are achieved

•Independent compensation consultant	•Helps ensure advice will not be influenced by conflicts of interest

44	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Analysis of 2023 Named Executive Officer Compensation
Overview
Prior to separation, Ms. Honeycutt served as an executive officer of Danaher and, as such, her pre-Separation compensation was determined and approved by the Danaher Compensation Committee. Each of the other Veralto NEOs was employed or hired by Danaher before Separation, but none were executive officers of Danaher. The pre-Separation target compensation for our NEOs hired or re-hired during 2023, including any sign-on bonuses or equity grants negotiated to offset any foregone compensation or other incentive compensation at their respective prior employers, was determined by the Danaher Compensation Committee. The pre-Separation target compensation of each of the remaining NEOs was generally determined by the officer’s manager with input from Danaher’s CEO in certain cases, except that their equity awards were ultimately subject to approval by the Danaher Compensation Committee.
The graphics below illustrate, for Ms. Honeycutt and separately for the other NEOs in aggregate, the percentage of 2023 compensation that each element of compensation accounted for (based on the amounts reported in the 2023 Summary Compensation Table):
Amounts may not total 100% due to rounding
Long-Term Incentive Awards
Target Award Values
In February 2023, the Danaher Compensation Committee subjectively determined the target dollar value of annual equity compensation to be delivered to Ms. Honeycutt in 2023. The pre-Separation target compensation of each of the NEOs other than Ms. Honeycutt was generally determined by the officer’s manager with input from Danaher’s CEO in certain cases, except that their equity awards were ultimately subject to approval by the Danaher Compensation Committee. For all equity awards granted on or after Separation, our Compensation Committee determined the target dollar value of each award, taking into account the following factors (none of which was assigned a particular weight by the Committee):
•the relative complexity and importance of the officer’s position;
•the officer’s performance record and potential to contribute to future company performance and assume additional leadership responsibility;
•the risk/reward ratio of the award amount compared to the length of the related vesting provisions, including the fact that the vesting periods applicable to our executive awards are longer than typical for our peer group;

2024 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS
•the amount of equity compensation necessary to provide sufficient retention value and long-term performance incentives in light of (1) compensation levels within the Company’s peer group, and (2) the officer’s historical compensation at Danaher;
•the competitive demand for our executives;
•the lack of a defined benefit pension plan for US-based Veralto executives, and therefore the significance of long-term incentive awards as a capital accumulation opportunity; and
•equity awards Danaher promised to our NEOs as part of their sign on agreements, including any sign-on bonuses or equity grants negotiated to offset any foregone compensation or other incentive compensation at their respective prior employers.
In determining Ms. Honeycutt’s annual equity compensation in 2023, the Danaher Compensation Committee and the Compensation Committee considered in particular Ms. Honeycutt’s effort to successfully separate Veralto from Danaher. In connection with the Separation, the Compensation Committee ratified increases to Ms. Honeycutt’s compensation level agreed to by Danaher to reflect her role as CEO and Ms. Honeycutt was awarded both an annual top-up grant to increase her compensation to a level commensurate with the peer group CEOs, as well as a one-time award in lieu of the value forfeited in connection her departure from Danaher and its executive compensation program and in recognition of her effort to separate and stand up Veralto.
Equity Award Mix
With respect to each of the NEO 2023 annual equity awards, one-half of the target award value was delivered as stock options and one-half as RSUs (please see “Grants of Plan-Based Awards” table for the grant date fair value of the awards granted to each NEO). For all Veralto NEOs, the Danaher Compensation Committee believed that the combination of stock options and RSUs effectively balances the goals of incentivizing and rewarding shareholder value creation while supporting their talent retention objectives. The Danaher executive compensation program normally awards PSUs, but the Danaher Compensation Committee determined that RSUs were more appropriate for Ms. Honeycutt given the shortened performance period due to the anticipated Separation. Stock options inherently incentivize shareholder value creation since option holders realize no value unless a company’s stock price rises after the option grant date. Beginning in 2024, the Compensation Committee designed an equity award program with a mix that includes 50% PSUs, which incentivize shareholder value creation as the value of PSUs is tied directly to Veralto’s relative TSR performance. Our 2023 NEO stock options and RSUs vest over four years. In 2024, the NEO PSUs are subject to a three-year performance period. In aggregate, these periods promote stability and encourage officers to take a long-term view of our performance.
PSU Performance Criteria
Beginning in 2024, the Compensation Committee determined that executive officer PSUs will be subject to two performance criteria:
RELATIVE TSR
The number of shares Veralto common stock that vest pursuant to the PSU award is based primarily on the Company’s total shareholder return (TSR) ranking relative to the S&P 500 Index over an approximately three-year performance period. The Compensation Committee established threshold, target and maximum relative TSR performance levels and established a payout percentage curve that relates each level of performance to a payout expressed as a percentage of the target PSUs, as illustrated in the table below:

Performance Level (Relative TSR Rank Within S&P 500 Index)	Payout Percentage (%)
Below 25th percentile	0
25th percentile	50
50th percentile	100
75th percentile or above	200

46	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The payout percentages for performance between the performance levels indicated above are determined by linear interpolation. The Compensation Committee selected the S&P 500 Index as the relative TSR comparator group because the index consists of a broad and stable group of companies that represents investors’ alternative capital investment opportunities, reinforcing the linkage between our executive compensation program and the long-term interests of our shareholders.
ROIC
The Company’s three-year average ROIC performance beginning with the year of grant, compared to the Company’s ROIC for the year immediately preceding the year of grant (the “baseline year”), can increase or decrease the number of shares that would otherwise vest by 10% (but cannot cause the payout percentage to exceed 200%), as illustrated in the table below:

Three-Year Average ROIC Change(2) (Compared to Baseline Year ROIC)	ROIC Modifier Factor (%)
At or above + 200 basis points	110
Below + 200 basis points and above zero basis points	100
At or below zero basis points	90
(2) “Three-Year Average ROIC Change” means (1) the quotient of (a) the Company’s Adjusted Net Income for the three-year ROIC performance period divided by three, divided by (b) the Company’s Adjusted Invested Capital for the ROIC performance period, less (2) the quotient of (x) the Company’s Adjusted Net Income for the year immediately preceding the date of grant (the “baseline year”), divided by (y) the Company’s Adjusted Invested Capital for the baseline year. “Adjusted Invested Capital” means the average of the quarter-end balances for each fiscal quarter of the ROIC performance period of (a) the sum of (i) the Company’s GAAP total shareholders’ equity and (ii) the Company’s GAAP total short-term and long-term debt; less (b) the Company’s GAAP cash and cash equivalents; but excluding in all cases the impact of (1) any business acquisition by the Company for a purchase price equal to or greater than $25 million and consummated during the ROIC performance period, (2) any business sale, divestiture or disposition by the Company during the ROIC performance period, and (3) all Company investments in marketable or non-marketable securities that are consummated during the ROIC performance period. “Adjusted Net Income” is calculated in a manner similar to the definition set forth in the preceding footnote, except that (i) only transaction costs and operating gains/charges associated with acquisitions consummated during the ROIC performance period with a purchase price equal to or greater than $25 million are excluded, (ii) gains/charges associated with discontinued operations are not excluded, and (iii) gains/ charges related to Company strategic investments as well as all after-tax interest expense are excluded.
Notwithstanding the above, no more than 100% of the target PSUs will vest if the Company’s absolute TSR performance for the performance period is negative (regardless of how strong the Company’s performance is on a relative basis).
Equity Conversion in 2023
All outstanding Danaher equity held by Veralto associates as of the Separation was converted into Veralto equity using a conversion ratio that maintained all value and terms of the original Danaher equity.
•Ms. Honeycutt’s PSU grants from 2021 were certified as of the Separation and converted into Veralto RSUs with the same service vesting terms based on an earned payout percentage of 87.461%, resulting from Danaher’s absolute TSR of 8.06% ranking in the 47th percentile relative to the TSRs of the companies in the S&P 500 Index as of the beginning of the performance period (February 24, 2021). Danaher’s Average ROIC Change with respect to the 2021 PSUs was +494 basis points, resulting in a +10% modifier.
•Ms. Honeycutt’s PSU grants from 2022 was certified as of the Separation and converted into Veralto RSUs with the same service vesting terms based on an earned payout percentage of 60.381%, resulting from Danaher’s absolute TSR of -8.53% ranking in the 42nd percentile relative to the TSRs of the companies in the S&P 500 Index as of the beginning of the performance period (February 24, 2022). Danaher’s Average ROIC Change with respect to the 2022 PSUs was -59 basis points, resulting in a -10% modifier.
These RSUs remain subject to a further mandatory holding period that runs through 2025 for the 2021 grant and 2026 for the 2022 grant.

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Awards
Overview
The diagram below illustrates the 2023 post-Separation annual incentive award opportunities the Compensation Committee determined for the Company’s NEOs in October 2023 under the Omnibus Plan, each element of which is further described below.

COMPANY PAYOUT PERCENTAGE (60%)

BASE SALARY	TARGET BONUS PERCENTAGE	COMPOSITE PAYOUT PERCENTAGE
+

PERSONAL PAYOUT PERCENTAGE (40%)

Target Bonus Percentage and Personal Payout Percentage
Prior to separation, Ms. Honeycutt served as an executive officer of Danaher and, as such, her pre-Separation compensation was determined and approved by the Danaher Compensation Committee. Each of the other Veralto named executive officers was employed by Danaher before Separation, but none were executive officers of Danaher. The pre-Separation target compensation of each of the Named Executive Officers other than Ms. Honeycutt was generally determined by the officer’s manager with input from Danaher’s CEO in certain cases.

Executive Officer	Target Bonus Percentage (%)	2023 Personal Performance Objectives
Jennifer L. Honeycutt President and Chief Executive Officer	135
Consisted of qualitative goals relating to the implementation of DBS/VES to drive continuous improvement for her business units at the beginning of the year, the Veralto businesses and Veralto at year end; qualitative goals for her business units relating to strategy development in anticipation of the Veralto separation including inorganic growth, cultivation and ESG; quantitative goals for her business units relating to strengthening talent development, succession planning, associate engagement, and diversity representation; qualitative goals relating to the successful execution of the Veralto separation and stand-up.

Sameer Ralhan Senior Vice President and Chief Financial Officer	90	Consisted of qualitative goals with respect to public company standup such as investor activities, capital allocation policies, audit procedures and debt financing; understanding the key business drivers, his function’s organization and Veralto Enterprise System tools; completion of critical hiring, talent assessment, and engagement; development of financial processes for independent company success.
Melissa Aquino Senior Vice President, Water Quality	80
Consisted of qualitative goals with respect to the separation of the Veralto separation, specifically around critical role hiring, board development and change management to ensure sustained performance and associate stability; execution of her segment’s strategy and updating to prepare for separation of the Veralto business; transitional oversight of one of her segment’s businesses; partner with our strategic and corporate development leaders to prepare for capital deployment; and quantitative goals around engagement.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer	Target Bonus Percentage (%)	2023 Personal Performance Objectives
Mattias Byström Senior Vice President, Product Quality Innovation	80
Consisted of qualitative goals with respect to the separation of the Veralto business, specifically around change management to ensure sustained performance and associate stability; development of his segment’s narrative for investor relations and future business development; partner with our strategic and corporate development leaders to prepare for capital deployment; and active support for diversity efforts as executive sponsor of an associate resource group.

Sylvia Stein Senior Vice President, Chief Legal Officer	70
Consisted of qualitative goals with respect to Veralto’s execution of compliance activities; support for public reporting as independent company; proper knowledge transfer of her function’s key responsibilities; development of her function’s corporate budget; partnership for creation of enterprise Environmental, Sustainability and Governance structure and other strategic areas; and her immersion for her role and the Veralto Enterprise System tools.

DETERMINING TARGET BONUS PERCENTAGE
In determining the target bonus percentage for Ms. Honeycutt, the Danaher Compensation Committee considered the relative complexity and importance of the executive’s position and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles. Each of the other Veralto NEO’s target bonus was generally determined by the officer’s manager with input from Danaher’s CEO in certain cases. The Compensation Committee determined the executive officer’s target bonus percentages for 2024.
DETERMINING PERSONAL PAYOUT PERCENTAGE
Following the end of 2023, the Compensation Committee used its best judgment and determined for each NEO a Personal Payout Percentage between 0% and 200%. The Committee believes that its ability to exercise discretion in connection with the annual executive cash incentive compensation awards is an important element in reaching balanced compensation decisions that are consistent with our strategy, reward both current year performance and sustained long-term value creation, and reward achievements that advance our sustainability strategy. The Committee’s ability to exercise discretion:
•helps mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics or encourage imprudent risk taking;
•gives the Committee flexibility to address changes in economic conditions and our operating environment that occur during the performance period; and
•allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach focused solely on Company performance, such as advancing sustainability-related goals, championing Veralto’s culture and values and recognition of individual performance levels.
Without assigning any particular weight to any individual factor, the Committee took into account the executive’s execution against their personal performance objectives for the year, the executive’s performance with respect to each of the Company’s four “Core Behaviors” (which are a set of standards and behaviors that Veralto associates are expected to aspire to and are assessed against), the executive’s overall performance for the year, the size of the Company Payout Percentage for the year, and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles. Without limiting the foregoing, with respect to the executive officer team’s 2023 performance as a whole, the Committee considered in particular the Company’s 2023 financial performance; the Company’s successful separation from Danaher to create a separate, publicly-traded company; and the Company’s proactiveness during the year in identifying and executing upon opportunities to invest in the Company’s future financial and competitive positioning. The average Personal Payout Percentage of the NEOs (other than Ms. Honeycutt) was 131%.
The Company awarded Ms. Honeycutt a Personal Payout Percentage of 165% for 2023, based primarily on the Company’s financial and operational performance; progress toward the Core Value Driver results for Pall Industrial, Danaher High-Growth Markets and the Veralto businesses; progress toward its DE+I representation and talent development objectives; progress toward separating the Veralto business to create a separate, publicly-traded company; and progress in further

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COMPENSATION DISCUSSION AND ANALYSIS
enhancing the Company’s strategy development processes, strategic direction , Environmental, Sustainability & Governance structure and growth capabilities .
Company Payout Percentage
The post-Separation Company Payout Percentage is formulaic, based on the Company’s 2023 performance against the Adjusted Operating Profit and Core Revenue Growth metrics described above and below and in Appendix A (the “Metrics”). The Committee weighted the two metrics evenly for the post-Separation year and chose the metrics in part because they were the most predictable and relevant metrics for the 3-month post-Separation period in 2023.
For each of the Metrics, the Committee established threshold, target and maximum levels of Company performance, as well as a payout percentage curve that related each level of performance to a payout expressed as a percentage of target bonus. The payout percentage was 0% for below-threshold performance, 50% for threshold performance, 100% for target performance and 200% for performance that equaled or exceeded the maximum. The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation.
In determining the target performance level and payout percentage curve for the Metrics, the Committee considered historical performance data for the Company and its peer group, analyst estimates for the Company’s peer group, the Company’s annual budget and macroeconomic/end-market trends. For each Metric, the Committee set the performance target at a level it believed would represent attractive financial performance within our industry and would require a high (but achievable) level of Company performance, while requiring what it believed would be outstanding performance to achieve the maximum payout level.
Following the end of 2023, the post-Separation Company Payout Percentage was calculated as follows:

	2023 Performance/Payout Matrix
Metric	Threshold Performance Level	Target Performance Levels	Maximum Performance Level	Payout (before weighting) (%)	Metric Weighting	Weighted Payout (%)
Adjusted Operating Profit				99		49
Core Revenue Growth				200		100
				COMPANY PAYOUT PERCENTAGE:		149% (as rounded)
Core to the determination of the 2023 performance factors was the question of how best to address the Separation of Veralto from Danaher during the year. The Committee agreed to utilize blended performance factors for each participant weighted towards their time in each plan: pre-Separation (January 1 or time of hire through September 29, 2023) and post-Separation (September 30, 2023 through December 31, 2023) results. On that basis, the performance factors used in calculating Veralto’s Executive Officer incentive compensation were as such below:
•Ms. Honeycutt participated in the Danaher Executive Officer ICP Bonus Plan and her pre-Separation company performance factor was 0.85, which was the calculated factor used at the end of the third quarter of 2023. Since Ms. Honeycutt no longer had influence of the results over Danaher post-Separation, the Committee determined to use this flat rate as the CFF.
•Mr. Ralhan and Ms. Stein participated in Danaher’s Corporate ICP Bonus Plan and their pre-Separation performance factor was 0.95, which was the calculated factor used at the end of the third quarter of 2023. Similarly, as Mr. Ralhan and

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COMPENSATION DISCUSSION AND ANALYSIS
Ms. Stein no longer had influence of the results over Danaher’s Corporate performance post-Separation, the Committee used this flat rate for the calculation.
•Ms. Aquino participated in the Danaher Water Quality Platform ICP Bonus Plan and Mr. Byström participated in the Danaher Product Quality Innovation (PQI) Global Platform ICP Bonus Plan. Their pre-Separation performance factors were linked to the full year results of their respective Veralto’s segments. The performance factors were 1.09 for Ms. Aquino for Water Quality and 0.95 for Mr. Byström for PQI.
Composite Payout Percentage
The Company Payout Percentage and Personal Payout Percentage were calculated for each NEO, weighted accordingly and added to yield the officer’s Composite Payout Percentage. The Composite Payout Percentage was prorated with their respective payout percentage from the executive’s plan prior to separation and multiplied by the NEO’s target bonus amount to yield the executive’s award amount for the year. The 2023 annual cash incentive compensation awards for each of the NEOs are set forth in the Summary Compensation Table.
Base Salaries
Prior to separation, Ms. Honeycutt served as an executive officer of Danaher and, as such, her pre-Separation compensation was determined and approved by the Danaher Compensation Committee. Each of the other Veralto named executive officers was employed by Danaher before Separation, but none were executive officers of Danaher. The pre-Separation target compensation of each of the Named Executive Officers other than Ms. Honeycutt was generally determined by the officer’s manager with input from Danaher’s CEO in certain cases.
As part of the Separation, the Compensation Committee ratified increases agreed to by Danaher to Ms. Honeycutt's base salary to $1 million, commensurate with the base salaries of the peer group CEOs.
The Compensation Committee reviewed base salaries for executive officers in February of 2024. The Compensation Committee used each officer’s prior base salary as the initial basis of consideration and then considered the individual factors described under “– Named Executive Officer Compensation Framework,” focusing on the relative complexity and importance of the executive’s role within Veralto, the market value of the executive’s role and the executive’s performance in the prior year where applicable (without giving specific weight to any particular factor). Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, the Compensation Committee also considered how changes in base salary would impact annual cash incentive compensation.
Other Compensation
Severance Benefits
We have entered into Proprietary Interest Agreements with each of our US-based NEOs that include post-employment restrictive covenant obligations. Veralto’s Senior Leader Severance Pay Plan, which each of the US-based NEOs participates in, provides for severance payments under certain circumstances. We believe the post-employment restrictive covenant obligations included in these agreements are critical in protecting our proprietary assets, and that the severance payments payable upon a termination without cause are generally commensurate with the severance rights our peers offer executives in comparable roles. The Compensation Committee adopted change-in-control provision in the US Senior Leader Severance Pay Plan in 2023 in order to allow covered executives to focus on maximizing shareholder value without the potential for distraction caused by the executive’s personal circumstances that could be impacted by a corporate transaction, in alignment with standard market practice.
EDIP, ECP and DCP
As discussed in more detail under “Summary of Employment Agreements and Plans – Supplemental Retirement Program,” each US NEO (1) participates in either the Executive Deferred Incentive Program (EDIP), or the Excess Contribution Program (“ECP”), and (2) is eligible to participate in the voluntary Deferred Compensation Plan (“DCP”):

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COMPENSATION DISCUSSION AND ANALYSIS
•The EDIP and ECP are each non-qualified, unfunded excess contribution programs available to selected members of our management. We use these programs to tax-effectively contribute amounts to executives’ and other participants’ retirement accounts and provide an opportunity to realize tax-deferred, market-based notional investment growth on these contributions.
•The DCP allows each participant to voluntarily defer, on a pre-tax basis, up to 85% of their salary and/or up to 85% of their non-equity annual incentive compensation with respect to a given plan year. The DCP gives our executives and other participants an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals.
Other Benefits and Perquisites
All of our US-based executives are eligible to participate in our U.S. employee benefit plans, including our group medical, dental, vision, disability, accidental death and dismemberment, life insurance, flexible spending and 401(k) plans. These plans are generally available to all U.S. full-time and certain part-time employees and do not discriminate in favor of executive officers. In addition, the Committee makes certain perquisites available to the NEOs; please see the footnotes to the Summary Compensation Table for additional details. The Compensation Committee has also adopted a policy prohibiting any tax reimbursement or gross-up provisions in our executive compensation program (except under a policy applicable to management employees generally such as a relocation policy).
One-Time Cash and Equity Awards
To successfully separate Veralto, Danaher management recommended a number of one-time cash and equity awards in regards to sign on actions for newly hired associates and promotions for Danaher associates in connection with career advancements to the Veralto executive team. These included new hire cash and equity awards to Mr. Ralhan and Mses. Aquino and Stein and a promotional equity award to Mr. Byström. Mr. Ralhan’s $2 million new hire equity award was negotiated by Danaher management, but deferred until November 2023 and ultimately reviewed and ratified by the Compensation Committee. His $1.5 million new hire cash award vests over two tranches, with the first $750,000 paid out with the beginning of his employment in June 2023 and the second $750,000 to be paid out one year thereafter. Ms. Aquino received a $625,000 cash sign-on award in January 2023 and a $3.5 million new hire equity award in February 2023. Mr. Byström received a $1 million one-time promotional equity grant in July 2023. Ms. Stein received a $250,000 cash sign-on award in June 2023 and a one-time $2.1 million new hire equity award in July 2023.
The Compensation Committee considered what the Danaher management team and Danaher Compensation Committee had recommended to the Veralto executives in its post-Separation compensation determinations. At Separation, the Compensation Committee ratified increases agreed to by Danaher to Ms. Honeycutt’s annual salary and awarded her an annual equity top-up negotiated and recommended the Danaher Compensation Committee to increase Ms. Honeycutt’s compensation to be more in line with that of the peer group CEOs. In addition, the Committee also ratified a one-time equity grant to Ms. Honeycutt agreed to by the Danaher Compensation Committee in recognition of the equity opportunity foregone with the Separation and in recognition of her effort in standing up a new company.
Peer Group Compensation Analysis
The Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of our executives because in light of the Company’s diverse mix of businesses, strict targeting of a specified compensation posture would not appropriately reflect the unique nature of our business portfolio or the degree of difficulty in leading the Company and key businesses and functions. However, the Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs and is fair and efficient. As a result, the Committee has worked with FW Cook to develop a peer group for purposes of assessing competitive compensation practices, and periodically reviews compensation data for the peer group derived from publicly filed proxy statements. The Committee will periodically review the companies included in the peer group to ensure that the peer group remains appropriate.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Peer Group Prior to December 2023
Prior to December 2023, the Company’s peer group (for purposes of all 2023 executive compensation decisions) was established by the Danaher Compensation Committee and consisted of the companies set forth below:

AMETEK	Flowserve	Pentair
Clean Harbors	Fortive	Rockwell Automation
Donaldson	IDEX	Roper Corporation
Dover	Keysight Technologies	Xylem
Ecolab Inc.	Mettler-Toledo International	Zebra Technologies
The Danaher Compensation Committee selected companies for inclusion in this peer group based on (1) the extent to which they compete with us in one or more lines of business, for executive talent and for investors, and (2) comparability of revenues, market capitalization, EBITDA, total assets and number of employees. As of October 2023, and based on Standard & Poor’s Capital IQ database, Veralto’s ranking within this peer group was 35th percentile for revenue, 47th percentile for market capitalization, 59th percentile for net income (from continuing operations excluding extraordinary items), 48th percentile for EBITDA, and 51st percentile for employees.
Executive Compensation Peer Group as of December 2023
In December 2023, the Compensation Committee evaluated the existing peer group with the assistance of FW Cook (using the same selection criteria described above) and added Agilent Technologies. The Compensation Committee made this update to the peer group to better reflect the Company’s current size and portfolio of businesses. Set forth below is the Company’s peer group as of December 2023:

Agilent Technologies	Flowserve	Pentair
AMETEK	Fortive	Rockwell Automation
Clean Harbors	IDEX	Roper Corporation
Donaldson	Keysight Technologies	Xylem
Dover	Mettler-Toledo International	Zebra Technologies
Ecolab Inc.
The table below sets forth for this updated peer group and Veralto’s information regarding revenue, net income and EBITDA (based on the most recently reported 12-months for each company as of October 2, 2023), market capitalization (as of October 2, 2023) and employee headcount (based on each company’s most recent fiscal year end as of October 2, 2023), in each case derived from the Standard & Poor’s Capital IQ database.

	Revenue ($ in millions)	Market Capitalization ($ in millions)	Net Income (From continuing operations excluding extraordinary items) ($ in millions)	EBITDA ($ in millions)	Employees (#)
75th percentile	7,060	32,490	1,158	1,789	19,644
Median	5,796	22,750	849	1,418	17,100
25th percentile	4,176	11,619	439	938	14,500
Veralto	5,000	20,945	900	1,200	16,500
VERALTO PERCENTILE RANK	33%	44%	55%	44%	47%
The peer group compensation data that the Danaher Compensation Committee reviewed in 2023 in connection with its named executive officer compensation decision for Ms. Honeycutt estimated the 25th, median and 75th percentile positions among our peers with respect to base salary, annual cash incentive compensation (target and actual), total annual cash compensation (target and actual), long-term incentive compensation, total direct compensation (target and actual), all

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COMPENSATION DISCUSSION AND ANALYSIS
other compensation, annual change in pension value and above-market interest on non-qualified deferred compensation, and actual total compensation, in each case with respect to each respective NEO position. The Compensation Committee reviewed the same analysis in December 2023 and February 2024.
The Compensation Committee will continue to periodically review the companies included in the peer group to ensure that the peer group remains appropriate.
Named Executive Officer Compensation Framework
Veralto’s compensation program is grounded on the principle that each executive must consistently demonstrate exceptional personal performance in order to remain a Veralto executive. Within the framework of this principle and the other objectives discussed above, the Compensation Committee will exercise its judgment in making executive compensation decisions. The factors that will generally shape particular executive compensation decisions (none of which are assigned any particular weight by the Compensation Committee) are the following:
•The relative complexity and importance of the executive’s position within Veralto. To ensure that the most senior executives are held most accountable for long-term operating results and changes in shareholder value, the Committee believes that both the amount and “at-risk” nature of compensation should increase with the relative complexity and significance of an executive’s position.
•The executive’s record of performance, long-term leadership potential and tenure.
•Veralto’s performance. Our cash incentive compensation will vary annually to reflect near-term changes in operating and financial results. Our long-term compensation is closely aligned with long-term shareholder value creation, both by tying the ultimate value of the awards to long-term shareholder returns and because of the length of time executives are required to hold the awards before realizing their value.
•Our assessment of pay levels and practices in the competitive marketplace. The Committee will consider market practice in determining pay levels and compensation design to ensure that our costs are sustainable relative to peers and compensation is appropriately positioned to attract and retain talented executives. As noted above, the market for executive-level talent is highly competitive. Veralto executives are well versed in applying VES to deliver strong operating performance and create shareholder value, and we devote significant resources to training our executives in VES. As a result of these factors, we believe that our executives are particularly valued by other companies, which creates a high degree of retention risk.
The Compensation Committee will consider the factors above within the context of the then-prevailing economic environment and may adjust the terms and/or amounts of compensation accordingly so that they continue to support our objectives.
For a description of the role of the Company’s executives and the Compensation Committee’s independent compensation consultant in the executive compensation process, please see “Corporate Governance – Board of Directors and Committees of the Board – Compensation Committee.”
Other Compensation Policies and Information
Long-Term Incentive Compensation Grant Practices
Equity awards are granted under the Omnibus Plan, which is described in “Summary of Employment Agreements and Plans – 2023 Omnibus Incentive Plan.” Executive equity awards will typically be granted in of one of the Company’s four, standardized grant dates during the year, and may also be granted at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date is either the date of grant approval or a specified date subsequent to the approval date. The timing of equity awards has not and will not be coordinated with the release of material non-public information. As part of the Separation, Ms. Honeycutt received the first ever Veralto equity awards on the first market day of the Company’s trading on October 2, 2023. The Compensation Committee approved annual equity

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COMPENSATION DISCUSSION AND ANALYSIS
awards to executive officers at the Committee’s regularly scheduled meeting in February 2024, when the Committee reviewed the performance of the executive officers and determined most or all of the other components of executive compensation.
The target dollar value attributable to RSUs has been translated into a number of RSUs based on fair market value of our common stock. The target value attributable to stock options has been translated into a number of options based on the Black Scholes value used in the Company’s financial statements with respect to the particular grant. The exercise price for stock option awards granted under the Omnibus Plan equals the closing price of Veralto common stock on the date of grant (or on the immediately preceding trading day if the date of grant is not a trading day).
Stock Ownership-Related Policies
Stock Ownership Requirements
To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in Veralto within five years of their appointment to an executive position, as follows:

Title	Stock Ownership Multiple
Chief Executive Officer	6 times base salary
Executive Vice President	3 times base salary
Senior Vice President	2 times base salary

What Counts as Ownership:	What Does Not Count as Ownership:
•Shares in which the executive or their spouse or child has a direct or indirect interest	•Unexercised stock options
•Notional shares of Veralto stock in the EDIP, ECP or DCP	•Unvested PSUs
•Shares held in a 401(k) plan
•Unvested RSUs
•Vested PSUs
Once an executive officer has acquired a number of Company shares that satisfies the applicable ownership multiple, such number of shares then becomes the officer’s minimum ownership requirement (even if the officer’s salary increases or the fair market value of such shares subsequently changes) until the officer is promoted to a higher level. As Veralto was only separated three months prior to the end of the year, we have not yet conducted our annual stock ownership review (which will normally take place over the summer). Our executive officers will have five years from the time of Separation to meet the guidelines. Any future executive officers would have five years from the time of their appointment to meet the guidelines.
Pledging Policy
Veralto’s Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Veralto common stock that the director or officer directly or indirectly owns and controls (other than shares pledged as of the date the policy was adopted), and provides that pledged shares of Veralto common stock do not count toward Veralto’s stock ownership requirements. No NEO has pledged any shares of Veralto common stock.
Hedging Policy
Under our insider trading policy, Veralto directors and employees (including executive officers) are prohibited from engaging in short sales of Veralto common stock, transactions in any derivative of a Veralto security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Veralto equity compensation plan)) or any other forms of hedging transactions with respect to Veralto securities.

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COMPENSATION DISCUSSION AND ANALYSIS
Recoupment Policy
To further discourage inappropriate or excessive risk-taking, our Board adopted a rigorous compensation recoupment (or clawback) policy at Separation applicable to our executive officers who are subject to the reporting requirements of Section 16 under the Exchange Act (“covered persons”), including our NEOs, effective October 2, 2023. The policy was adopted in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if the Company has a required accounting restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made. Pursuant to the policy, the Board will, in addition to all other remedies available to us, require reimbursement or payment to us of any erroneously paid performance-based incentive compensation awarded to any covered person within the three-year look back period. Also pursuant to the policy, the Board has the right to require reimbursement of the entire amount of any such incentive compensation payment from any covered person whose fraud or other intentional misconduct in the Board’s judgment alone or with others caused the accounting restatement. In addition, the stock plans in which our executive officers participate contain provisions for recovering awards upon certain circumstances. Under the terms of our Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may cause the participant’s unexercised or unvested equity awards to be partially or completely forfeited. In addition, under the terms of our EDIP, if termination of an employee’s participation in the plan resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.
Regulatory Considerations.
Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers. We review the tax impact of our executive compensation on the Company as well as on the executive officers. In addition, we review the impact of our compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive and effective executive compensation program, some of the compensation we provide to our executive officers is not deductible under Section 162(m).
Compensation Committee Report
This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Veralto under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Veralto specifically incorporates this report by reference therein.
The Compensation Committee of Veralto Corporation’s Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors Thomas L. Williams (Chair) Françoise Colpron Linda H. Filler

56	2024 PROXY STATEMENT

Compensation Tables and Information
2023 Summary Compensation Table
The following table sets forth the 2023 compensation of (i) our President and Chief Executive Officer, (ii) our Senior Vice President and Chief Financial Officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2023, known as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1,2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(2,5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Jennifer L. Honeycutt President and Chief Executive Officer	2023	976,218	—	3,233,674	3,252,208	1,713,413	—	217,330	9,392,843
	2022	802,500	—	1,680,547	1,631,738	1,548,830	—	206,589	5,870,204
	2021	750,000	—	1,313,474	1,603,093	1,537,500	—	155,641	5,359,708
Sameer Ralhan Senior Vice President and Chief Financial Officer	2023	347,308	750,000	3,237,778	1,047,279	448,883	—	81,338	5,912,586
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
Melissa Aquino(8) Senior Vice President, Water Quality	2023	673,077	625,000	2,377,612	2,014,263	765,040	—	33,607	6,488,599
	2022	453,297	—	450,246	451,908	—	—	154,530	1,509,981
	2021	—	—	—	—	—	—	—	—
Mattias Byström(9) Senior Vice President Product Identification	2023	619,569	—	1,139,250	964,457	572,562	—	325,801	3,621,639
	2022	509,930	—	1,087,767	1,090,120	308,750	—	312,747	3,309,314
	2021	—	—	—	—	—	—	—	—
Sylvia Stein Senior Vice President, Chief Legal Officer	2023	252,404	250,000	1,386,726	1,172,941	212,991	—	69,246	3,344,308
	2022	—	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—	—
(1) The following table sets forth the amount of the salary earned by each NEO with respect to the pre-Separation and post-Separation periods, respectively:

Name of Officer	Pre-Separation (Danaher) Compensation ($)	Post-Separation (Veralto) Compensation ($)
Jennifer L. Honeycutt	712,756	263,461
Sameer Ralhan	158,846	188,461
Melissa Aquino	457,692	215,385
Mattias Byström	461,706	157,863
Sylvia Stein	111,058	141,346
Amounts may not total to Summary Compensation salaries due to rounding

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COMPENSATION TABLES AND INFORMATION
(2) The following table sets forth the amount, if any, of salary and/or non-equity incentive compensation that each named executive officer deferred into the DCP with respect to each of the years reported above:

	Amount of Salary Deferred into DCP ($)				Amount of Non-Equity Incentive Compensation Deferred into DCP ($)
Name of Officer	2023 Veralto	2023 Danaher	2022	2021	2023	2022	2021
Jennifer L. Honeycutt	18,308	59,790	64,119	59,915	856,707	774,415	768,750
Sameer Ralhan	20,192	28,269	—	—	23,982	—	—
Melissa Aquino	—	—	30,600	25,501	—	—	75,903
Mattias Byström	—	—	—	—	—	—	—
Sylvia Stein	2,423	1,615	—	—	—	—	—
(3)    The amounts reflected in this column represent one-time sign-on cash bonus payments for newly hired executives to replace compensation they would have received from their previous employers had they not terminated their employment. Mr. Ralhan’s cash bonus vests over two tranches; the first tranche paid out at the beginning of his employment with Danaher in June, 2023, and the second tranche will pay out on the first anniversary of such date.
(4)    The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards made in the applicable year by Danaher prior to the Separation and by us on or after the Separation, computed in accordance with FASB ASC Topic 718. The replacement or converted equity-based awards that were granted or adjusted in connection with the Separation as described under the ”Equity Conversion in 2023” section and that, prior to the Separation, related to outstanding Danaher awards, are not included as new awards in these columns. With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures):

Name of Officer(s)	Date of Grant	Risk-Free Interest Rate (%)	Stock Price Volatility Rate (%)	Dividend Yield (%)	Option Life (in years)
Honeycutt	October 2, 2023	4.61	32.72	0.00	7.0
Ralhan, Byström, Stein	July 15, 2023	3.93	26.27	0.45	5.0
Honeycutt	February 24, 2023	4.10	28.02	0.43	7.0
Aquino, Byström	February 24, 2023	4.19	27.87	0.43	5.0
Byström	November 15, 2022	4.00	31.63	0.37	5.0
Honeycutt	February 24, 2022	1.94	30.23	0.37	7.5
Byström	February 24, 2022	1.84	29.99	0.37	5.0
Honeycutt	February 24, 2021	1.08	31.39	0.38	7.5
Byström	February 24, 2021	0.62	31.12	0.38	5.0
All stock awards reflected in the table above were granted in the form of time-based restricted stock units (RSUs), except that Ms. Honeycutt’s 2021 and 2022 awards were granted partially in the form of performance stock units (PSUs). With respect to RSUs, the grant date fair value under FASB ASC Topic 718 was calculated based on the number of shares Veralto common stock underlying the RSU, times the closing price of the common stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to vesting and distribution). With respect to PSUs, the grant date fair value under FASB ASC Topic 718 has been calculated based on the probable outcome of the applicable performance conditions and a Monte Carlo simulation valuation model modified to reflect an illiquidity discount (as a result of Danaher’s mandatory two-year post-vesting holding period), using the following significant assumptions (since the performance criteria applicable to the performance stock units are considered a “market condition,” footnote disclosure of the award’s potential maximum value is not required):

		Monte Carlo Simulation				Illiquidity discount
Name of Officer	Date of Grant	Veralto's expected volatility (%)	Average volatility of peer group (%)	Risk-free interest rate (%)	Dividend Yield (%)	Veralto's expected volatility (%)	Risk-free interest rate (%)	Dividend Yield (%)
Honeycutt	February 24, 2022	27.01	38.88	1.69	0.00	29.72	1.53	0.37
Honeycutt	February 24, 2021	26.20	38.62	0.22	0.00	27.76	0.12	0.38

58	2024 PROXY STATEMENT

COMPENSATION TABLES AND INFORMATION
(5) The following table sets forth the amount of the non-equity incentive plan compensation earned by each NEO with respect to the pre-Separation and post-Separation periods, respectively:

Name of Officer	Pre-Separation (Danaher) Compensation ($)	Post-Separation (Veralto) Compensation ($)
Jennifer L. Honeycutt	1,178,413	535,000
Sameer Ralhan	209,065	239,818
Melissa Aquino	551,868	213,172
Mattias Byström	396,513	176,049
Sylvia Stein	91,825	121,166
(6)    The amounts set forth in this column represents the aggregate change in the actuarial present value of the corresponding NEO’s accumulated benefit under the Cash Balance Plan of the Danaher Corporation & Subsidiaries Pension Plan (“Danaher Cash Balance Plan”) in the applicable fiscal years. In connection with the Separation of Veralto from Danaher and pursuant to the employee matters agreement with Danaher, all accrued benefits under the Danaher Cash Balance Plan remained the obligation of Danaher, and Veralto did not replicate, replace or initiate any pension or other defined benefit plan. See “ – 2023 Pension Benefits.” Neither Danaher nor Veralto provided any above-market or preferential earnings on any deferred compensation.
(7)    The following table describes the elements of compensation included in “All Other Compensation” for 2023:

Name	Company 401(k) Contributions ($)(a)	Company EDIP/ECP Contributions ($)(b)	Non-US Qualified Defined Contribution Program Company Contributions ($)(c)	Non-US Non-Qualified Defined Contribution Program Company Contributions ($)~~(d)~~	Other ($)(e)	Total 2023 All Other Compensation ($)
Jennifer L. Honeycutt	22,960	180,563	—	—	13,807	217,330
Sameer Ralhan	3,189	—	—	—	78,149	81,338
Melissa Aquino	19,800	—	—	—	13,807	33,607
Mattias Byström	—	—	41,040	237,445	47,316	325,801
Sylvia Stein	7,124	—	—	—	62,122	69,246
(a)    Includes contributions from both Danaher and Veralto. Danaher contributions include: Ms. Honeycutt, $22,960; Mr. Ralhan, $3,189; Ms. Aquino, $19,800; Ms. Stein, $2,375. Veralto contributions include: Ms. Stein, $4,749.
(b)    All contributions are from Danaher.
(c)    Includes $30,572 in contributions from Danaher and $10,468 in contributions from Veralto.
(d)    Includes $198,087 in contributions from Danaher and $39,358 in contributions from Veralto.
(e)    Consists of amounts relating to: tax preparation/professional services for Ms. Honeycutt, a housing allowance for Mr. Ralhan in anticipation of his relocation to the company headquarters; tax preparation/professional services for Ms. Aquino, car and perquisite allowances, as well as tax preparation/professional services for Mr. Byström, and commuting expenses and lodging for Ms. Stein in anticipation of her relocation to the company headquarters.
(8)    Ms. Aquino left Danaher on October 3, 2022 and rejoined on January 9, 2023. Because Ms. Aquino resigned from the Danaher subsidiary where she worked in October 2022 (before rejoining Danaher in January 2023), she was not eligible to receive a cash incentive compensation award for 2022, and her equity award opportunities were forfeited.
(9)    The amounts contained in the table and throughout this Proxy Statement for Mr. Byström were paid or earned in Swedish Kronor or Euros. Amounts have been converted to U.S. Dollars using a spot exchange rate as of December 31, 2023: 1 SEK = 0.0991 USD and 1 EUR = 1.1035 USD.

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COMPENSATION TABLES AND INFORMATION
Grants of Plan-Based Awards for Fiscal 2023
The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers in 2023 under Danaher’s compensation programs and plans prior to the Separation and under our compensation programs and plans following the Separation. The award types, share numbers, and exercise prices of the 2023 pre-Separation grants have been updated to reflect the effect of the Separation. See “Compensation Discussion and Analysis – Long-Term Incentive Awards” for a discussion of the effect of the Separation on outstanding awards.

Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Pay Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price or Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jennifer L. Honeycutt
Pre-Separation Annual Cash Incentive Compensation	5/9/23	5/9/23	504,863	1,009,726	2,019,452	—	—	—	—	—	—	—
Post-Separation Annual Cash Incentive Compensation	10/1/23	10/1/23	170,137	340,274	680,548	—	—	—	—	—	—	—
Pre-Separation Restricted stock units	2/24/23	2/22/23	—	—	—	—	—	—	21,028(4)	—	—	1,733,519
Post-Separation Restricted stock units	10/2/23	10/1/23	—	—	—	—	—	—	2,938(5)	—	—	250,083
	10/2/23	10/1/23	—	—	—	—	—	—	14,686(6)	—	—	1,250,072
Pre-Separation Stock options	2/24/23	2/22/23	—	—	—	—	—	—	—	56,829(6)	83.23	1,752,188
Post-Separation Stock options	10/2/23	10/1/23	—	—	—	—	—	—	—	6,637(5)	85.12	250,016
	10/2/23	10/1/23	—	—	—	—	—	—	—	33,183(6)	85.12	1,250,004
Sameer Ralhan
Pre-Separation Annual Cash Incentive Compensation	—	—	88,028	176,055	NA	—	—	—	—	—	—	—
Post-Separation Annual Cash Incentive Compensation	10/1/23	10/1/23	80,261	160,521	321,042	—	—	—	—	—	—	—
Pre-Separation Restricted stock units	7/15/23	7/11/23	—	—	—	—	—	—	15,556(6)	—	—	1,237,773
Post-Separation Restricted stock units	11/15/23	11/13/23	—	—	—	—	—	—	27,060(5)	—	—	2,000,005
Pre-Separation Stock options	7/15/23	7/11/23	—	—	—	—	—	—	—	44,446(6)	80.36	1,047,279

60	2024 PROXY STATEMENT

COMPENSATION TABLES AND INFORMATION

Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Pay Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price or Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Aquino
Pre-Separation Annual Cash Incentive Compensation	—	—	276,440	405,041	NA	—	—	—	—	—	—	—
Post-Separation Annual Cash Incentive Compensation	10/1/23	10/1/23	71,343	142,685	285,370	—	—	—	—	—	—	—
Pre-Separation Restricted stock units	2/24/23	2/22/23	—	—	—	—	—	—	7,813(4)	—	—	644,093
	2/24/23	2/22/23	—	—	—	—	—	—	21,028(7)	—	—	1,733,519
Pre-Separation Stock options	2/24/23	2/22/23	—	—	—	—	—	—	—	21,108(4)	83.23	545,531
	2/24/23	2/22/23	—	—	—	—	—	—	—	56,829(7)	83.23	1,468,732
Mattias Byström
Pre-Separation Annual Cash Incentive Compensation	—	—	251,168	369,365	NA	—	—	—	—	—	—	—
Post-Separation Annual Cash Incentive Compensation	10/1/23	10/1/23	63,145	126,290	252,580	—	—	—	—	—	—	—
Pre-Separation Restricted stock units	2/24/23	2/22/23	—	—	—	—	—	—	7,813(4)	—	—	644,093
	7/15/23	7/11/23	—	—	—	—	—	—	6,223(6)	—	—	495,157
Pre-Separation Stock options	2/24/23	2/22/23	—	—	—	—	—	—	—	21,108(4)	83.23	545,531
	7/15/23	7/11/23	—	—	—	—	—	—	—	17,779(6)	80.36	418,926
Sylvia Stein
Pre-Separation Annual Cash Incentive Compensation	—	—	48,329	96,658	NA	—	—	—	—	—	—	—
Post-Separation Annual Cash Incentive Compensation	10/1/23	10/1/23	46,819	93,637	187,274	—	—	—	—	—	—	—
Pre-Separation Restricted stock units	7/15/23	7/11/23	—	—	—	—	—	—	13,069(4)	—	—	1,039,885
	7/15/23	7/11/23	—	—	—	—	—	—	4,359(6)	—	—	346,841
Pre-Separation Stock options	7/15/23	7/11/23	—	—	—	—	—	—	—	37,334(4)	80.36	879,700
	7/15/23	7/11/23	—	—	—	—	—	—	—	12,445(6)	80.36	293,241
(1) These columns relate to 2023 cash award opportunities under, for pre-Separation periods, Danaher’s 2007 Omnibus Incentive Plan and, for post-separation periods, our Omnibus Plan. Please see “Summary of Employment Agreements and Plans – 2023 Omnibus Incentive Plan” for

2024 PROXY STATEMENT	61

COMPENSATION TABLES AND INFORMATION
a description of such plan. The amounts actually paid pursuant to these 2023 award opportunities are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2) These columns relate to equity awards granted under the Omnibus Plan, the terms of which apply to all of the equity awards described in this table.
(3) Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. For the assumptions used in determining the grant date fair value under FASB ASC Topic 718, please see Footnote 4 to the Summary Compensation Table.
(4) For a description of the vesting terms of the award, please see Footnote 9 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.
(5) For a description of the vesting terms of the award, please see Footnote 4 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.
(6) For a description of the vesting terms of the award, please see Footnote 3 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.
(7) For a description of the vesting terms of the award, please see Footnote 10 to the Outstanding Equity Awards at 2023 Fiscal Year-End Table.

62	2024 PROXY STATEMENT

COMPENSATION TABLES AND INFORMATION
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table summarizes outstanding equity awards for each named executive officer as of December 31, 2023. All of the awards set forth in the table below are governed by the terms and conditions of the Omnibus Plan. The information set forth below with respect to outstanding equity awards made prior to September 30, 2023 reflect the conversion of such awards in the Separation.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jennifer L. Honeycutt	10/2/23	—	33,183(3)	85.12	10/2/33	—	—	—	—
	10/2/23	—	6,637(4)	85.12	10/2/33	—	—	—	—
	2/24/23	—	56,829(3)	83.23	2/24/33	—	—	—	—
	2/24/22	—	51,175(3)	90.73	2/24/32	—	—	—	—
	2/24/21	—	9,877(5)	74.51	2/24/31	—	—	—	—
	2/24/21	—	53,309(6)	74.51	2/24/31	—	—	—	—
	7/15/20	12,020	24,048(5)	62.93	7/15/30	—	—	—	—
	2/24/20	12,841	25,682(5)	52.40	2/24/30	—	—	—	—
	5/15/19	7,401	3,703(5)	43.79	5/15/29	—	—	—	—
	2/24/19	31,656	7,914(7)	37.92	2/24/29	—	—	—	—
	2/24/18	34,691	—	33.19	2/24/28	—	—	—	—
	2/24/17	31,938	—	28.76	2/24/27	—	—	—	—
	11/15/16	11,553	—	26.61	11/15/26	—	—	—	—
	2/24/16	28,019	—	22.04	2/24/26	—	—	—	—
	2/24/22	—	—	—	—	10,816(8)	889,724	—	—
	2/24/21	—	—	—	—	2,789(8)	229,423	—	—
	2/24/21	—	—	—	—	15,002(8)	1,234,065	—	—
	10/2/23	—	—	—	—	14,686(3)	1,208,070	—	—
	10/2/23	—	—	—	—	2,938(4)	241,680	—	—
	2/24/23	—	—	—	—	21,028(9)	1,729,763	—	—
	5/15/19	—	—	—	—	1,150(5)	94,599	—	—
	2/24/19	—	—	—	—	2,455(7)	201,948	—	—
Sameer Ralhan	7/15/23	—	44,446(3)	80.36	7/15/33	—	—	—	—
	11/15/23	—	—	—	—	27,060(4)	2,225,956	—	—
	7/15/23	—	—	—	—	15,556(3)	1,279,637	—	—

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COMPENSATION TABLES AND INFORMATION

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Melissa Aquino	2/24/23	—	56,829(10)	83.23	2/24/33	—	—	—	—
	2/24/23	—	21,108(9)	83.23	2/24/33	—	—	—	—
	2/24/23	—	—	—	—	21,028(10)	1,729,763	—	—
	2/24/23	—	—	—	—	7,813(9)	642,697	—	—
Mattias Byström	7/15/23	—	17,779(3)	80.36	7/15/33	—	—	—	—
	2/24/23	—	21,108(9)	83.23	2/24/33	—	—	—	—
	11/15/22	—	13,505(11)	90.32	11/15/32	—	—	—	—
	2/24/22	3,148	9,450(9)	90.73	2/24/32	—	—	—	—
	2/24/22	1,475	4,430(9)	90.73	2/24/32	—	—	—	—
	2/24/21	1,580	2,371(7)	74.51	2/24/31	—	—	—	—
	2/24/21	3,364	5,047(7)	74.51	2/24/31	—	—	—	—
	5/15/20	1,938	1,294(7)	54.74	5/15/30	—	—	—	—
	2/24/20	5,781	3,857(7)	52.40	2/24/30	—	—	—	—
	7/15/19	4,068	1,020(7)	47.15	7/15/29	—	—	—	—
	11/15/18	9,069	—	33.96	11/15/28	—	—	—	—
	11/15/18	9,069	—	33.96	11/15/28	—	—	—	—
	7/15/23	—	—	—	—	6,223(3)	511,904	—	—
	2/24/23	—	—	—	—	7,813(9)	642,697	—	—
	11/15/22	—	—	—	—	5,538(11)	455,556	—	—
	2/24/22	—	—	—	—	3,308(9)	272,116	—	—
	2/24/22	—	—	—	—	1,554(9)	127,832	—	—
	2/24/21	—	—	—	—	1,626(7)	133,755	—	—
	2/24/21	—	—	—	—	764(7)	62,847	—	—
	5/15/20	—	—	—	—	467(7)	38,415	—	—
	2/24/20	—	—	—	—	1,198(7)	98,547	—	—
	7/15/19	—	—	—	—	318(7)	26,159	—	—
Sylvia Stein	7/15/23	—	12,445(3)	80.36	7/15/33	—	—	—	—
	7/15/23	—	37,334(9)	80.36	7/15/33	—	—	—	—
	7/15/23	—	—	—	—	4,359(3)	358,571	—	—
	7/15/23	—	—	—	—	13,069(9)	1,075,056	—	—
(1)     With respect to the unexercisable options and unvested RSUs reflected in the table above, the footnotes below describe the vesting terms applicable to the entire award of which such options or RSUs are a part.
(2)     Market value is calculated based on (a) the closing price of Veralto common stock on December 31, 2023 as reported on the NYSE ($82.26 per share) times the number of shares.

64	2024 PROXY STATEMENT

COMPENSATION TABLES AND INFORMATION
(3)    The option award was granted subject to time-based vesting conditions such that one-half of the award became or becomes exercisable on each of the third and fourth anniversaries of the grant date.
(4)     The award was granted subject to time-based vesting conditions such that one-third of the award became or becomes vested (and exercisable in the case of options) on each of the first, second and third anniversaries of the grant date.
(5)     The award was granted subject to time-based vesting conditions such that one-third of the award became or becomes vested (and exercisable in the case of options) on each of the third, fourth and fifth anniversaries of the grant date.
(6)    The award was granted subject to time-based vesting conditions such that one-half of the award became or becomes vested (and exercisable in the case of options) on each of the fourth and fifth anniversaries of the grant date.
(7)    The award was granted subject to time-based vesting conditions such that one-fifth of the award became or becomes vested (and exercisable in the case of options) on each of the first five anniversaries of the grant date.
(8)     The RSU award was granted subject to both time-based and performance-based vesting conditions and prior to September 29, 2023, Veralto’s Compensation Committee certified that the performance-based vesting conditions applicable to the award have been satisfied. Pursuant to the time-based vesting conditions, the award vests or vested on the third anniversaries of the grant date. Any RSU that vest following the three-year performance period are subject to an additional two-year holding period and are paid out in shares.
(9)     The award was granted subject to time-based vesting conditions such that one-fourth of the award became or becomes vested (and exercisable in the case of options) on each of the first four anniversaries of the grant date.
(10) The award was granted subject to time-based vesting conditions such that one-half of the award becomes vested (and exercisable in the case of options) on the first anniversary of the grant date and one-quarter of the award becomes exercisable on each of the second and third anniversaries of the grant date.
(11) The award was granted subject to time-based vesting conditions such that one-third of the award became or becomes vested (and exercisable in the case of options) on each of the second, third and fourth anniversaries of the grant date.
Option Exercises and Stock Vested During Fiscal 2023
The following table summarizes stock option exercises and the vesting of stock awards with respect to our named executive officers in 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(1,3)	Value Realized on Vesting ($)
Jennifer L. Honeycutt
Danaher common stock	—	—	18,388	4,157,390
Veralto common stock	—	—	—	—
Sameer Ralhan
Danaher common stock	—	—	—	—
Veralto common stock	—	—	—	—
Melissa Aquino
Danaher common stock	—	—	—	—
Veralto common stock	—	—	—	—
Mattias Byström
Danaher common stock	—	—	1,190	293,812
Veralto common stock	—	—	1,198	88,544
Sylvia Stein
Danaher common stock	—	—	—	—
Veralto common stock	—	—	—	—
(1)    Danaher common stock are shown as vested on the time of grant and before the share conversion at the time of Separation. Veralto common stock are shown as vested at the time of grant and after the share conversion at the time of Separation.

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COMPENSATION TABLES AND INFORMATION
(2)    Calculated by multiplying the number of shares acquired times the difference between the exercise price and the market price of Veralto common stock at the time of exercise.
(3)    Includes the PSU award shares granted under the Danaher Omnibus Plan and set forth in the table below, which (together with the related cash dividend equivalent rights) following vesting remain subject to a mandatory holding period that extends until the end of 2024. “Value Realized on Vesting” is calculated based on (a) the number of shares vested times the closing price of Veralto common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day), plus (b) in the case of PSUs, the amount of cash dividend equivalent rights attached to the respective PSUs and accrued as of the vesting date.

Name of Officer	Number of PSU Shares that Vested (#)	Value Realized on Vesting ($)
Jennifer L. Honeycutt	16,420	3,675,617
Sameer Ralhan	—	—
Melissa Aquino	—	—
Mattias Byström	—	—
Sylvia Stein	—	—
2023 Nonqualified Deferred Compensation
The table below sets forth for each named executive officer (other than My. Byström) information regarding (1) participation in the EDIP and the ECP, as applicable, and (2) participation in the DCP (if any). Mr. Byström does not participate in the EDIP, ECP or DCP, but participates in a defined contribution arrangement in Sweden There were no withdrawals by or distributions to any of the named executive officers from the respective non-qualified deferred compensation plans in 2023, however, in connection with the Separation, balances under the DEDIP transferred to the EDIP, which did not result in any distributions to the named executive officers. For a description of the non-qualified defined contribution arrangement provided to Mr. Byström in Sweden, referred to below as the Skandia Direct Pension in reference to the insurance carrier, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program”.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Jennifer L. Honeycutt	EDIP	—	180,563	(267,351)	3,666,991
	DCP	852,513	—	317,213	2,270,082
Sameer Ralhan	DCP	48,461	—	8,851	57,312
Melissa Aquino	DCP	—	—	(80,560)	104,084
Mattias Byström	Skandia Direct	—	237,445	—	467,631(5)
Sylvia Stein	DCP	4,038	—	772	4,810
(1)    Consists of contributions of the following amounts to the DEDIP prior to the Separation and to the EDIP following the Separation with respect to salary or non-equity incentive compensation reported in the Summary Compensation Table:

Name	2023 Salary (Reported in Summary Compensation Table for 2023) (EDIP) ($)	2023 Salary (Reported in Summary Compensation Table for 2023) (DEDIP) ($)	Non-Equity Incentive Plan Compensation Earned with Respect to 2022 but Deferred in 2023 (Reported in Summary Compensation Table for 2022) ($)
Jennifer L. Honeycutt	18,308	59,790	774,415
Sameer Ralhan	20,192	28,269	—
Melissa Aquino	—	—	—
Sylvia Stein	2,423	1,615	—

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(2)    The amounts set forth in this column (as applicable) are included as compensation under the “All Other Compensation” column in the Summary Compensation Table. Prior to the Separation, Danaher contributions to the applicable plans include: $180,563 in EDIP contributions for Ms. Honeycutt and $198,087 in Skandia Direct Pension contributions for Mr. Byström. The post-Separation Veralto contributions include $39,358 in Skandia Direct Pension contributions for Mr. Byström.
(3) None of the amounts set forth in this column are included as compensation in the 2023 Summary Compensation Table. For a description of the EDIP/ECP/DCP earnings rates, please see “Summary of Employment Agreements and Plans.” The table below shows each notional earnings option that was available under the EDIP, ECP, DCP and the rate of return for each such option for the portion of the calendar year ended December 31, 2023 (the rate of return is net of investment management fees, fund expenses and administrative charges, as applicable):

Investment Option	Rate of Return from January 1, 2023 through September 29, 2023 (%)	Investment Option	Rate of Return from September 30, 2023 through December 31, 2023 (%)
Active International Equity Fund	25.46%	Active International Equity Fund	19.27%
Active Small Cap Equity Fund	16.80%	Active Small Cap Equity Fund	0.00%
BlackRock LifePath® Index 2025 Fund	8.48%	BlackRock LifePath® Index 2025 Fund	11.97%
BlackRock LifePath® Index 2030 Fund	11.05%	BlackRock LifePath® Index 2030 Fund	14.22%
BlackRock LifePath® Index 2035 Fund	13.46%	BlackRock LifePath® Index 2035 Fund	16.25%
BlackRock LifePath® Index 2040 Fund	15.96%	BlackRock LifePath® Index 2040 Fund	18.27%
BlackRock LifePath® Index 2045 Fund	18.06%	BlackRock LifePath® Index 2045 Fund	20.10%
BlackRock LifePath® Index 2050 Fund	19.42%	BlackRock LifePath® Index 2050 Fund	21.21%
BlackRock LifePath® Index 2055 Fund	19.90%	BlackRock LifePath® Index 2055 Fund	21.52%
BlackRock LifePath® Index 2060 Fund	19.90%	BlackRock LifePath® Index 2060 Fund	21.53%
BlackRock LifePath® Index 2065 Fund	19.85%	BlackRock LifePath® Index 2065 Fund	21.55%
BlackRock LifePath® Index Retirement Fund	7.38%	BlackRock LifePath® Index Retirement Non-Lendable Fund M	11.10%
Bond Fund	1.22%	Bond Fund	—%
Bond Index Fund	0.63%	Cohen & Steers Realty Shares Fund	12.67%
Cohen & Steers Realty Shares Fund	12.67%	Managed Income Portfolio II Class 2	1.86%
Diversified Real Return Fund	7.39%	T. Rowe Price Large Cap Core Growth Separate Account	49.92%
International Equity Index Fund	20.80%	The London Company Income Equity Separate Account	4.67%
Large Cap Equity Index Fund	21.60%	Russell 2500 Index Non-Lendable Fund M	17.37%
Managed Income Portfolio II Class 3	1.87%	BlackRock MSCI ACWI ex-US IMI Index Non-Lendable Fund R	15.42%
Small/Mid Cap Equity Index Fund	11.27%	BlackRock LifePath® Equity Index Fund M	26.27%
T. Rowe Price Large Cap Core Growth Separate Account	29.25%	PIMCO All Asset Fund Institutional Class	8.56%
The Danaher Corporation Stock Fund	(9.64)%	The Veralto Corporation Stock Fund	(2.67)%
The London Company Income Equity Separate Account	6.55%	PIMCO Inflation Response Multi-Asset Fund Institutional	6.50%
		US Debt Index Non-Lendable Fund M	5.62%
(4) Of these balances, the following amounts were reported in the Summary Compensation Table for previous years: Ms. Honeycutt, $3,753,779 (EDIP) and $1,100,356 (DCP); and Ms. Aquino, $184,644 (DCP).
(5) Mr. Byström’s year-end balance in the tax-qualified portion of his defined contribution arrangement was $467,631. For a description of the defined contribution arrangement provided to Mr. Byström in Sweden, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program - Non-US Defined Contribution Program.”

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COMPENSATION TABLES AND INFORMATION
2023 Pension Benefits
Prior to the Separation, Ms. Honeycutt and Ms. Aquino participated in the Cash Balance Plan under the Danaher Corporation & Subsidiaries Pension Plan (the “Danaher Cash Balance Plan”), which was the only defined benefit pension plan in which any of our named executive officers participated during 2023. The Danaher Cash Balance Plan is a funded pension plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”). Prior to the inception of the Danaher Cash Balance Plan in 1997, Danaher made annual contributions to the defined contribution retirement plans of substantially all of its United States salaried employees, in an amount equal to 3% of the employee’s annual, eligible base salary. From 1997 through 2003, in lieu of these contributions, Danaher credited the same level of contributions to the Danaher Cash Balance Plan for each covered employee. As of December 31, 2003, the plan was “frozen” with respect to substantially all participants under the plan (including Ms. Honeycutt and Ms. Aquino) with no further contributions made with respect to such participants. All accrued benefits under the plan for these participants became 100% vested as of such date. All account balances under the plan with respect to these participants increased each year at the annual rate of interest on 30-year Treasury securities for the month of November immediately preceding the first day of the applicable plan year. Upon termination of employment, a participant receives his or her vested accrued benefit in cash or as an annuity (based on the participant’s election).
After the Separation and pursuant to the employee matters agreement, Danaher retained all liabilities for benefits accrued under the Danaher Cash Balance Plan, including the accrued benefits for Ms. Honeycutt and Ms. Aquino. In addition, Veralto did not replicate, replace or initiate any pension or other defined benefit plans in connection with the Separation. As of December 31, 2023, (i) Ms. Honeycutt had an accrued balance of $25,775 in the Danaher Cash Balance Plan, with seven years of vesting service, representing the number of years Ms. Honeycutt participated in the Danaher Cash Balance Plan before the plan was frozen in 2003 and (ii) Ms. Aquino had an accrued balance of $15,366 in the Danaher Cash Balance Plan, with 23 years of vesting service, representing the number of years Ms. Aquino participated in the Danaher Cash Balance Plan before the plan was frozen in 2003. Because the Separation resulted in the termination of employment of Ms. Honeycutt and Ms. Aquino with Danaher, they had the ability to receive their respective accrued benefit in the Danaher Cash Balance Plan in cash or as an annuity. Neither, Ms. Honeycutt nor Ms. Aquino have elected to commence their benefits.
Potential Payments Upon Termination or Change-of-Control as of 2023 Fiscal Year-End
The following table provides the estimated payments and benefits that each named executive officer would be entitled to receive upon termination of employment or in connection with a change-of-control of Veralto. The amounts set forth below assume that the triggering event occurred on December 31, 2023. Where benefits are based on the market value of Veralto common stock, we have used the closing price of Veralto common stock as reported on the NYSE on December 31, 2023 ($82.26 per share). In addition to the amounts set forth below, upon any termination of employment each officer would also be entitled to:
•receive all payments generally provided to salaried employees on a non-discriminatory basis upon termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) Plan distributions;
•potentially receive an annual cash incentive compensation award pursuant to the Omnibus Plan, since under the terms of the award a participant who remains employed through the end of the annual performance period is eligible for an award under the plan;
•receive accrued, vested balances under the EDIP, ECP, and DCP, if applicable (provided that under the EDIP and the ECP, if the administrator determines that the circumstances of a participant’s termination constitute gross misconduct, the administrator may determine that the participant’s vesting percentage is as low as zero with respect to all balances that were contributed by Veralto); and

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COMPENSATION TABLES AND INFORMATION
•exercise vested stock options (provided that under the terms of the Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may terminate up to all of the participant’s unexercised or unvested equity awards). The terms of the EDIP, ECP, DCP and Omnibus Plan are described under “Summary of Employment Agreements and Plans.”

		Termination/Change-of-Control Event(1)
Named Executive Officer	Benefit	Termination Without Cause ($)	Retirement ($)	Death ($)(2)	Termination Following Change-in-Control ($)
Jennifer L. Honeycutt	Accelerated or continued vesting of stock options(3)	—	—	2,214,765	2,214,765
	Accelerated or continued vesting of RSUs/PSUs(3)	—	—	4,143,601	5,829,273
	Benefits continuation(4)	13,423	—	—	13,423
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	4,700,000	—	—	6,050,000
	TOTAL:	4,713,423	—	6,358,366	14,107,461
Sameer Ralhan	Accelerated or continued vesting of stock options	—	—	84,447	84,447
	Accelerated or continued vesting of RSUs/PSUs(3)	—	—	1,733,630	3,505,592
	Benefits continuation(4)	503	—	—	770
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	1,330,000	—	—	3,290,000
	TOTAL:	1,330,503	—	1,818,077	6,880,809
Melissa Aquino	Accelerated or continued vesting of RSUs/PSUs(3)	—	—	1,560,061	2,372,461
	Benefits continuation(4)	8,180	—	—	12,515
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	1,260,000	—	—	3,080,000
	TOTAL:	1,268,180	—	1,560,061	5,464,976
Mattias Byström	Accelerated or continued vesting of stock options	—	—	277,863	—
	Accelerated or continued vesting of RSUs/PSUs(3)	—	—	1,405,906	—
	Continuing salary/annual incentive payments during requisite notice periods	—	—	—	—
	Benefits continuation(4)	13,182	—	—	13,182
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	960,615	—	—	960,615
	TOTAL:	913,797	—	1,683,769	973,797
Sylvia Stein	Accelerated or continued vesting of stock options	—	—	94,580	94,580
	Accelerated or continued vesting of RSUs/PSUs(3)	—	—	664,579	1,433,627
	Benefits continuation(4)	134	—	—	205
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	892,500	—	—	2,152,500
	TOTAL:	892,634	—	759,159	3,680,912
(1)    For a description of the treatment upon a change-of-control of outstanding equity awards granted under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.” The tabular disclosure assumes that upon a change-of-control of Veralto (as defined in the Omnibus Plan), Veralto’s Board accelerates the vesting of any unvested RSUs, PSUs or stock options held by the named executive officers. If a change-of-control had occurred as of December 31, 2023 and Veralto’s Board had allowed all of the unvested RSUs, PSUs and

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COMPENSATION TABLES AND INFORMATION
stock options held by the named executive officers to accelerate (which would be subject to the Company’s Senior Leader Severance Pay Plan or otherwise at the Board’s discretion), the intrinsic value of the stock options, RSUs and PSUs held by these officers that would have been accelerated would have been as follows (no tax reimbursement or gross-up payments would have been triggered by such accelerations): Stock options: Ms. Honeycutt, $2,214,765; Mr. Ralhan, $84,447; Ms. Aquino, $0; Mr. Byström, $277,863; and Ms. Stein, $94,580. RSUs and PSUs: Ms. Honeycutt, $5,829,273; Mr. Ralhan, $0; Ms. Aquino, $0; Mr. Byström, $0; and Ms. Stein, $0.
(2)    The terms of the Omnibus Plan provide for accelerated vesting of a participant’s stock options and a pro rata portion of a participant’s RSUs and PSUs (at target value) if the participant dies during employment. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(3)    If any of the NEOs had retired as of December 31, 2023, they would not have qualified for “early retirement” treatment under the terms of the Omnibus Plan, which provides for, among other terms, continued vesting of certain of the participant’s stock options, RSUs and PSUs (based on the actual performance level achieved) following early retirement. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(4)    Please see “Summary of Employment Agreements and Plans” for a description of the respective benefits and cash payments each officer would be entitled to in the event that the officer’s employment is terminated by Veralto without cause, or by the officer for “good reason” (as such term is defined in the Company’s Senior Leader Severance Pay Plan), as well as a description of the post-employment restrictive covenant obligations of each officer. The amounts set forth in the table assume that the officer would have executed Veralto’s standard release in connection with any termination without cause.
The values reflected in the tabular disclosure above (including footnotes to the table) relating to the acceleration of stock options and RSUs reflect the intrinsic value (that is, the value based on the price of Veralto common stock, and in the case of stock options minus the exercise price) of the options and RSUs that would vest or would have vested as a result of the specified event of termination or change-of-control occurring as of December 31, 2023.
Equity Compensation Plan Information
All data set forth in the table below is as of December 31, 2023.

Plan Category	Number of Securities to be Issues Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c) (#)
Equity compensation plans approved by security holders(2)	6,937,794.00	58.93	15,429,600
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,937,794	58.93	15,429,600
(1)     The RSUs that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the ECP (which is a sub-plan under the Omnibus Plan) and the DCP at distribution are converted into shares of Veralto common stock and distributed to the participant at no additional cost. Under the EDIP, if a participant receives their distribution in shares of Veralto common stock, the participant’s balance is converted into shares of Veralto common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.
(2)     Consists of the Omnibus Plan (including the Deferred Compensation Plan and the ECP) and the EDIP.

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COMPENSATION TABLES AND INFORMATION
Pay Versus Performance
The disclosure in this section shall not be deemed to be incorporated by reference into any prior or subsequent filing by Veralto under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Veralto specifically incorporates it by reference therein.
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
•A list of the most important measures that our Compensation Committee used in 2023 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance; and
•Tables that compare the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures
Salary, Bonus, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT. There are two primary differences between the calculation of CAP and SCT total compensation:

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year(1)
(1)     Includes any dividends paid on equity awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making executive compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining executive incentive compensation. Please refer to our Compensation Discussion and Analysis on pages 40 to 58 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.
Our Most Important Metrics Used for Linking Pay and Performance
As required by Item 402(v), below are the most important metrics our Committee used to link executive pay to performance for 2023. Our stock price performance, as reflected by our absolute TSR, directly impacts the value of the equity compensation awards we grant to executive officers. Each of the other metrics below are used for purposes of determining payouts under our executive annual cash incentive compensation program.
•Adjusted Operating Profit (non-GAAP)
•Core Revenue Growth (non-GAAP)
Adjusted Operating Profit and Core Revenue Growth are equally weighted metric used to determine Company performance under our 2023 executive annual cash incentive compensation program. The Committee weights the two metrics most heavily in the Company performance formula because it believes Adjusted Operating Profit measures profitable growth for the company and Core revenue growth provides incentive to grow the business organically. For our 2024 annual incentive plan, Adjusted Operating Profit will make up 50% of our company financial factor compared with 30% for core revenue growth (Free Cash Flow Conversion accounts for the remaining 20%). Accordingly, Adjusted Operating Profit is the Company-selected measure included in the tables that follow.

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COMPENSATION TABLES AND INFORMATION
Pay Versus Performance Table
In accordance with Item 402(v), we provide below the tabular disclosure for the Company’s President and CEO (our Principal Executive Officer) and the average of our NEOs other than the CEO for 2023.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)(1)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)(2)	Total Shareholder Return (f)(3)	Peer Group Total Shareholder Return (g)(3)	Net Income ($ in Millions) (h)(4)	Adjusted Operating Profit (i)(4,5)
2023	$9,392,843	$5,523,306	$4,841,783	$5,109,656	$96.74	$106.52	$839	$305.9
(1)    For 2023, the PEO is Jennifer Honeycutt. The non-PEO NEOs in 2023 were Messrs. Ralhan and Byström and Mses. Aquino and Stein.
(2)    To calculate CAP (columns (c) and (e)), the following amounts were deducted from and added to the applicable SCT total compensation:

Fiscal Year	PEO 2023	Non-PEO NEOs 2023
SCT Total	$9,392,843	$4,841,783
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($6,485,882)	($3,335,077)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$6,189,192	$3,749,574
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($2,808,606)	($110,925)
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($764,241)	($35,700)
Compensation Actually Paid	$5,523,306	$5,109,656
The fair value of option awards used in the calculation of CAP was determined using the Black-Scholes option pricing model, in accordance with ASC 718. The assumptions used in this calculation are not materially different than those used for purposes of the Summary Compensation Table.
(3)    Reflects TSR indexed to $100 for each of the Company and the S&P 500 Industrials Index.
(4)    Values are shown in millions.
(5)    Please see page 44 for a definition of Adjusted Operating Income. Values shown reflect Adjusted Operating Income as calculated for purposes of our executive compensation program for the applicable reporting year.
Analysis of the Information Presented in the Pay Versus Performance Table
The amounts set forth in the PVP Table above illustrate, for the 2023 year, the "compensation actually paid" to our CEO and other NEOs and our total shareholder return, net income and adjusted operating income. As we became a reporting company in 2023, we are not required to provide disclosure of any previous years. In future disclosure, as additional years are added to the table, we will be able to demonstrate how our NEO compensation correlates to these measures.

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Summary of Employment Agreements and Plans
Following is a description of (1) named executive officer employment-related agreements, and (2) the cash incentive compensation, equity compensation, non-qualified deferred compensation and severance pay plans in which Veralto’s named executive officers participate. Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from period to period, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.
Employment Agreements
Proprietary Interest Agreements
We maintain an agreement with each of our NEOs (except Mr. Byström) under which the executive is subject to certain covenants designed to protect our proprietary interests (the “Proprietary Interest Agreement”). During, and for specified periods after, the executive’s employment, the executive is prohibited from disclosing or improperly using any of our confidential information, subject to certain customary exceptions, and from making any disparaging comments about our company; competing with our company; selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which the officer has particular knowledge; or hiring or soliciting any of our current or recent employees. Mses. Honeycutt, Aquino and Stein and Mr. Ralhan also agree that with limited exceptions all intellectual property that they develop in connection with their employment belongs to our company. Certain of the agreements also restrict interfering with our vendor relationships, and certain of the agreements prohibit the executive for a specified period of time from working for any our customers or vendors in any role in which the executive would use or disclose or threaten to use or disclose any of our confidential information.
Employment Agreements and Letter Agreements
HONEYCUTT LETTER AGREEMENT
DH EAS Employment, LLC (“DH EAS”), a subsidiary of Danaher that became part of our company in connection with the Separation, entered into a letter agreement with Ms. Honeycutt on January 27, 2023, effective January 1, 2023, in anticipation of her hiring as our President and Chief Executive Officer following the Separation. Pursuant to the letter agreement, Ms. Honeycutt’s employment is on an at-will basis and she is entitled to:
• a pre-Separation base salary of $900,000 and a post-Separation base salary of $1,000,000 (subject to period review);
•participation in the Danaher Incentive Compensation Plan, with an annual incentive target bonus equal to 135% of her base salary, pro-rated to reflect the portion of the year from January 1, 2023 to the date of the Separation;
•recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $3,500,000, which would vest fifty percent (50%) on the third (3rd) anniversary of the grant date and fifty percent (50%) on the fourth (4th) anniversary of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant a special one-time equity award with a grant date fair value of $2,500,000, at or around the time of the Separation;
•participation in Danaher’s executive supplemental retirement/deferred compensation program, and upon the Separation, Veralto’s supplemental retirement/deferred compensation plans; and
•reimbursement for financial planning and tax preparation services in an amount not to exceed $15,000 annually.

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SUMMARY OF EMPLOYMENT AGREEMENTS AND PLANS
RALHAN LETTER AGREEMENT
DH EAS entered into a letter agreement with Mr. Ralhan, dated May 12, 2023, in connection with his hiring as our Chief Financial Officer. Pursuant to the letter agreement, Mr. Ralhan’s employment in on an at-will basis and he is entitled to:
•a base salary of $700,000 (subject to periodic review);
•a signing bonus equal to $1,500,000, payable fifty percent (50%) on the first normal payroll date following the commencement of employment and fifty percent (50%) following the first (1st) anniversary of such commencement date;
•an annual incentive target bonus equal to ninety percent (90%) of base salary, pro-rated for 2023;
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $2,500,000, which would vest fifty percent (50%) on each of the third (3rd) and fourth (4th) anniversaries of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant a one-time sign-on equity award, consisting of 100% RSUs, with a grant date fair value of $2,000,000, which would vest 33 1/3% on each of the first (1st), second (2nd), and third (3rd) anniversaries of the grant date;
•an annualized housing allowance equal to $96,000 paid in monthly installments of $8,000 net of applicable taxes, which will cease upon the earlier of his relocation to the Waltham, Massachusetts area or twelve (12) months from the commencement of his employment with Veralto; and
•participation in Danaher’s executive supplemental retirement/deferred compensation program, and upon the Separation, Veralto’s supplemental retirement/deferred compensation plans.
AQUINO LETTER AGREEMENT
Danaher entered into a letter agreement with Ms. Aquino, dated January 6, 2023, in connection with her hiring as Vice President and Group Executive, Water Quality. Pursuant to the letter agreement, Ms. Aquino’s employment is on an at-will basis and she is entitled to:
•a base salary of $700,000 (subject to periodic review);
•a signing bonus equal to $625,000;
•an annual incentive target bonus equal to eighty percent (80%) of base salary;
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $1,300,000, which would vest twenty-five percent (25%) on each of the first four (4) anniversaries of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant an sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $3,500,000, which would vest fifty percent (50%) on the first (1st) anniversary of the grant date and twenty-five percent (25%) each on the second (2nd) and third (3rd) anniversaries of the grant date; and
•participation in Danaher’s executive supplemental retirement/deferred compensation program.
STEIN LETTER AGREEMENT
DH EAS entered into a letter agreement with Ms. Stein, dated April 10, 2023, in connection with her hiring as our Chief Legal Officer. Pursuant to the letter agreement, Ms. Stein’s employment in on an at-will basis and she is entitled to:
•a base salary of $525,000 (subject to periodic review);
•a signing bonus equal to $250,000, payable on the first normal payroll date following the commencement of employment;

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•an annual incentive target bonus equal to ninety percent (70%) of base salary, pro-rated for 2023;
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $700,000, which would vest fifty percent (50%) on each of the third (3rd) and fourth (4th) anniversaries of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant a one-time sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $2,100,000, which would vest twenty-five percent (25%) on each of the first four (4) anniversaries of the grant date;
•relocation benefits though a third-party relocation services company provided under Danaher’s Relocation Policy in connection with her relocation to the Waltham, Massachusetts area.
•participation in Danaher’s executive supplemental retirement/deferred compensation program, and upon the Separation, Veralto’s supplemental retirement/deferred compensation plans.
BYSTRÖM EMPLOYMENT AGREEMENT
VTI Sweden AB, a subsidiary of Veralto, entered into an employment agreement with Mr. Byström, dated December 29, 2021, which was amended on May 5, 2023 in connection with his hiring as our Senior Vice President, Product Quality & Innovation. Pursuant to the employment agreement, Mr. Byström’s employment is on an at-will basis and he is entitled to:
• a base salary of SEK 6,250,000 (subject to periodic review);
•an annual incentive target bonus equal to eighty percent (80%) of base salary;
•a company car with a benefit value of approximately SEK 13,000 per month in 2021;
•an allowance of SEK 22,000 per month;
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $600,000, which would vest fifty percent (50%) on the third (3rd);
•contributions to an occupational pension insurance designated by Mr. Bystrom;
•tax assistance for the preparation of tax returns in both Sweden and Belgium.
Under the employment agreement, Veralto must provide a notice period of six (6) months prior to termination of employment (Mr. Byström must provide three (3) months’ notice), as well as certain severance payments. The employment agreement automatically terminates upon retirement.
Following termination of employment, Mr. Byström is prohibited from competing with Veralto for a period of twelve (12) months. Such noncompetition covenant does not apply in the event that Mr. Byström’s employment is terminated for breach of contract, or Mr. Byström retires. In consideration for such noncompetition covenant, Veralto is obligated to make monthly payments corresponding to seventy-five percent (75%) of Mr. Byström’s average monthly gross income in the twelve (12) months preceding Mr. Byström’s termination of employment.
In addition to receiving full base salary and benefits during the requisite notice period, if Mr. Byström’s employment is terminated by Veralto, Mr. Byström would be entitled to severance payments equal to twelve (12) times his average monthly remuneration (including average base salary, bonus, benefits, and pension) paid during the twelve (12) months preceding termination, paid in twelve (12) equal installments. Pension payments for the 12-month period shall be paid in a lump sum during the notice period.
Directors’ and Officers’ Indemnification and Insurance
Our Certificate of Incorporation requires us to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of his or her service as a director or officer of our company, or by reason of serving at our request as a director or officer of any other entity, subject to certain exceptions. Our amended and restated bylaws (“Bylaws”) provide for similar indemnification rights. In addition, each of

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our directors and executive officers has entered into an indemnification agreement with us that provides for substantially similar indemnification rights and under which we have agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. We also have in effect directors and officers liability insurance covering all our directors and officers.
2023 Omnibus Incentive Plan
The Compensation Committee (the “Administrator”) administers the Omnibus Plan, under which we may grant shares of Veralto common stock in the form of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs and other stock-based awards (including PSUs) and conversion awards, as such terms are defined in the Omnibus Plan, as well as cash-based awards (collectively, all such awards are referred to as “awards”).
Award Limits
A total of 22,000,000 shares of Veralto common stock have been authorized for issuance under the Omnibus Plan (the “Maximum Share Limit”). The fair market value of awards granted under the Omnibus Plan during any one fiscal year to any individual, non-management director (whether such cash fees are paid currently or deferred under a director deferred compensation plan) may not exceed $800,000 in the aggregate.
Prohibition on Share Recycling
The following shares Veralto common stock do not again become available for awards or increase the number of shares available for grant under the plan: shares Veralto common stock (1) tendered by the participant or withheld by the Company in payment of the purchase price of an option or SAR, (2) tendered by the participant or withheld by the Company to satisfy any tax withholding obligation under the plan, (3) repurchased by the Company with proceeds received from the exercise of an option, or (4) subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.
Minimum Vesting Requirement; Performance Objectives
All equity awards granted (except for cash-based awards) are subject to a minimum one-year vesting or performance requirement, except that (1) one percent (1%) and up to five percent (5%) of the Maximum Share Limit may be issued without regard to this minimum vesting period, and (2) this minimum vesting period may be waived by the Administrator in the event of death, disability, retirement or a substantial corporate change. Awards granted under the Omnibus Plan may be subject to time-based and/or performance-based vesting conditions, as determined by the Administrator.
Converted Danaher Awards
Veralto authorized to issue conversion awards in connection with the replacement of equity-based awards granted by Danaher prior to the Separation (collectively, the “Danaher Awards”). In accordance with a formula for conversion of the Danaher Awards as determined by the Company in a manner consistent with the Separation, the Administrator may determine the number of shares of Common Stock subject to a conversion award and the exercise price of any conversion award that is a stock option. Further, conversion awards shall be subject to the same vesting terms and overall term that applied to the related Danaher Awards, in each case subject to the discretion of the Administrator.
Retirement and Other Terminations of Employment
Subject to certain terms and conditions set forth in the Omnibus Plan or the applicable award agreement (including the overall term of the award), in general:
•upon retiring after reaching age 65, (1) a participant’s unvested options held for at least six months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date (or the tenth anniversary with respect to grants made on or after January 1, 2022), (2) any RSUs that are unvested as of the retirement date (and, for grants on or after January 1, 2022, held for at least six months prior to retirement) continue to vest according to their terms, (3) for

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PSUs granted prior to January 1, 2022, the participant receives a prorated portion of the shares actually earned based on the Company’s performance over the performance period, and (4) for PSUs (and for grants on or after January 1, 2022, held for held for at least six months prior to retirement) the participant receives the shares actually earned based on the Company’s performance over the performance period; and
•upon retiring after reaching age 55 and completing ten years of service with Veralto:
◦with respect to grants on or after February 23, 2015 and prior to January 1, 2022 from the Danaher plan but converted into Veralto shares: (1) a pro rata portion of the participant’s unvested options held for at least six (6) months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth (5th) anniversary of the retirement date, (2) a pro rata portion of any RSUs that are unvested as of the retirement date continue to vest according to their terms, and (3) with respect to PSUs, the participant receives a prorated portion of the shares actually earned based on the Company’s actual performance over the performance period.
◦with respect to grants on or after January 1, 2022 and held for at least six months prior to retirement: (1) the participant’s unvested options continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth (5th) anniversary of the retirement date, (2) any RSUs that are unvested as of the retirement date continue to vest according to their terms, and (3) the participant receives the PSU shares actually earned based on the Company’s actual performance over the performance period.
Upon termination of employment by reason of the grantee’s death, (1) all unexpired options and SARs will become fully exercisable, and subject to the terms of the option or SAR, may be exercised for a period of twelve (12) months thereafter by the personal representative of the grantee’s estate or any other person to whom the Option or SAR is transferred to, (2) a pro rata portion of the outstanding RSUs (other than PSUs) and restricted stock grants shall become vested based on the number of at least partially completed twelve-month periods between the grant date and the date of death (including such full or partial twelve-month periods worked at Danaher prior to the Separation), divided by the total number of twelve-month periods in the time-based vesting schedule as described in the applicable grant, and (3) with respect to PSUs, the grantee’s estate will become vested in the portion of the award determined by multiplying (a) the target amount of PSUs (and related dividend equivalent rights) subject to such award, times (b) the quotient of the number of at least partially complete twelve-month periods between and including the commencement date and the date of death (including such full or partial twelve-month periods worked at Danaher prior to the Separation) divided by the total number of twelve-month periods in the performance period.
Substantial Corporate Change
Upon a “substantial corporate change” (as defined below), either (1) the Board will provide for the assumption or continuation of outstanding awards, or the substitution for such awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event such awards will continue in the manner and under the terms so provided, or (2) if any outstanding such award is not so assumed, continued or substituted for, then any forfeitable portions of the awards will terminate and the administrator in its sole discretion may determine the treatment of any outstanding portions of the award.
As defined in the Omnibus Plan, a substantial corporate change includes the consummation of (i) our dissolution or liquidation; (ii) any transaction or series of transactions in which any person or entity or group of persons or entities is or becomes the owner, directly or indirectly, of voting securities of the Company (not including any securities acquired directly from the Company or any affiliate thereof) representing more than 50% of the combined voting power of the Company’s then outstanding securities (iii) a change in the composition of the Board such that individuals who were serving on the Board as of immediately following the Separation, together with any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the members of the Board then still in office who either were members of the Board immediately following the Separation or whose appointment, election or nomination for election was previously so approved or recommended, cease

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for any reason to constitute a majority of the number of the members of the Board then serving; (iv) a merger, consolidation, or reorganization of the Company with one or more corporations, limited liability companies, partnerships or other entities, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such event continuing to have both (A) more than 50% of the combined voting power of the voting securities of the ultimate parent entity resulting from such merger, consolidation, or reorganization (and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to such transaction), and (B) the power to elect at least a majority of the board of directors or other governing body of the ultimate parent entity resulting from such merger, consolidation, or reorganization or (v) the sale of all or substantially all of the assets of the Company to another person or entity.
Recoupment
All awards granted under the Omnibus Plan are subject to the Company’s recoupment (clawback) policy in the form approved by the Administrator from time to time, if and to the extent the policy applies according to its terms, as well as any recoupment terms required by applicable law.
Amendment or Termination of Plan and Awards
The Board may amend, suspend, or terminate the Omnibus Plan at any time, without the consent of the grantees or their beneficiaries; provided, however, that no amendment may have a material adverse effect on any grantee or beneficiary with respect to any previously declared Award, unless the grantee’s or beneficiary’s consent is obtained. Except as required by law or as required in the event of a substantial corporate change, the Administrator may not, without the grantee’s or beneficiary’s consent, modify the terms and conditions of an award so as to have a material adverse effect on the grantee or beneficiary. Notwithstanding the foregoing to the contrary, the Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally modify the Omnibus Plan and any awards made thereunder to ensure all awards and award agreements provided to grantees who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A of the Internal Revenue Code, including, but not limited to, the ability to increase the exercise or purchase price of an award (without the consent of the grantee) to the fair market value on the award’s grant date.
Supplemental Retirement Program
Company Contributions
Veralto uses the Executive Deferred Incentive Program, or EDIP, and the Excess Contribution Program, or ECP (which is a sub-plan under the 2023 Omnibus Plan) to provide supplemental retirement benefits on a pre-tax basis in excess of qualified plan limitations to select management associates of Veralto and its subsidiaries (including each of the named executive officers, as applicable). Prior to January 1, 2019, Danaher’s Executive Deferred Incentive Program (“DEDIP”) was the sole plan used by Danaher to provide supplemental retirement benefits to its employees (and also served as a voluntary deferred compensation program). Danaher’s Excess Contribution Program (“DECP”) became effective as of January 1, 2019 and prior to such date, DEDIP participants made a one-time election to either continue participating in the DEDIP or participate in the DECP. All participants who joined Danaher’s supplemental retirement program at or after January 1, 2019 receive Danaher contributions under the DECP. All amounts that Danaher contributed to a participant’s account in the DEDIP and DECP were deemed invested on a notional basis in Danaher common stock. At Separation, Veralto employee’s balances in these plans were transferred into mirror plans at Veralto and participants’ Danaher common stock balances were converted to Veralto common stock. If termination of an employee’s participation in our EDIP or ECP resulted from the employee’s gross misconduct, the Administrator may reduce the employee’s vested interest with respect to all Veralto contributions to as low as zero percent.
EDIP
At the beginning of each plan year, Veralto will credit to the account of each EDIP participant an amount equal to the product of (1) the sum of the participant’s base salary and target bonus as of the end of the prior year; and (2) a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely 6%

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for employees who have participated in the EDIP for less than 10 years, 8% after 10 years of EDIP participation and 10% after 15 years of EDIP participation. For participants who participated in the similar plan maintained by Danaher prior to the Separation, such pre-separation participation is treated as participation in the EDIP for this purpose.
A participant vests in the amounts that Veralto credits to their EDIP account as follows:
•If the participant has both reached age 55 and completed at least five years of service with Veralto or its subsidiaries, the participant immediately vests 100% in each Veralto contribution.
•If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each full calendar year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).
•If a participant dies while employed by Veralto, their vesting percentage equals 100%.
ECP
Under the ECP, on or about February 1 after the applicable year of participation, Veralto will credit to the account of each participant an excess matching contribution and excess non-elective contribution based on the formulas in the Company’s 401(k) plan for matching and non-elective contributions. As a result, each participant can receive the following contributions in the ECP:
•a matching contribution to the ECP equal to the sum of (a) 100% of the amount deferred into the Veralto Deferred Compensation Plan, or DCP for the year of participation, up to 3% of the greater of (1) the participant’s compensation that is deferred into the DCP or (2) the participant’s compensation above the IRS compensation limit for qualified retirement plans (“match compensation”), plus (b) 50% of the amount deferred into the DCP for the year of participation in excess of 3%, but not in excess of 5%, of the participant’s match compensation; and
•a non-elective contribution equal to 4% of the participant’s rate of base salary and target bonus amount as of December 31 prior to the year of participation in excess of the IRS compensation limit for qualified retirement plans.
A participant vests in the matching contribution in the ECP made each year on the first anniversary after it is credited to the participant’s account. A participant vests in the non-elective contribution in the ECP made each year on the later of the first anniversary after it is credited to the participant’s account, or the date the participant has completed three years of service with Veralto. For participants who participated in the similar plan maintained by Danaher prior to the Separation, such pre-separation participation is treated as participation in the ECP for this purpose. If a participant dies while employed by Veralto, their vesting percentage equals 100%.
Non-US Defined Contribution Program
Veralto provides certain retirement/pension benefits for non-U.S. executives, in addition to the mandatory programs required by local national statutes. Mr. Byström participates in a defined contribution program which provides for individual retirement investment through an insurance product funded by Company contributions made on his behalf during each year. The defined contribution program in Mr. Byström’s home country of Sweden is competitive with customary local practice.
Veralto contributes a percentage of Mr. Byström’s annual total cash compensation, including base salary, bonus and vacation pay, to the defined contribution program equal to 30% annually. The amount of the 2023 contributions are shown in the Summary Compensation Table. These contributions are split between the defined contribution program which is tax-qualified in Sweden, such that the employer may take a current tax deduction for the contributions, and a supplemental defined contribution program that allows for contributions in excess of the tax deductible limits. No employee contributions are permitted under the defined contribution program in Sweden, nor does the employee control investment of the funds contributed for his account, which are managed by the insurer.
Mr. Byström becomes eligible to commence distribution of his defined contribution program benefits upon attaining the retirement age of 65, and such benefits must be paid out in installments over no less than five years. Early retirement at age 55 can be elected with an adjustment in benefit. Mr. Byström is not currently eligible for early or regular retirement

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under the defined contribution program. In the event that Mr. Byström dies prior to receipt of his benefit, 100% of the policy value would become payable to his spouse or his children as beneficiaries. The benefits do not become payable to Mr. Byström’s estate in the event that he has no surviving spouse or children.
Voluntary Deferrals
Each DCP participant is permitted to voluntarily defer into the program, on a pre-tax basis, up to 85% of their salary and / or up to 85% of their non-equity incentive compensation with respect to a given plan year. Notional earnings on amounts deferred under the program are credited to participant accounts based on the market rate of return of the applicable investment alternatives offered under the program, which are generally the same as the investment alternatives offered under our 401(k) Plan (except for any investment options that may only be offered under the tax qualified 401(k) Plan). Each participant allocates the amounts the participant voluntarily defers among the available investment alternatives. Participants may change their allocations at any time, provided that any portion of a participant’s account that is subject to the Veralto common stock investment alternative must remain allocated to that investment alternative until the account is distributed to the participant. Participants are at all times fully vested in amounts they voluntarily defer into their DCP accounts.
Distributions
In general, a participant may not receive a distribution of their vested EDIP account balance (including any amounts voluntarily deferred) until after their employment with Veralto terminates. A participant generally may elect to receive a distribution of their DCP account balance following their termination of employment or on a specified future date prior to their termination of employment. The following chart generally describes the timing and manner of distribution of EDIP, ECP and DCP account balances:

Name of Plan		Timing of Beginning of Distribution	Period of Distribution	Form of Distribution
EDIP	Not 100% vested in Veralto contributions	6 months following termination	Lump sum	Participant may elect to receive distribution in cash, shares of Veralto common stock or a combination thereof (but all balances subject to the Veralto common stock investment alternative must be distributed in shares of Veralto Common Stock)
	100% vested in Veralto contributions	Participant may elect to begin receiving distributions immediately, 6 months, 1 year or 2 years following termination (generally, a distribution after a termination of employment is payable after a 6-month delay)	Participant may elect lump sum, or if at least age 55, annual installments over two, five or ten years
ECP		Participant will begin receiving distributions immediately following termination. A six-month delay may apply if the participant is a “key employee” under applicable tax rules	Lump sum	Shares of Veralto common stock (for balances subject to the Veralto common stock investment alternative) or cash (for balances not subject to the Veralto common stock investment alternative)
DCP		Participant may elect to begin receiving distributions on the earlier of a fixed date or termination of employment. Distributions on a fixed date must be at least 3 years after the date of election. Distribution elections upon a termination of employment are the same as under the EDIP (a 6-month delay may apply to distributions on a termination of employment if the participant is a “key employee” under applicable tax rules)	Participant may elect lump sum or annual installments over a period of up to 10 years	All balances subject to the Veralto common stock investment alternative must be distributed in shares of Veralto common stock, and all other balances must be paid in cash
Certain events, such as the participant’s death or an unforeseeable emergency, may impact the timing of a distribution under the EDIP, the ECP or the DCP.

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General
Under the EDIP, the ECP and the DCP, Veralto contributions and amounts voluntarily deferred are unfunded and unsecured obligations of Veralto, receive no preferential standing and are subject to the same risks as any of Veralto’s other general obligations.
Senior Leader Severance Pay Plan
Each of Veralto’s US-based executive officers (in addition to certain other categories of employees as specified in the plan) is entitled to certain benefits under Veralto’s Senior Leader Severance Pay Plan. Per the terms of our recently amended plan, if a covered employee (excluding the CEO) is terminated without “cause” (as defined below) and except in certain circumstances as specified in the plan, subject to execution of Veralto’s standard form of release the employee is entitled to severance equal to 12 months of annual base salary and an amount equal to the Veralto US-based executive officer’s annual target incentive compensation. In addition, Veralto’s US-based executive officers are entitled to receive 12 months of continued and subsidized COBRA benefits. The CEO is entitled to severance of 24 months of annual base salary and an amount equal to two times the CEO’s annual target incentive compensation paid out over the applicable severance period according to the normal payroll cycle. In addition, the CEO is entitled to receive 18 months of continued and subsidized COBRA benefits, as well as the opportunity to continue coverage under specified welfare benefit plans of the Company for the duration of the severance period at the same cost as an active employee in a position similar to that held by the employee at termination.
With respect to a change in control, covered employees (including the CEO) are entitled to receive benefits of 24 months of annual base salary, an amount equal to two times the Veralto US-based executive officer’s annual target incentive compensation and an amount equal to the Veralto US-based executive officer’s pro rata target bonus for the year of termination or resignation, calculated based on the number of days worked during the year of such termination or resignation, and (B) full accelerated vesting of any time-vested equity awards and full vesting at the target level of any performance-contingent equity awards (unless otherwise determined in the applicable equity award agreement). Covered employees are additionally entitled to receive 18 months of continued and subsidized COBRA coverage. The change in control benefits are double trigger and are only triggered if terminated of employment by their employer without cause or by a resignation for good reason with the 24 month protection period. To the extent a covered employee is entitled to severance or other post-termination compensation pursuant to the terms of an individual agreement, payments and benefits will only be provided under the plan to the extent they are not duplicative of the payments and benefits provided under the individual agreement.
Under the plan, “cause” is defined as (1) the employee’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to, or any other action in willful disregard of the interests of, Veralto or its affiliates; (2) the employee’s conviction of, or pleading guilty or no contest to (i) a felony, (ii) any misdemeanor (other than a traffic violation), or (iii) any other crime or activity that would impair the employee’s ability to perform duties or impair the business reputation of Veralto or its affiliates; (3) the employee’s willful failure or refusal to satisfactorily perform any duties assigned to the employee; (4) the employee’s failure or refusal to comply with Company standards, policies or procedures, including without limitation the Code of Conduct as amended from time to time; (5) the employee’s violation of any restrictive covenant agreement with Veralto or its affiliates; (6) the employee’s engaging in any activity that is in conflict with the business purposes of Veralto or its affiliates (as determined in the sole discretion of Veralto and its affiliates); or (7) a material misrepresentation or a breach of any of the employee’s representations, obligations or agreements under the plan.
Mr. Byström’s employment agreement with VTI Sweden AB, a wholly owned subsidiary of Veralto, provides for severance payments under certain circumstances, and includes post-employment restrictive covenant obligations. Veralto believes the post-employment restrictive covenant obligations included in Mses. Honeycutt, Aquino and Stein and Mr. Ralhan’s agreements and Mr. Byström’s employment agreement are critical in protecting Veralto’s proprietary assets, and that the severance payments payable upon a termination without cause are generally commensurate with the severance rights peer companies offer executives in comparable roles. There is no change-in-control provision in the Senior Leader Severance Pay Plan or in Mr. Byström’s employment agreement, but the Compensation Committee has authorized Veralto management to amend Mr. Byström’s agreement in 2024 to mirror the terms of the amended US-based senior severance plan.

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PROPOSAL 3
Advisory Vote on Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Veralto’s size, complexity and global footprint; motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long term and through a range of economic cycles; and link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value.
Our executive compensation program is structured within a strong framework of compensation governance with a bias toward long-term equity awards which are subject to significant vesting and/or holding periods. Our executive compensation program rewards executive officers when they build long-term shareholder value, achieve annual business goals and maintain long-term careers with us.
Our Compensation Committee regularly reviews external executive compensation practices and trends and incorporated best practices into our 2024 executive compensation program:

WHAT WE DO	WHAT WE DON’T DO
Four-year vesting requirement for stock options and RSUs; three-year performance period for PSUs in 2024	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No “single trigger” change of control benefits
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies in 2024	No active US defined benefit pension programs
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing	No hedging of Veralto securities permitted
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No long-term incentive compensation is denominated or paid in cash
Stock ownership requirements for all executive officers	No above-market returns on deferred compensation plans
Limited perquisites	No overlapping performance metrics between short-term and long-term incentive compensation program
Independent compensation consultant that performs no other services for the Company

82	2024 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to our named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding our executive officer compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION SET FORTH IN PROPOSAL 3.

2024 PROXY STATEMENT	83

PROPOSAL 4
Advisory Vote on Frequency of Future Advisory Votes Relating to the Company’s Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the Annual Meeting to indicate on an advisory basis how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, every two, or every three years.
After careful consideration of this proposal, our Board has determined that an advisory vote on named executive officer compensation that occurs every year is the most appropriate alternative for Veralto at this time, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation. In formulating its recommendation, our Board considered that an annual advisory vote on named executive officer compensation allows our shareholders to provide us with their direct input on our executive compensation program as disclosed in the proxy statement every year.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote, on an advisory basis, in response to the following non-binding resolution.
“RESOLVED, that the option of every one year, every two years, or every three years that receives the highest number of votes cast for this resolution will be considered to be the preferred frequency of the shareholders with which the Company is to hold future shareholder advisory votes on named executive officer compensation.”
The option of every one year, every two years or every three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on named executive officer compensation that has been recommended by shareholders. However, because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interests of our shareholders and Veralto to hold an advisory vote on named executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADVISORY VOTES RELATING TO THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION TO BE HELD EVERY ONE YEAR.

84	2024 PROXY STATEMENT

General Information About the Annual Meeting
Purpose of the Meeting
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Veralto Corporation, a Delaware corporation, of proxies for use at the Annual Meeting and at any and all postponements or adjournments thereof.
Who Can Vote
You are entitled to vote at the Annual Meeting if you owned any shares of Veralto common stock at the close of business on March 25, 2024, which is referred to as the “record date.” A list of registered shareholders entitled to vote at the meeting will be available at Veralto’s offices, 225 Wyman Street, Suite 250, Waltham, MA 02451 during the ten days prior to the meeting.
Proxy Materials are Available on the Internet
We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 29, 2024, we mailed a Notice of Internet Availability to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
Attending the Meeting
Registered shareholders or beneficial owners of Veralto common stock holding shares at the close of business on the record date, or their duly authorized proxy holders, may attend the Annual Meeting and will be allowed to communicate with us and ask questions in-person or online before and during the Annual Meeting. Shareholder registration both online and in person will begin at 8:45 a.m. ET on May 21, 2024, and you should allow ample time for registration procedures.
Shareholders attending the Annual Meeting in person should be prepared to present government-issued photo identification for admittance. If your shares are registered in your name with Veralto’s stock registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), or you hold your shares through the Veralto Corporation & Subsidiaries Savings Plan (the “Savings Plan”), your name will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record or a Savings Plan participant but hold shares through a bank, broker, trustee or other intermediary (i.e., in street name), you should also be prepared to provide proof of beneficial ownership as of the record date, such as a recent brokerage account statement showing your ownership, a copy of the voting instruction form provided by your bank, broker, trustee or other intermediary, or other similar evidence of ownership.
Shareholders attending the Annual Meeting in person will be required to demonstrate that they were shareholders of record on the record date or a duly authorized proxy of such a shareholder. If you are a shareholder of record and received your proxy materials (or Notice of Internet Availability) by mail, your admission ticket is attached to your proxy card (or Notice of Internet Availability). If you received your proxy materials by e-mail and voted your shares electronically via the internet, you can obtain an admission ticket by clicking on the “Attend a Meeting” link at proxyvote.com. If you are a beneficial owner, please bring the notice or voting instruction form you received from your bank, brokerage firm or other nominee for admission to the meeting. You also may bring your brokerage statement reflecting your ownership Veralto

2024 PROXY STATEMENT	85

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
common stock as of the record date with you to the meeting. Large bags, cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting, and individuals not complying with this request are subject to removal from the Annual Meeting.
Shareholders will be able to attend the Annual Meeting online by visiting virtualshareholdermeeting.com/VLTO2024 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting virtualshareholdermeeting.com/VLTO2024 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of shareholders or submit questions during the meeting. To submit questions in advance of the Annual Meeting, visit proxyvote.com before 11:59 p.m. ET on May 20, 2024, and enter your name, email address and 16-digit control number.
We have structured our virtual Annual Meeting to provide shareholders the same rights as if they were present in person, including the ability to vote shares electronically during the meeting and submit questions in accordance with the rules of conduct for the meeting. Shareholders may submit questions through the web portal prior to and during the Annual Meeting, as well as in person. We may exercise our discretion in selecting questions submitted through the web portal to be answered during the Annual Meeting. We may not be able to address all such questions asked during the time allotted for questions during the Annual Meeting and will focus on those issues that appear to be of the greatest interest to shareholders.
You may log into and attend the virtual Annual Meeting beginning at 8:45 a.m. ET on May 21, 2024. The Annual Meeting will begin promptly at 9:00 a.m. ET. If you experience any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.
Even if you plan to attend the Annual Meeting, whether in person or online, we encourage you to vote your shares in advance online, or if you received or requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting. Shareholders who participate in the Annual Meeting virtually by way of the link provided above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
Please note that participation in the virtual Annual Meeting is subject to capacity limits of the virtual meeting platform provider and access to the meeting will be granted on a first-come, first-served basis. Additional information regarding the rules and procedures for participating in our Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting website. Copies of the rules of conduct will also be available to shareholders attending in person.
Quorum for the Meeting
Under the Company’s Bylaws, we can conduct business at the Annual Meeting only if the holders of a majority of the issued and outstanding shares of Veralto common stock entitled to vote at the Annual Meeting as of the record date are present either in person (including through the virtual meeting platform) or by proxy. The presence of at least that number of shares constitutes a “quorum.” Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting, unless a new record date is or must be set for the adjourned meeting. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. As of the record date, 246,888,641 shares of Veralto common stock were outstanding, excluding shares held by or for the account of Veralto.

86	2024 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
How to Vote
Shares Owned Directly
If you own shares directly in your name...
If your shares are registered directly in your name with our transfer agent, you are considered the registered holder of those shares. As the registered shareholder, you may vote in several different ways:
•Vote on the Internet. Prior to the Annual Meeting, you can vote online at: proxyvote.com and follow the instructions on the website. During the Annual Meeting, shareholders attending virtually may vote by going to virtualshareholdermeeting.com/VLTO2024 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. This control number will grant you access to the meeting, including the ability to vote and submit questions.
•Vote by Telephone. In the United States or Canada, you can vote by telephone by calling the number included in the printed proxy materials, if you received printed proxy materials. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. ET on May 20, 2024 (except for participants in the Savings Plan, who must submit voting instructions earlier, as described below). To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card.
•Vote by Mail. You can mail the proxy card enclosed with your printed proxy materials, if you received printed proxy materials. Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or in an envelope addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.
Shares Held in the Veralto Savings Plan
If you hold shares in the Veralto Savings Plan...
You can direct Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, to vote your proportionate interest in the shares Veralto common stock held under the Savings Plan by returning a voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Savings Plan in person at the meeting. If Fidelity does not receive voting instructions from you by 11:59 p.m. ET on May 16, 2024, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.
Shares Owned in Street Name
If you own your shares through an account with a bank, broker, trustee or other intermediary, sometimes referred to as owning in “street name”...
Your intermediary will provide instructions on how to access proxy materials electronically, or send you printed copies of the proxy materials if you so elect. You are entitled to direct the intermediary how to vote your shares by following the voting instructions it provides to you.
Voting in Person at the Meeting
Shareholders who hold shares directly with the Company may attend the meeting and vote in person, or may execute a proxy designating a representative to attend and vote on their behalf. If you do not hold your shares directly with us and they are instead held for you in a brokerage, bank or other institutional account, you may attend and vote in person if you

2024 PROXY STATEMENT	87

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
obtain a proxy from that institution in advance of the meeting and bring it with you to hand in along with the ballot that will be provided.
Revoking a Proxy or Voting Instructions
If you hold shares Veralto common stock registered in your name, you may revoke your proxy:
•by filing a written notice of revocation with the Secretary of Veralto;
•if you submitted your proxy by telephone or via the Internet, by accessing those voting methods and following the instructions given for revoking a proxy;
•if you submitted a signed proxy card, by submitting a new proxy card with a later date (which will override your earlier proxy card); or
•by voting at the Annual Meeting.
If you hold your shares in “street name,” you must follow the directions provided by your bank, broker, trustee or other intermediary for revoking or modifying your voting instructions.
Voting Procedures
Each outstanding share of Veralto common stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. Your shares will be voted in accordance with your instructions. The Board has selected Jennifer L. Honeycutt, Sameer Ralhan, Sylvia Stein and James A. Tanaka, or any of them, to act as proxies with full power of substitution. All votes will be counted by the inspector of election appointed for the meeting.
In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or online, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in the Savings Plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are properly brought to a vote at the Annual Meeting. At present we do not know of any such additional matters.
If your shares are registered in your name and you sign and return a proxy card or vote by telephone or online but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a bank, broker, trustee or other intermediary and do not give voting instructions on a matter, we expect that under the rules of the New York Stock Exchange the bank, broker, trustee or other intermediary will be permitted to vote in its discretion only on Proposal 2 and will not be permitted to vote on any of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall vote is shown in the following table. Broker non-votes will not affect the attainment of a quorum since the bank, broker, trustee or other intermediary has discretion to vote on Proposal 2 and these votes will be counted toward establishing a quorum.
Votes Required and Effect of Abstentions and Broker Non-Votes

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
PROPOSAL 1 – ELECTION OF CLASS I DIRECTORS (PAGE 8)	Each of our nominees requires the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 35)	Approval by a majority of shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not applicable.

88	2024 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (PAGE 82)	Approval by a majority of shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.
PROPOSAL 4 – ADVISORY VOTE RELATING TO THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION (PAGE 84)	Approval by a majority of shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal. If none of the frequency options receive votes from a majority of the shares represented in person or by proxy and entitled to vote on the proposal (with abstentions being included in the denominator of this calculation), the frequency option receiving the greatest number of votes cast in this advisory vote will be considered the frequency recommended by Veralto’s shareholders.	Abstentions will not affect the determination as to which frequency option is recommended by the shareholders.	Not counted as shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.

Information About Proxy Solicitation
The proxies being solicited hereby are being solicited by Veralto’s Board. Employees of Veralto may solicit proxies on behalf of the Board of Directors by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. Veralto will bear the cost of soliciting proxies and will reimburse banks, brokers, trustees and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders. We have retained Broadridge Financial Services, Inc. to aid in distributing proxy materials and the solicitation of proxies. For these services, we expect to pay Broadridge a fee of less than $16,000 and reimburse it for certain out-of-pocket disbursements and expenses.
Eliminating Duplicate Mailings
Veralto has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability will receive instructions on submitting their proxy cards/voting instruction form via the Internet.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our transfer agent at 800-736-3001, or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43006, Providence, RI 02940-3006. We will promptly deliver the proxy materials to you upon receipt of your request. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.
If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered shareholder and through the Savings Plan. You should vote each proxy card/voting instruction form you receive.

2024 PROXY STATEMENT	89

Other Information
Information Relating to Forward-Looking Statements
Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding strategic plans and plans for growth, innovation and future operations; financial or operating targets or projections; future capital allocation, acquisitions and the integration thereof; plans and strategies relating to corporate governance, executive compensation, director compensation and sustainability; the goals, objectives and anticipated benefits of our executive compensation and director compensation programs (including Company and individual performance goals and targets); the tax impact of executive or equity compensation; the effect of an event of termination or change-of-control; Board oversight of strategy and risk; risk mitigation efforts; the expected roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, the anticipated benefits to the Company of particular director skills and attributes; anticipated commercial activity; anticipated benefits of certain related person transactions; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Item 1A. Risk Factors” in the accompanying Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
Website Disclosure
We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, veralto.com, of any of the following: (1) the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting; (2) the method for interested parties to communicate directly with the Board or with individual directors, the independent Chair of the Board, or if the Chair is not independent, a Lead Independent Director, or the non-management or independent directors as a group; (3) the identity of any member of Veralto’s Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on Veralto’s Audit Committee; and (4) contributions by Veralto to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. We also intend to disclose any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Exchange Act, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer, in the “Investor – Corporate Governance” section of our corporate website, veralto.com, within four business days following the date of such amendment or waiver.
Information contained on or connected to any of the websites referenced in this Proxy Statement is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

90	2024 PROXY STATEMENT

OTHER INFORMATION
Communications with the Board of Directors
Shareholders and other parties interested in communicating directly with the Board or with individual directors, the Board Chair or the non-management or independent directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management or independent directors, as applicable, c/o Corporate Secretary, Veralto Corporation, 225 Wyman Street, Suite 250, Waltham, MA 02451.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).
Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied, except for one Form 4 filed late by Ms. Aquino relating to one transaction involving the execution by the administrator of Veralto's deferred compensation program of irrevocable distribution instructions previously provided by Ms. Aquino in 2019 and 2021 with respect to her participation in Danaher’s deferred compensation program.
Annual Report on Form 10-K for 2023
Veralto will provide, without charge, a copy of the Veralto Annual Report on Form 10-K for 2023 filed with the SEC to any shareholder upon request directed to: Investor Relations, Veralto Corporation, 225 Wyman Street, Suite 250, Waltham, MA 02451 or by email to: investors@veralto.com.
Shareholder Proposals for 2025 Annual Meeting
A shareholder who wishes to include a proposal in Veralto’s proxy statement for the 2025 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to Veralto’s Corporate Secretary at Veralto’s principal executive offices, 225 Wyman Street, Suite 250, Waltham, MA 02451, for receipt no later than November 29, 2024 in order to be considered for inclusion.
Shareholders intending to present a proposal or make a director nomination at the 2025 annual meeting of shareholders without having it included in our proxy statement must comply with the advance notice requirements set forth in our Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2025 annual meeting of shareholders, the proxies provided to the Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2025 annual meeting of shareholders is held during the period from April 21, 2025 to June 20, 2025 (as it is expected to be), in order to comply with the advance notice requirements set forth in our Bylaws, appropriate notice would need to be provided to our Corporate Secretary at the address noted above no earlier than January 21, 2025 and no later than February 20, 2025.

By Order of the Board of Directors, JAMES A. TANAKA Vice President, Securities & Governance and Secretary

2024 PROXY STATEMENT	91

APPENDIX A
Reconciliation of GAAP to
Non-GAAP Financial Measures
As described in more detail in the Compensation Discussion and Analysis section of the Company’s Proxy Statement, the 2023 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2023 performance with respect to two metrics, Adjusted Operating Profit and Core Revenue Growth. These metrics is a non-GAAP financial measure. Set forth below are reconciliations of each of these metrics to the comparable GAAP financial measure, based on the Company’s actual 2023 performance.
Reconciliation of 2023 Fourth Quarter Adjusted Operating Profit

	Three-Month Period Ended
	December 31, 2023
	Sales ($)	Operating profit ($)	Operating profit margin (%)
Reported (GAAP)	1,288	286	22.2
Amortization of acquisition-related intangible assets A	—	12	0.9
Separation costs B	—	7	0.5
Other items C	—	1	0.1
Rounding	—	—	0.1
Adjusted (Non-GAAP)	1,288	306	23.8
A     Amortization of acquisition-related intangible assets
B    Costs incurred in the three-month period December 31, 2023 related to the separation of the Company from Danaher primarily related to the equity award conversion as a result of the separation as well as other costs the Company incurred to separate from Danaher
C    Costs incurred for expenses related to strategic initiatives in the three-month and year ended December 31, 2023
Reconciliation of 2023 Fourth Quarter Core Revenue Growth

% Change Three-Month Period Ended December 31, 2023 vs. Comparable 2022 Period
Total Company (%)
Total sales growth (GAAP)	3.3
Impact of:
Currency exchange rates	(1.6)
Core sales growth (non-GAAP)	1.7

92	2024 PROXY STATEMENT

VERALTO CORPORATION
C/O INVESTOR RELATIONS
225 WYMAN STREET, SUITE 250
WALTHAM, MA 02451

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40717-P02502 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VERALTO CORPORATION

The Board of Directors recommends you vote FOR proposals 1-3 and FOR 1 Year on proposal 4:

Nominees:	For	Against	Abstain
1a. Françoise Colpron	☐	☐	☐
1b. Shyam P. Kambeyanda	☐	☐	☐
1c. William H. King	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To hold an advisory vote relating to the frequency of future shareholder advisory votes on the Company's executive officer compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V40718-P02502

VERALTO CORPORATION
Annual Meeting of Shareholders
May 21, 2024 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jennifer L. Honeycutt, Sameer Ralhan, Sylvia Stein and James A. Tanaka, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERALTO CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time on May 21, 2024, at 225 Wyman Street, Waltham, MA 02451 and webcast in virtual format at www.virtualshareholdermeeting.com/VLTO2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

225 WYMAN ST, SUITE 250
Waltham, MA 02451
+1 781 755 3655
veralto.com